                                                                   EXHIBIT 10.25

                                27 FEBRUARY 2002

                           BENTON OIL AND GAS COMPANY

                                    AS SELLER

                                       AND

                  SEQUENTIAL HOLDINGS RUSSIAN INVESTORS LIMITED

                                    AS BUYER

                          ---------------------------

                                SALE AND PURCHASE
                                   AGREEMENT

                          ---------------------------

                                    CONTENTS

      CLAUSE                                                                                               PAGE
1.    INTERPRETATION....................................................................................     4
2.    SALE AND PURCHASE.................................................................................    10
3.    CONDITIONS........................................................................................    10
4.    INTERIM PERIOD....................................................................................    13
5.    COMPLETION........................................................................................    17
6.    RESTRICTIONS ON SELLER............................................................................    22
7.    WARRANTIES........................................................................................    23
8.    BUYER'S UNDERTAKINGS..............................................................................    28
9.    SELLER'S UNDERTAKINGS.............................................................................    29
10.   TERMINATION.......................................................................................    31
11.   WITHHOLDING TAX...................................................................................    32
12.   ENTIRE AGREEMENT..................................................................................    33
13.   VARIATION.........................................................................................    33
14.   ASSIGNMENT........................................................................................    33
15.   ANNOUNCEMENTS.....................................................................................    34
16.   COSTS.............................................................................................    34
17.   SEVERABILITY......................................................................................    35
18.   COUNTERPARTS......................................................................................    35
19.   WAIVERS/RIGHTS AND REMEDIES.......................................................................    36
20.   FURTHER ASSURANCE.................................................................................    36
21.   NO RIGHTS UNDER CONTRACTS (RIGHTS OF THIRD PARTIES)
      ACT 1999..........................................................................................    37
22.   NOTICES...........................................................................................    38
23.   GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS................................................    40
SCHEDULE 1..............................................................................................    43
(Particulars Relating to Company).......................................................................    43
SCHEDULE 2..............................................................................................    44
(Licences)..............................................................................................    44
SCHEDULE 3..............................................................................................    45
Form of Guarantee.......................................................................................    45
SCHEDULE 4..............................................................................................    50
(Warranties of Seller)..................................................................................    50
SCHEDULE 5..............................................................................................    66
(Limitation of Seller's Liability)......................................................................    66
SCHEDULE 6..............................................................................................    72
(Form of Loan Agreement)................................................................................    72
SCHEDULE 7..............................................................................................    74
(Form of Pledge Agreement)..............................................................................    74
SCHEDULE 8..............................................................................................    76
(Form of Escrow Agreement)..............................................................................    76
SCHEDULE 9..............................................................................................    78
(First Escrow Release Instruction)......................................................................    78
SCHEDULE 10.............................................................................................    81

(Second Escrow Release Instruction).....................................................................    81
SCHEDULE 11.............................................................................................    83
(Board Member Resignations).............................................................................    83
SCHEDULE 12.............................................................................................    84
(General Director Resignation)..........................................................................    84
SCHEDULE 13.............................................................................................    88
(Material Contracts)....................................................................................    88
SCHEDULE 14.............................................................................................    92
(Swift Claim Assignment)................................................................................    92
SCHEDULE 15.............................................................................................    94
(Outstanding Powers of Attorney)........................................................................    94
SCHEDULE 16.............................................................................................    96
(Instruction to Depositary).............................................................................    96
SCHEDULE 17.............................................................................................    97
(Power of Attorney to Operate Seller's Depo Account)....................................................    97
SCHEDULE 18.............................................................................................    98
(Notification of Completion of Transfer of Shares)......................................................    98
ANNEX I.................................................................................................    99
(Immovable Property List)...............................................................................    99
ANNEX II................................................................................................   101
(Accounts)..............................................................................................   101
ANNEX III...............................................................................................   102
(Litigation)............................................................................................   102
ANNEX IV................................................................................................   103
(Accounts Payable of February 20, 2002).................................................................   103
ANNEX V.................................................................................................   104
(Account 60 - Trade Accounts Payable)...................................................................   104
ANNEX VI................................................................................................   105
(Account 76 - Miscellaneous Accounts Payable)...........................................................   105
ANNEX VII...............................................................................................   106
(Account 62 - Advances).................................................................................   106

THIS AGREEMENT is made the 27th day of February 2002,

BETWEEN:

(1) BENTON OIL AND GAS COMPANY, a corporation organised under the laws of Delaware, USA, whose principal place of business is at 15835 Park Ten Place Drive, Suite 115, Houston, Texas 77084, USA (SELLER); and

(2) SEQUENTIAL HOLDINGS RUSSIAN INVESTORS LIMITED, a company organised under the laws of Cyprus, whose principal place of business is at 284 Arch. Makarios III Avenue, Fortuna Court, Block B, 2nd Floor, Limassol, Cyprus (BUYER).

WHEREAS:

(A) Company is an open stock company organised and existing under the laws of the Russian Federation, brief details of which are set out in Schedule 1.

(B) Seller is the legal and beneficial owner of 1,640 shares of Company's issued and outstanding capital stock, representing a 68.33% ownership interest in Company.

(C) Seller has agreed to sell such shares to Buyer upon the terms and subject to the conditions set out in this Agreement.

IT IS HEREBY AGREED as follows:

1.    INTERPRETATION

1.1 Unless the context otherwise requires, the following words and expressions and abbreviations have the following meanings:

ACCOUNTS means the unaudited financial statements of Company prepared in accordance with Russian Accounting Rules for the period ended on the Accounts Date attached to this Agreement as Annex II;

ACCOUNTS DATE means 1 October 2001;

ASSIGNEE means any member of Guarantor's Group to which an assignment of this Agreement is made pursuant to clause 14;

BENTON LOAN AGREEMENT means the loan agreement between Company and Seller dated 30 March 1998, as amended on 12 October 1998, 28 August 2000, and 21 February 2002;

BENTON PAYABLES means, collectively, Seller's invoices to Company No. 1299-1, dated 28 September 2001 in the amount of US $ 1,353,100 for services rendered by Seller to Company in calendar year 1999; No. 1200-01, dated 28 September 2001, in the amount of US $ 1,417,300 for services rendered by Seller to Company in calendar year 2000 and No. 1001-01, dated 31 October 2001 in the amount of US $ 750,000 for services rendered by Seller to Company for the period 1 January 2001 through 31 October 2001;

BEST PETROLEUM AGREEMENT means the agreement between Company and Limited Liability Company Best Petroleum dated 8 November 2001 no. 478/1.62;

BLOCKED SHARES means 690 of the Shares that are subject to transfer restrictions pursuant to the Share Disposition Agreement;

BUSINESS DAY means a day (excluding Saturdays and Sundays) on which banks generally are open in all three of Moscow, London and New York for the transaction of normal banking business;

BUYER'S DEPO ACCOUNT means the share depository account maintained in Buyer's name in the books of Depository in accordance with the laws of the Russian Federation;

BUYER'S GROUP means Buyer, any controlling entity of Buyer and the direct and indirect subsidiaries of such controlling entity from time to time (including Company on or after the Share Transfer Date), all of them and each of them as the context admits;

COMPANY means OAO "Arctic Gas", an open stock company organised and existing under the laws of the Russian Federation;

COMPLETION means the completion of the sale and purchase of the Shares in accordance with clauses 5.1 through 5.5;

CONDITIONS means the conditions set out in clause 3;

DATA means all agreements, documents, logs, tapes, maps, books, records, files and other data relating to the business of Company and the Licence Interests which is in the possession of or held on behalf of Company;

DEPOSITORY means OAO Depository Russian Investors, an open joint stock company organised and existing under the laws of the Russian Federation and licensed as a depository under the laws of the Russian Federation;

DUE DILIGENCE means investigation, inquiry and review by Buyer's Group, Guarantor's Group and their advisers of Company's financial, legal and business affairs including, without limitation, the condition of Company's assets and operations as well as its business prospects based on geological and other analyses;

EBRD means the European Bank for Reconstruction and Development;

EFFECTIVE DATE means the date of this Agreement;

ESCROW ACCOUNT means an interest-bearing account to be established and maintained pursuant to the Escrow Agreement;

ESCROW AGENT means JP Morgan Chase Bank;

ESCROW AGREEMENT means the escrow agreement, substantially in the form of
Schedule 8, to be entered into among Buyer, Seller and the Escrow Agent;

FIRST COMPLETION DATE means the date specified in clause 5.1 on which the process of Completion shall commence;

GEOILBENT means limited liability company "Geoilbent" organised and existing under the laws of the Russian Federation and located at Gubkinsky Settlement, Purovsky Region, Tyumen Oblast, the Russian Federation;

GUARANTEE means the guarantee of proper performance entered into on the Effective Date by Guarantor and Seller in the form set forth in Schedule 3;

GUARANTOR means Yukos Corp. (also known in Russian as OAO "NK Yukos"), an open joint stock company organised and existing under the laws of the Russian Federation;

GUARANTOR'S GROUP means Guarantor and its affiliates or subsidiaries that participated in the negotiations on this Agreement or in the Due Diligence, all of them and each of them as the context admits;

INTERIM PERIOD means the period between the Effective Date and the Second Completion Date;

LICENCE INTEREST DOCUMENTS means the Licences, licensing agreements and other documents relating to the Licence Interests;

LICENCE INTERESTS means the interests of Company in and under the Licences;

LICENCES means the licences (and any extensions, amendments, variations and renewals of or substitutions in respect of the whole or any part thereof) listed in Schedule 2;

LOAN means a loan facility to Company in the amount of US $ 100 million to be arranged by Buyer, a member of Buyer's Group, or by Guarantor or by a member of Guarantor's Group pursuant to clause 3.1(f) and in accordance with the terms of the Loan Agreement;

LOAN AGREEMENT means the loan agreement, substantially in the form of Schedule 5, to be entered into between Company and Standard Bank;

MAP means the Ministry for Antimonopoly Policy and Support for Entrepreneurship of the Russian Federation;

MATERIAL CONTRACTS means the contracts or series of related contracts regarding the same transaction entered into by Company since 1 July 1998 for an amount in excess of US $ 500,000 as listed in Schedule 13;

PARTY or PARTIES means a party or the parties to this Agreement;

PETROLEUM includes any mineral oil or relative hydrocarbon, natural gas existing in its natural condition in strata and natural gas condensate that Company has a right to under the License Interests;

PLEDGE means the pledge of 950 Shares, pursuant to the Pledge Agreement, that shall remain in effect until the Share Transfer Date, but in no event later than repayment in full of the Loan in accordance with the terms of the Loan Agreement and the discharge in full of Company's obligations thereunder;

PLEDGE AGREEMENT means the pledge agreement, substantially in the form of
Schedule 7 and entered into between Standard Bank and Seller, as of the date of the Loan Agreement, pursuant to which Seller shall grant a security interest in favour of

Standard Bank in 950 Shares other than the Blocked Shares in order to secure payment by Company of the indebtedness contemplated by the Loan Agreement;

REGISTER means the system for maintaining the register of Company's shareholders in which system the ownership of the Shares is registered;

REGISTRAR means the keeper of the Register, being at the Effective Date Open Joint Stock Company "Registrar Company Panorama", organised and existing under the laws of the Russian Federation, with its principal office at 101000, Myasnitskaya, 38, 4th Floor, Moscow, Russian Federation;

ROUBLE means the lawful currency of the Russian Federation;

SECOND COMPLETION DATE means the date specified in clause 5.4 or 5.5, as the case may be, on which the process of Completion shall conclude;

SELLER'S DEPO ACCOUNT means the share depository account maintained in Seller's name in the books of Depository in accordance with the laws of the Russian Federation;

SELLER'S GROUP means Seller and the subsidiaries (including Company before the Share Transfer Date) of Seller from time to time, all of them and each of them as the context admits;

SHARE DISPOSITION AGREEMENT means the Share Disposition Agreement dated 11 June 1998 between Seller and Company;

SHARE TRANSFER DATE means the date of receipt by Buyer of an original and valid notification of the completion of the transfer of the Shares from Seller to the account of Depository in the Register as set forth in Clause 5.3;

SHARES means the 1,640 shares of capital stock of Company, registered with the Finance Department of Yamalo-Nentsk Autonomous District Administration on 26 May 1997 (Issue Registration Number 90-1-137A) being sold by Seller to Buyer pursuant to this Agreement;

STANDARD BANK means Standard Bank London Limited, a financial institution with limited liability established under the laws of England whose principal place of business is at Cannon Bridge House, 25 Dowgate Hill, London, EC4R 2SB;

SWIFT CLAIM means Seller's claim against Company pursuant to Company's joinder to the Assignment and Release Agreement dated 30 January 2002 between Seller and Swift Energy Company;

SWIFT CLAIM ASSIGNMENT means the Quitclaim and Assignment of Rights Agreement dated 27 February 2002 between Seller and Buyer in respect of the Swift Claim substantially in the form set forth in Schedule 14;

TYUMENBURGAZ means Burovoye Predpriyatie Tyumenburgaz and its successor in interest, Limited Liability Company Burgaz, organised and existing under the laws of the Russian Federation;

US DOLLAR or US $ means the lawful currency of the United States of America;

WARRANTIES means the warranties set out in Schedule 4;

WELLS means Wells No. 207, 214, 253, 216, 170, 168 and 215, all located in the Samburg Oil Field in Tyumen Oblast, the Russian Federation.

1.2 References to clauses, Annexes or Schedules are, unless otherwise expressly stated, references to clauses of, or annexes and schedules to, this Agreement.

1.3 Headings used in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement.

1.4 References to persons shall include bodies corporate and unincorporated, associations, partnerships and individuals.

1.5   The singular shall include the plural and vice versa.

1.6 Except where expressly provided to the contrary or where the context otherwise requires, references to statutes or statutory provisions in this Agreement include references to any orders or regulations made thereunder and references to any statute, provision, order or regulation.

2.    SALE AND PURCHASE

2.1   Subject to the terms of this Agreement:

      (a) Seller agrees to sell its legal and beneficial interest in the Shares to Buyer and Buyer agrees to purchase the Shares with effect from the Share Transfer Date free and clear from all security interests, options, equities, claims or other third party rights or interests, whatsoever and together with all accrued benefits and rights attached to them; and

      (b) Seller agrees to sell all of its rights, title and interest (on a non-recourse basis) to the Swift Claim to Buyer and Buyer agrees to purchase such rights, title and interest to the Swift Claim, each as provided in the Swift Claim Assignment.

2.2   The consideration for such sale and purchase and/or assignment shall be:

      (a) in respect of the Shares, the total sum of US $ 182,340,900 to be paid in cash in accordance with clause 5; and

      (b) in respect of the Swift Claim, the total sum of US $ 7,500,000 to be satisfied in cash in accordance with clause 5.

3.    CONDITIONS

3.1 Completion of the sale and purchase of the Shares shall be conditional upon the following conditions having been fulfilled:

      (a) the Warranties shall be true and correct in all material respects on the First Completion Date with reference to the facts and circumstances then existing with the same force and effect as though made on and as of such date;

      (b) all of the covenants, undertakings, obligations and agreements required by this Agreement to be performed and complied with by Seller on or prior to the First Completion Date shall have been duly performed and complied with;

      (c) Buyer shall have obtained all consents, waivers, authorisations and approvals of third parties (including, without limitation, the final consent of MAP) to the consummation of the transactions contemplated by this Agreement;

      (d) Seller shall have cancelled the Benton Payables and shall have provided Buyer with a copy of such cancellation statement;

      (e) no provision of any applicable law or regulation shall be in force and no judgment, injunction, order or decree shall have been issued
            (i) prohibiting the consummation of the transactions contemplated by this Agreement, or (ii) restraining or prohibiting the operation of Company's business in whole or in part;

      (f) Buyer or a member of Buyer's Group or Guarantor's Group shall have arranged for the Loan;

      (g) the grant of the Loan shall have been duly and validly approved by the general meeting of shareholders of Company in compliance with the Joint Stock Company Law of the Russian Federation, the Loan shall have been drawn down and disbursed in accordance with instructions from Company into an account or accounts designated by Company in accordance with the terms of the Loan Agreement, and Buyer shall have been satisfied that the proceeds of the Loan shall be applied in the manner specified in clause 9.2;

      (h) all transfer restrictions on the Blocked Shares shall have been removed in accordance with the Share Disposition Agreement and an original and valid extract from the Register issued by Registrar and confirming the removal of all such restrictions together with a copy of the protocol signed by Seller and Company in accordance with clause 3.9.2 of the Share Disposition Agreement shall have been provided to Buyer in a manner reasonably satisfactory to Buyer;

      (i) the Escrow Account shall have been established and operative in accordance with the terms of the Escrow Agreement;

      (j) Buyer shall have provided to Seller and to Company, within 5 calendar days after the Effective Date, the names of Buyer's nominees referred to in clauses 5.4(b) and (d), together with written evidence that each of such nominees consents to act in his or her nominated position from the Second Completion Date;

      (k) Company shall have duly provided notice to its shareholders convening an extraordinary general meeting of such shareholders in order to take the actions specified in clause 5.4(a), (b), (c) and
            (d);

      (l) A valid first priority security interest in favour of Standard Bank in such number of Shares that shall be subject to the Pledge Agreement shall have been created and perfected pursuant to the terms of the Pledge Agreement;

      (m) The Swift Claim Assignment shall have been duly entered into by Buyer and Seller and Seller shall have procured fulfilment of the condition specified in Section 1 (a) of the Swift Claim Assignment; and

      (n) The Guarantee shall have been duly entered into and executed and delivered as a deed by Guarantor to Seller on the Effective Date.

3.2 Seller undertakes to use reasonable endeavours to procure the fulfilment of the Conditions set out in clause 3.1(a), (b), (d), (g), (h), (i), (k),
      (l) and (m) within 60 calendar days after the Effective Date.

3.3 Buyer undertakes to use reasonable endeavours to procure the fulfilment of the Conditions set out in clause 3.1(c), (f), (i), (j), (m) and (n) within 60 calendar days after the Effective Date.

3.4 Buyer shall be entitled, by written notice to Seller, to waive any or all of the Conditions either in whole or in part referred to in clause 3.2 and
      3.1 (c).

3.5 Seller shall be entitled, by written notice to Buyer, to waive any or all of the Conditions either in whole or in part referred to in clause 3.3 except for 3.1 (c).

4.    INTERIM PERIOD

4.1 Pending the consummation of all transactions envisaged upon Completion pursuant to clauses 5.1 through 5.4, Seller shall:

      (a) consult with Buyer and keep Buyer reasonably informed of all matters relating to the Licence Interests other than those of a minor or routine nature;

      (b) use its best endeavours to procure that Company shall carry on its business in the ordinary and usual course and shall not make (or agree to make) any payment other than routine payments in the ordinary and usual course of business;

      (c) use its best endeavours to procure that Company shall take all reasonable steps to preserve and protect its assets;

      (d) use its best endeavours to procure that Company shall allow Buyer's representatives, upon reasonable notice and during normal business hours, access to the books and records of Company (including, without limitation, all statutory books, minute books and contracts), together with the right to take copies (such copies, together with any and all extracts, summaries and derivations therefrom) to be returned forthwith if this Agreement is terminated for whatever reason;

      (e) not allow any act or omission, to the extent it is not beyond Seller's control, which would constitute or give rise to a material breach of any Warranty if the Warranties were to be repeated on or at any time before the Share Transfer Date in the case of the Warranties set out in paragraphs 1 and 3.1 of Schedule 4 or before the Second Completion Date in the case of other Warranties, always by reference to the facts and circumstances then existing;

      (f) use its best endeavours to procure that prompt disclosure is made to Buyer of all material relevant information which comes to the notice of Seller and which arises after the signing of this Agreement in relation to any fact or matter which may constitute a breach of any Warranty if the Warranties were to be repeated on or at any time before the Share Transfer Date in the case of the Warranties set out in paragraphs 1 and 3.1 of Schedule 4 or before Second Completion Date in the case of other Warranties, always by reference to the facts and circumstances then existing;

      (g) not allow any transaction outside the ordinary or usual course of business between Company on the one hand and Seller on the other hand nor any transaction that otherwise constitutes "interested party transaction" under the laws of the Russian Federation to be entered into without Buyer's prior written consent (such consent not to be unreasonably withheld or delayed);

      (h) use its best endeavours to procure that Company does not without the prior written consent of Buyer (such consent not to be unreasonably withheld or delayed) sell, charge, transfer, assign or encumber in any manner whatsoever the Licence Interests, the Shares or any other assets of Company save for sales of Petroleum products by Company in the ordinary and usual course of business;

      (i) use its best endeavours to procure that Company does not agree to any termination or material amendment of any Licence Interest Documents without the prior written consent of Buyer (such consent not to be unreasonably withheld or delayed);

      (j) use its best endeavours to procure from Company that Buyer is given as soon as reasonably practicable on request such information regarding the business, assets, liabilities, contracts and affairs of Company as Buyer may reasonably request;

      (k) use its best endeavours to procure that Company conducts all business in relation to the Licence Interests in a proper manner and in accordance with good and prudent oil and gas field practice in Russia and continues to take all reasonable steps in accordance with Seller's and Company's normal business practice to preserve and protect the Licence Interests;

      (l) use its best endeavours to procure that Company shall maintain all insurance policies to which Company is a direct party, if any, which are in effect on the date of this Agreement in relation to the Licence Interests and that any claims against insurers for loss or damage relating to the Licence Interests suffered prior to the Second Completion Date are diligently pursued;

      (m) use its best endeavours to procure that Company does not, except with the prior written consent of Buyer (such consent not be unreasonably withheld or delayed) and except as otherwise envisaged by this Agreement, create, issue or grant (or agree to do so) any share or loan capital or option in respect of any share or loan capital, except the loan agreements in effect between Seller and Company in the ordinary course of business.

4.2 Pending the consummation of all transactions envisaged upon Completion pursuant to clauses 5.1 through 5.4, during a 60 day period commencing from the date of signing this Agreement, Seller shall use its best endeavours to procure that Company consults fully with Buyer in relation to any matters which may have a material effect upon Company and that, without the prior written consent of Buyer (such consent not be unreasonably withheld or delayed by more than four calendar days, except that in an emergency situation, Company shall act without the prior written consent of Buyer, but shall provide notice to Buyer of such emergency situation within 48 hours of contracting), Company shall not:

      (a) enter into any contract or commitment (or make a bid or offer which may lead to a contract or commitment) having a value or involving expenditure in excess of US $ 250,000 or which is of a long term or unusual nature or which could involve an obligation of a material nature or which may result in any material change in the nature or scope of the operations of Company;

      (b)   agree to any variation of any Material Contract;

      (c) whether in the ordinary and usual course of business or otherwise) acquire or dispose of, or agree to acquire or dispose of, any business or any asset having a value in excess of US $ 50,000, save for sales of

            Petroleum products by Company in the ordinary and usual course of business ; or

      (d) enter into any agreement, contract, arrangement or transaction (whether or not legally binding) other than in the ordinary and usual course of business.

4.3 If, pending the consummation of all transactions envisaged upon Completion pursuant to clauses 5.1 through 5.4, a material decision fails to be made under or in connection with any of the Licence Interest Documents on a matter relating to or affecting any Licence Interest (including without limitation a matter on which a vote is required under any of the Licence Interest Documents) Seller shall use its best endeavours to procure that Company shall:

                  (a) as soon as reasonably practicable supply Buyer with details of that matter;

                  (b) prior to making or participating in making the decision or exercising its vote as a shareholder or thereafter instructing its employee directors to vote, to consult (to the extent practicable) with Buyer in relation to that matter and record the directions of Buyer in respect thereof; and

                  (c) as soon as reasonably practicable after the making of any such decision inform Buyer of the result.

5.    COMPLETION

5.1 As soon as practicably possible, but not to exceed five Business Days, after fulfilment (or waiver pursuant to clauses 3.4 or 3.5) of all the Conditions or on such other date as may be agreed in writing between Buyer and Seller (the "First Completion Date"), Buyer shall pay the sum of US $ 189,840,900 (for same day value) by wire or intrabank transfer of immediately available funds into the Escrow Account.

5.2 Within the first three Business Days following the First Completion Date, Seller shall, upon receipt of confirmation from the Escrow Agent that the amount specified in clause 5.1 has been credited to the Escrow Account:

                  (a) instruct Registrar to transfer the Shares to the account of Depository in the Register, to be held in Seller's Depo Account (subject to Buyer's fulfillment of Buyer's undertaking set forth in clause 8.4);

                  (b) deliver to Buyer letters of resignation from all members of the Board of Directors of Company representing Seller and from the General Director of Company, each as of the Second Completion Date and in the forms set out in Schedules 11 and 12, respectively;

                  (c) instruct Depository, in the form attached as Schedule 16, to transfer the Shares from Seller's Depo Account to Buyer's Depo Account; and

                  (d)   issue a power of attorney in the form attached as
                        Schedule 17, authorising a representative of Buyer to operate Seller's Depo Account and deliver such power of attorney to Buyer.

5.3 On or before 5:00 pm Moscow time, on the first Business Day following receipt by Buyer of an original and valid notification of the completion of the transfer of shares from Seller to the account of Depository in the Register, issued by Registrar in the form attached as Schedule 18 (or in such form as Registrar may otherwise use):

      (a) Buyer and Seller shall, by duly executing an irrevocable escrow release instruction in the form attached as Schedule 9, procure that the Escrow Agent shall transfer from the Escrow Account:

            (i) to an account designated by Seller, US $113,500,000 as payment in respect of the Shares pursuant to clause 2.2 (a),

            (ii) to a separate account designated by Seller, US $ 7,500,000 as payment in respect of the Swift Claim pursuant to clause 2.2
                  (b), and

            (iii) to an account designated by Buyer, all interest and other income accrued on the funds held in the Escrow Account from the First Completion Date until the Share Transfer Date, and

      (b) Seller and Buyer shall procure that the General Director of Company shall pay from the proceeds of the Loan

            (i) an amount of US $ 700,000 in full discharge of Company's obligations under the Best Petroleum Agreement and

            (ii) an amount of US $ 30,459,100 in full discharge of Company's obligations under the Benton Loan Agreement.

      Notwithstanding the foregoing, in the event that the First Completion Date occurs on or after 15 March 2002, the amount in clause 5.3(b)(i) shall be reduced to zero and the amount in clause 5.3(b)(ii) shall be increased to US $ 31,159,100 (subject to Seller having increased the amount loaned to Company under the Benton Loan Agreement by an additional US $ 700,000 after the Effective Date).

5.4 Subject to clause 9.6, on the date of delivery by Seller to Buyer of one of the original minutes of the extraordinary general meeting of Company's shareholders (the "Second Completion Date") confirming that:

                  (a) members of Company's Board of Directors representing Seller have ceased to hold office as such;

                  (b) no less than such number of nominees of Buyer have been duly elected as members of Company's Board of Directors as shall constitute a majority of such Board of Directors;

                  (c) the person holding office as the General Director of Company immediately prior to such meeting has ceased to hold office as such; and

                  (d) a nominee of Buyer has been appointed the General Director of Company,

      Buyer and Seller shall, by duly executing an irrevocable escrow release instruction in the form attached as Schedule 10, procure that the Escrow Agent shall transfer to an account designated by Seller the remaining balance in the Escrow Account being US $ 68,840,900 (together with any interest and other income accrued thereon from the Share Transfer Date).

The Parties shall use their best endeavours to hold the extraordinary general meeting of shareholders referred to above on the morning of the Second Completion Date at the offices of Trust and Investment Bank, 84/3/7 Sadovnicheskaya Street, 113035 Moscow, Russia unless otherwise agreed by the Parties.

5.5 In the event that Buyer either fails to provide the names of the nominees referred to in clauses 3.1(j) and 5.4(b) and (d) or such nominees refuse to accept or are unable to accept the election or appointment referred to in clause

      5.4(b) and (d), Seller shall provide notice of such failure or refusal to the Escrow Agent, with a copy of such notice to Buyer. Buyer shall within 5 Business Days after the receipt of such notice provide evidence to the Escrow Agent that Buyer properly provided the names of the nominees referred to in clauses 3.1(j) and 5.4(b) and (d) in time for the extraordinary general meeting of Company's shareholders described in clause 5.4 and that such nominees had not refused to accept or are able to accept such election or appointment. If no such evidence is received by the Escrow Agent within 5 Business Days after the notification from Seller, the Escrow Agent shall forthwith transfer the remaining balance in the Escrow Account (together with the interest and other income specified in clause 5.4) to an account designated by Seller notwithstanding non-compliance with clause 5.4, provided, for the avoidance of doubt, that in the event Buyer provides to the Escrow Agent such evidence to the contrary in a timely fashion, the Escrow Agent shall transfer such remaining balance (together with such interest and other income) only in accordance with clause 5.4.

5.6 If Seller fails or is unable to perform its material obligations required to be performed by it pursuant to clause 5.2 within the first three Business Days after the First Completion Date, Buyer shall not be obliged to complete the sale and purchase of the Shares and the Swift Claim and may, in its absolute discretion, by written notice to Seller:

      (a) terminate this Agreement (other than clauses 1 and 11 to 23 (apart from clauses 13, 18 and 20)), in which case neither Party shall have any claim of any nature whatsoever against the other Party under this Agreement (save in respect of any rights and liabilities of the Parties which have accrued prior to termination) and Seller shall use its best endeavours to arrange full repayment of the Loan by Company in accordance with the terms of the Loan Agreement; or

      (b) elect to complete this Agreement on such date, to the extent that Seller is ready, able and willing to do so, and specify a later date on which Seller shall be obliged to complete its outstanding obligations; or

      (c) elect to defer the completion of this Agreement by not more than twenty (20) Business Days to such other date as it may specify in such notice, in which event the provisions of this clause 5.6 shall apply, mutatis mutandis, if Seller fails or is unable to perform any such obligations on such other date.

5.7 Buyer shall be entitled to receive all interest and other income that shall accrue on any and all funds held in the Escrow Account until the Share Transfer Date and, in the event this Agreement is terminated as provided in clause 5.6, Buyer shall forthwith receive a full refund of the sum paid by Buyer into the Escrow Account pursuant to clause 5.1 along with all interest and other income accrued thereon until the date of such refund.

6.    RESTRICTIONS ON SELLER

6.1 Seller shall not, directly or indirectly, solicit or endeavour to entice away from Company, offer employment to or employ, or offer or conclude any contract for services with, any person who was employed by Company in skilled or managerial work at any time during the six months prior to the Second Completion Date except for any such person who had been employed by Seller prior in time to being employed by Company. For the avoidance of doubt, this clause 6.1 shall not apply to two of Seller's foreign employees seconded to Company.

6.2 Except so far as may be required by law or applicable regulation and in the circumstances only after prior consultation (to the extent lawfully permitted) with Buyer, after the First Completion Date Seller shall not at any time disclose to any person or use to the detriment of Company any trade secret or other confidential information of a technical character which it holds in relation to Company or its affairs.

6.3 Seller acknowledges and agrees that each of clauses 6.1 and 6.2 constitutes an entirely separate and independent restriction and that the duration, extent and application of each such restriction is no greater than is reasonable and necessary for the protection of the interests of Buyer but that, if such restriction shall be adjudged by any court or authority of competent jurisdiction to be void or unenforceable but would be valid if part of the wording thereof were to be deleted and/or the period thereof were to be reduced and/or the area dealt with thereby were to be reduced, the restriction shall apply within the jurisdiction of that court or competent authority with such modifications as are necessary to make it valid and effective.

7.    WARRANTIES

7.1 Seller warrants to Buyer as at the date of this Agreement in the terms of the Warranties which Warranties shall remain in full force and effect until the Share Transfer Date in the case of the Warranties set out in paragraphs 1 and 3.1 of Schedule 4 and until Second Completion Date in the case of other Warranties and the Warranties shall be deemed to be repeated immediately prior to the First Completion Date and the Share Transfer Date and also, except for the Warranties set out in paragraphs 1 and 3.1 of
      Schedule 4, immediately prior to the Second Completion Date.

7.2 Save as and only to the extent set forth in clause 7.1, and save in the case of fraud, Seller makes no representations or warranties in respect of any circumstance, matter or thing and disclaims all liability and responsibility for any representation, warranty, statement, opinion, information or advice made or communicated (orally or in writing) to Buyer (including, without limitation, any representation, warranty, statement, opinion, information or advice made and communicated to Buyer by any officer, shareholder, director, employee, agent, consultant or representative of Seller) and Buyer acknowledges and affirms that it has not relied on any such representation, warranty, statement, opinion, information or advice in entering into or carrying out the transactions contemplated by this Agreement. Except as and to the extent set forth in clause 7.1 and without prejudice to the generality of the foregoing, Seller makes no representations or warranties as to

                  (a) the quantity, quality or deliverability of Petroleum or other reserves attributable to the Licence Interests or any of them;

                  (b) any geological or other interpretations or economic evaluations concerning the Licence Interests or any of them; or

                  (c)   the information contained in the Data.

7.3 Buyer acknowledges and agrees that the only remedy available to it in respect of a breach of any provision of this Agreement shall be for damages for breach of contract and that Buyer shall have no claim or remedy in tort in respect of such breach. Buyer shall have no right to rescind or terminate this Agreement other than pursuant to clauses 5.6(a) and 10.

7.4 Each of the Warranties shall be construed as a separate warranty, and (save as expressly provided to the contrary) shall not be limited by reference to or inference from the terms of any of the other Warranties.

7.5 Any claim under the Warranties is subject to the terms and provisions of this clause 7 and Schedule 5.

7.6 The Parties agree and intend that, in the absence of a disclosure letter (with the exception of the Post-Signing Disclosure Letter set forth in clause 7.7), the Warranties given pursuant to clause 7.1 are, save as provided in clause 7.8, given subject to and qualified by:

                  (a) the contents of all documents disclosed to Buyer, any member of Buyer's Group or Guarantor's Group or their advisers in the Due Diligence which fairly relate to matters or circumstances covered by the Warranties; and

                  (b) any matters or circumstances within the actual knowledge of Buyer, any member of Buyer's Group or Guarantor's Group or their advisers.

      Buyer or Assignee shall accordingly have no claim in respect of any of the Warranties (save as provided in clause 7.8) in relation to any such matter or circumstance disclosed in the contents of such documents or within the actual knowledge of Buyer, any member of Buyer's Group or Guarantor's Group or their advisers.

7.7 The Warranties given immediately prior to the First Completion Date, the Share Transfer Date and the Second Completion Date are given subject to any matters occurring after the Effective Date and fairly disclosed in any disclosure letter delivered by or on behalf of Seller to Buyer which letter is expressed to be a letter envisaged by this clause 7.7 (a "Post-Signing Disclosure Letter"). Seller shall be under no liability under such Warranties in relation to any matter forming the subject matter of a claim thereunder to the extent that the same or circumstances giving rise to the same are so disclosed in a Post-Signing Disclosure Letter and Buyer shall accordingly have no claim in respect of such Warranties in relation to any fact or matter so disclosed. Any Post-Signing Disclosure Letter shall be delivered to Buyer no later than three Business Days before the first disbursement of the Loan. No disclosure shall be made in a Post-Signing Disclosure Letter in respect of the Warranties referred to in clause 7.8.

7.8 The Warranties set out in paragraphs 1 ("Ownership of the Shares"), 3.1 ("Company"), 7 ("Financial Warranties"), 5 ("Licence Interests"), 8 ("Environment") and 16 ("Swift Claim") of Schedule 4 (collectively, the "Relevant Warranties") shall not be deemed to be subject to any information of which Buyer has knowledge (actual or constructive) and no investigation by or on behalf of Buyer shall prejudice any claim made by Buyer under the Relevant Warranties set out in such clauses or operate to reduce any amount recoverable. Seller undertakes to indemnify and to keep indemnified Buyer against all losses and liabilities which may be suffered or incurred by Buyer arising directly or indirectly out of or in connection with a breach of the Relevant Warranties.

7.9 Any payment by Seller in satisfaction of a claim for breach of Warranty shall be treated as a reduction in the consideration payable for the Shares hereunder.

7.10 If Buyer or Assignee becomes aware that any claim has been made against Company by a third party after the Second Completion Date that is likely to result in Buyer or Assignee being entitled to make a claim against Seller in respect of a breach of any Warranty:

      (a) Buyer or Assignee shall give notice of such claim to Seller as soon as reasonably practicable and shall procure that Company gives Seller all reasonable facilities to investigate any such claim;

      (b) Buyer or Assignee shall cause Company to take such action as Seller shall reasonably request to avoid, dispute, resist, compromise, defend or appeal any such claim (subject to Company being entitled to employ its own legal advisers and being indemnified and secured to its reasonable satisfaction by Seller against all losses, costs, damages and expenses, including those of its legal advisers, incurred in connection with such claim);

      (c) Buyer or Assignee shall cause Company to consult as fully as is reasonably practicable with Seller as regards the conduct of any proceedings arising out of such claim and, if Seller so requests, to permit Seller to participate in those proceedings at its own expense.

7.11  Buyer warrants to Seller that:

      (a) Buyer has full power and authority to enter into, execute, deliver and perform this Agreement and this Agreement constitutes a valid and binding obligation of Buyer in accordance with its terms;

      (b) Buyer has obtained all corporate and shareholder approvals required under applicable law authorising the execution, delivery and performance of this Agreement and the consummation of all transactions contemplated hereby;

      (c) the execution and delivery of and the performance by Buyer of its obligations under this Agreement will not:

            (i) result in a breach of any provision of the foundational or governing documents of Buyer; or

            (ii) result in a breach of any order, judgment or decree of any court or governmental agency to which Buyer is a party or by which Buyer is bound as of the Effective Date; and

      (d) Buyer will on Completion have the necessary cash resources to meet its obligations under this Agreement.

7.12 Buyer acknowledges that Buyer has had the opportunity to engage in a full due diligence with regard to all objective data concerning Company's oil and gas reserves and has relied on its own interpretations, with regard to the oil and gas reserves to be found or that are recoverable under the Licences to its satisfaction and not on any interpretations of or supplied by Seller.

7.13 Notwithstanding any other provision hereof, if prior to the First Completion Date, Buyer shall become aware of any condition or event that constitutes a breach of any Warranty made or a material breach of any undertaking by Seller under this Agreement and Buyer proceeds to consummate the transaction at Completion instead of exercising its right to terminate this Agreement pursuant to clause 10, Buyer shall be deemed to have waived any right for claim for breach of Warranty or failure to perform an undertaking arising out of such condition or event.

8.    BUYER'S UNDERTAKINGS

8.1 Buyer hereby covenants and undertakes to Seller that it will and will ensure that each member of Buyer's Group will keep strictly confidential and not divulge or use for any purpose whatsoever all information of a confidential nature relating to Seller's Group and the business and affairs of Seller's Group which Buyer's Group may have received or obtained or may receive or obtain at any time in the future pursuant to its rights under this Agreement or any of the documents and transactions contemplated by this Agreement save only that Buyer's Group may divulge any such information:

      (a) in so far as the same has become a matter of public knowledge (other than by reason of a breach by Buyer of this clause 8.1 or of any other obligation of confidentiality); or

      (b) in so far as may be required by law or any competent authority (and then only after prior consultation with Seller where practicable) or for the purpose of exercising any rights under this Agreement (including in connection with legal proceedings).

8.2 Buyer shall not, and shall ensure that no member of Buyer's Group shall in the conduct of its business after the Second Completion Date use either:

      (a) the word "Benton" or any name or combination of names similar thereto or likely to be confused therewith; or

      (b) any trademark or logo that is identical or confusingly similar to Seller's trademark and logo.

8.3 Buyer shall execute an irrevocable escrow release instruction in the form attached as Schedule 10, upon delivery to it of an original of the minutes of the extraordinary general meeting of shareholders specified in clause 5.4.

8.4 Buyer shall undertake to provide Registrar with the signed notice of release referred to in clause 2.6 of the Pledge Agreement in a form acceptable to Registrar.

8.5 If Buyer or a member of Buyer's Group or Guarantor's Group becomes a shareholder of record for purposes of any extraordinary general shareholders meeting of Company wherein the actions specified in clauses 5.4(a), (b), (c) and (d) are to be taken, Buyer agrees and undertakes to either exercise, or use its best endeavours to procure that such other member of Buyer's Group or Guarantor's Group exercises, the voting rights attached to the Shares to vote in favour of such actions at any such extraordinary general shareholders meeting.

9.    SELLER'S UNDERTAKINGS

9.1 Seller hereby covenants and undertakes to Buyer that it will and will ensure that each member of Seller's Group will keep strictly confidential and not divulge or use for any purpose whatsoever all information of a confidential nature relating to Buyer's Group which Seller's Group may have received or obtained or may receive or obtain at any time in the future pursuant to its rights under this

      Agreement or any of the documents and transactions contemplated by this Agreement save only that Seller's Group may divulge any such information:

      (a) in so far as the same has become a matter of public knowledge (other than by reason of a breach by Seller of this clause 9.1 or of any other obligation of confidentiality); or

      (b) in so far as may be required by law or any competent authority (and then only after prior consultation with Buyer where practicable) or for the purpose of exercising any rights under this Agreement (including in connection with legal proceedings).

9.2 Seller hereby agrees and undertakes that it shall cause Company to retain the balance of the Loan remaining after payment in full of all amounts set forth in clause 5.3(b), such remaining balance being US $ 68,840,900 (in the event the full loan facility amount of US $ 100,000,000 is advanced to Company pursuant to the Loan Agreement) or US $ 39,840,900 (in the event that only the first two advances in the amount of US $ 71,000,000 are made to Company pursuant to the Loan Agreement) in Company's account into which such portion of the Loan was originally disbursed and shall restrain Company from transferring such amount therefrom for any purpose whatsoever until the first Business Day following the date on which all of the events specified in clauses 5.4 shall have occurred.

9.3 Seller shall procure that the protocol referred to in clause 3.1(h) shall be signed by Company and Seller as soon as reasonably possible after disbursement of the Loan into Company's accounts and submitted to Registrar to remove all restrictions on the Blocked Shares.

9.4   Seller shall undertake to sign the notice of release referred to in clause
      2.6 of the Pledge Agreement upon presentment of such document by Buyer and Seller.

9.5 If Seller is the shareholder of record for purposes of any extraordinary general shareholders meeting of Company wherein the actions specified in clauses 5.4(a), (b), (c) and (d) are to be taken, Seller agrees and undertakes to either exercise voting rights attached to the Shares to vote in favour of such actions at any such extraordinary general shareholders meeting or to issue a power of attorney authorising Buyer or its nominee to vote in favour of such actions at any such extraordinary general shareholder meeting.

9.6 Seller hereby agrees and undertakes that it shall deliver to Buyer a duly signed original of the Swift Claim as soon as reasonably possible after execution of the same but in any event prior to the Second Completion Date and acknowledges that the Second Completion Date shall not occur unless such signed original is delivered to Buyer. For the purposes of this clause 9.6, a duly signed original of the Swift Claim shall be deemed delivered to Buyer if the same is delivered (a) at or to a representative of the New York office of Freshfields Bruckhaus Deringer LLP, or (b) at the Moscow office of Freshfields Bruckhaus Deringer.

9.7 Seller hereby agrees and undertakes that it shall not rescind, revoke, withdraw or terminate in any manner the power of attorney issued and delivered by it pursuant to clause 5.2(d) until the Shares have been transferred from Seller's Depo Account to Buyer's Depo Account as contemplated by clause 5.2(c), provided, however, that such obligation of Seller shall terminate upon expiry of five Business Days after issuance of Seller's instruction to Depository pursuant to clause 5.2(c).

10.   TERMINATION

10.1 Buyer may by written notice given to Seller at any time prior to the First Completion Date terminate this Agreement if any fact, matter or event arising or occurring after (but not before) the date of this Agreement comes to the notice of Buyer at any time prior to the First Completion Date which:

      (a) constitutes a material breach by Seller of this Agreement which, if such breach is capable of remedy, Seller fails to remedy to the reasonable satisfaction of Buyer within 30 Business Days following written notice from Buyer of such breach; or

      (b) would constitute a material breach of any Warranty if the Warranties were repeated on or at any time before the First Completion Date by reference to the facts and circumstances then existing; or

      (c) affects in a materially adverse manner the business, financial position or prospects of Company (not being an event affecting or likely to affect to a similar extent generally all or most companies carrying on similar businesses in the Russian Federation).

10.2 This Agreement may also be terminated at any time on or prior to the First Completion Date by the mutual written consent of Seller and Buyer, or unilaterally by either Party by written notice to the other Party after 60 calendar days from the Effective Date have passed if Completion has not commenced within such 60 calendar day period.

10.3 If this Agreement is terminated as provided in this clause 10, this Agreement shall become null and void and of no further force and effect and neither Party shall have any claim of any nature whatsoever against the other Party under this Agreement, provided that clauses 1 and 11 to 23 (apart from clauses 13, 18 and 20) shall survive the termination of this Agreement.

11.   WITHHOLDING TAX

Except as otherwise provided in this Agreement, all payments to be made under this Agreement shall be made in full without any set-off or counterclaim and free from any deduction or withholding save as may be required by law in which event such deduction or withholding will not exceed the minimum amount which it is required by law to deduct or withhold and the payer will simultaneously pay to the payee such additional amount as will result in the receipt by the payee of a net amount equal to the full amount which would otherwise have been receivable had no such deduction or withholding been required.

12.   ENTIRE AGREEMENT

This Agreement constitutes the entire agreement and understanding between the Parties in connection with the sale and purchase of the Shares. This Agreement supersedes all previous agreements between the Parties relating to the sale and purchase of the Shares, all such agreements shall cease to have any further force or effect and neither Party has entered into this Agreement in reliance upon any representation, warranty or undertaking which is not set out or referred to in this Agreement.

13.   VARIATION

13.1 No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the Parties. The expression "variation" shall include any variation, supplement, deletion or replacement however effected.

13.2 Unless expressly agreed, no variation shall constitute a general waiver of any provisions of this Agreement, nor shall it affect any rights, obligations or liabilities under or pursuant to this Agreement which have already accrued up to the date of variation, and the rights and obligations of the Parties under or pursuant to this Agreement shall remain in full force and effect, except and only to the extent that they are so varied.

14.   ASSIGNMENT

No Party may assign this Agreement in whole or in part without first obtaining the written consent of the other Party, except in the case of an assignment by Buyer of the whole of this Agreement to any member of Guarantor's Group and provided and so long as such member of Guarantor's Group at the time of the assignment remains a member of Guarantor's Group (failing which the benefit of this Agreement shall no longer be available to such assignee nor to any assignor) and any purported assignment in contravention of this clause shall be ineffective. In any event, no assignment shall be made pursuant to this clause until after the Second Completion Date and, in any event, until after the payment of all amounts required to be paid to Seller from the Escrow Account pursuant to clause 5.

15.   ANNOUNCEMENTS

15.1 Except as required by law or by any stock exchange or governmental or other regulatory or supervisory body or authority of competent jurisdiction to whose rules the Party making the announcement or disclosure is subject, whether or not having the force of law, no announcement or circular or disclosure in connection with the existence or subject matter of this Agreement shall be made or issued by or on behalf of Seller without the prior written approval of Buyer, or by or on behalf of Buyer without the prior written approval of Seller (such approval not to be unreasonably withheld or delayed), during any period before or within three months after the Second Completion Date.

15.2 Notwithstanding clause 15.1, Seller shall without the prior written consent of Buyer be allowed to make such public disclosures as may be considered appropriate by its legal counsel in the United States for purposes of tender offer documents, United States Securities and Exchange Commission filing rules and requirements, and United States New York Stock Exchange rules and requirements, or such other public disclosures as may be required by Seller's legal advisers in the United States. Seller shall provide a copy of such disclosures to Buyer.

16.   COSTS

16.1 Subject to clauses 16.2 and 16.3, each of the Parties shall pay its own costs incurred in connection with the negotiation, preparation and implementation of this Agreement, including but not limited to the fees of its own legal advisers, accountants, financial advisers, brokers, technical specialists and investment advisers.

16.2 Buyer shall bear all stamp or other documentary or transaction duties and any other transfer taxes arising as a result or in consequence of this Agreement or of its implementation. Seller and Buyer shall bear the burden equally of all fees and other charges of Registrar in transferring legal and beneficial ownership of the Shares (including fees and charges relating to the removal of restrictions in the Blocked Shares) to Buyer as envisaged by this Agreement.

16.3 Buyer and Seller shall bear the burden equally of any costs or fees charged by the Escrow Agent with respect to the Escrow Agreement and by Standard Bank with respect to the Loan.

17.   SEVERABILITY

      If any provision of this Agreement is held to be invalid or unenforceable, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement. The Parties shall then use all reasonable endeavours to replace the invalid or unenforceable provisions by a valid and enforceable substitute provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

18.   COUNTERPARTS

      This Agreement may be executed in any number of counterparts and by the Parties on separate counterparts, each of which is an original but all of which together constitute one and the same instrument.

19.   WAIVERS/RIGHTS AND REMEDIES

19.1 No failure or delay by either Party in exercising any right or remedy provided by law under or pursuant to this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

19.2 The rights and remedies of both Parties under or pursuant to this Agreement are cumulative, may be exercised as often as the relevant party considers appropriate and are in addition to its rights and remedies under general law.

19.3 The rights and remedies of both Parties under this Agreement shall not be affected, and their liabilities under this Agreement shall not be released, discharged or impaired, by Completion, provided that this clause
      19.3 shall not be construed to extend any right or remedy that otherwise would have been terminated upon Completion under this Agreement.

19.4 Notwithstanding anything in this Agreement to the contrary, Seller shall not be liable to Buyer for any loss of profits, loss of revenue, lost opportunity, or lost business or any other indirect or consequential losses.

20.   FURTHER ASSURANCE

20.1 Seller agrees to perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by law or as Buyer may reasonably require, whether on or after Completion for the purpose of vesting in Buyer the full benefit of the assets, rights and benefits to be transferred to Buyer under this Agreement. Such obligation of Seller shall terminate on the first anniversary date of the First Completion Date.

20.2 Seller shall procure that there is made available to Buyer at such time(s) and place(s) as Buyer may reasonably direct all information in the possession or under the control of Seller which Buyer may from time to time reasonably require, whether before or after Completion, in relation to the business and affairs of Company until 120 calendar days after the Second Completion Date.

20.3 Buyer or Assignee shall make available to Seller such records of Company as Seller may reasonably require for the preparation of any federal, state or local tax return of Seller in the United States and such records as Seller may reasonably require for the defence of any administrative or court proceeding in the United States concerning any federal, state or local tax return of Seller in the United States.

21.   NO RIGHTS UNDER CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

      A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

22.   NOTICES

22.1 Any notice or other communication to be given by either Party to the other Party under, or in connection with, this Agreement shall be in writing and signed by or on behalf of the party giving it. It shall be served by sending it by fax to the number set out in clause 22.2, or delivering it by hand, or sending it by Federal Express or DHL, to the address set out in clause 22.2 and in each case marked for the attention of the relevant Party set out in clause 22.2 (or as otherwise notified from time to time in accordance with the provisions of this clause 22). Any notice so served by hand, fax or post shall be deemed to have been duly given:

                  (a)   in the case of delivery by hand, when delivered;

                  (b)   in the case of fax, at the time of transmission;

                  (c) in the case of sending it by Federal Express or DHL, special delivery or registered post, at 10 am on the third Business Day following the date of posting provided that in each case where delivery by hand or by fax occurs after 6 pm on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9 am on the next following Business Day.

      References to time in this clause are to local time in the country of the addressee.

22.2  The addresses and fax numbers of the Parties for the purpose of clause
      22.1 are as follows:

       SELLER:

       Address:                  15835 Park Ten Place Drive, Suite 115

                                 Houston, Texas 77084, USA

       Fax:                      +1-281-579-6702

       For the attention of:     General Counsel


       BUYER:

       Address:                  284 Arch. Makarios III Avenue

                                 Fortuna Court, Block B, 2nd Floor

                                 Limassol, Cyprus

       Fax:                      +357-5-58-71-91

       For the attention of:     Christos Mavrellis

22.3 Either Party may notify the other Party of a change to its name, relevant addressee, address or fax number for the purposes of this clause 22, provided that, such notice shall only be effective on:

                  (a) the date specified in the notice as the date on which the change is to take place; or

                  (b) if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date following five Business Days after notice of any change has been given.

22.4 In proving such service it shall be sufficient to prove that the envelope containing such notice was properly addressed and delivered either to the address shown thereon or into the custody of the postal authorities as a prepaid recorded delivery, special delivery or registered post letter, or that the facsimile transmission was made after obtaining in person or by telephone appropriate evidence of the capacity of the addressee to receive the same, as the case may be.

23.   GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS

23.1 This Agreement and the relationship between the Parties shall be governed by, and interpreted in accordance with, English law.

23.2 Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof, shall be settled by final and binding arbitration in accordance with the Arbitration Rules of the London Court of International Arbitration as at present in force (the "LCIA Rules"). There shall be three arbitrators. Seller shall select one arbitrator and Buyer and Buyer's Group or Assignee shall jointly select one arbitrator. These arbitrators shall select the third arbitrator.

      The appointing authority shall be the London Court of International Arbitration. The seat and place of arbitration shall be London, England and the English language shall be used throughout the arbitral proceedings. The Parties hereby waive any rights under the Arbitration Act 1996 or otherwise to appeal any arbitration award to, or to seek determination of a preliminary point of law by, the courts of England.

23.3 The Parties agree that they will provide discovery in any arbitration proceeding conducted pursuant to this Agreement. The Parties agree to produce all documents related to the activities of Seller, Buyer's Group, Guarantor's Group, Assignee and Company as related, to the extent applicable, to the negotiations, Due Diligence, transactions, Warranties, indemnities, breaches and any other matters related to this Agreement ("Discovery Matters"). Such documents shall include, but shall not be limited to, contracts, books, records, internal documents, notes and memoranda, of any and all kinds and types, to the extent they relate to such activities. It shall not be objectionable that documents are requested by general category. The Parties also agree to provide oral depositions of their employees, officers and directors as well as those of Seller, Buyer's Group, Guarantor's Group and Company, and to fully, accurately and timely answer written interrogatories submitted to it. The Parties further agree to permit inspections of Company's contracts, books, records, internal documents, notes and memoranda, and interviews of Company's, Seller's, Buyer's Group's, Guarantor's Group and Assignee's respective employees, as well as those of Seller, Buyer's Group, Guarantor's Group and Assignee and Company as relate to the Discovery Matters. The arbitral tribunal shall have the power, upon the application of any Party, to make all appropriate orders for the discovery described above.

AS WITNESS this Agreement has been signed on behalf of the Parties on the day and year first above written.

SIGNED


by   /s/                                        )
------------------------------------            )
Name: Peter Hill                                )
Title: President and Chief Executive Officer    )
                                                )
for and on behalf of BENTON OIL AND             )
GAS COMPANY                                     )

SIGNED


by  /s/                                         )
------------------------------------            )
Name: Jachimovicz Wojciech                      )
Title: Director                                 )
                                                )
for and on behalf of SEQUENTIAL                 )
HOLDINGS RUSSIAN INVESTORS                      )
LIMITED                                         )

                                   SCHEDULE 1

                        (PARTICULARS RELATING TO COMPANY)

Date of Registration: November 23, 1992

Country of Registration: Russian Federation

Registration Authority: State Registration Chamber

Registration Certificate No.: P-6420.16.4

Registered Office: Industrialnaya st. 6, Novy Urengoy, 626718, Russian
Federation

Authorised Share Capital: 2,400,000 Roubles

Issued Share Capital: 2,400,000 Roubles

Shareholders: Benton Oil and Gas Company; Fenwile Enterprises Limited; OAO
              "Gazprom" and OAO "Russian Investors" as nominal holder.

Members of the Board of Directors: Dr. Peter Hill, Steven Tholen, Andrei Popov,
                                   Victor N. Baranov, and Roman L. Kurilkin.

General Director: David LeClair

Auditors: ZAO PricewaterhouseCoopers Audit, located at Kosmodamianskaya Nab. 52, Bldg. 5, Moscow, Russia.

                                   SCHEDULE 2

                                   (LICENCES)

1. Mineral Licence No. NEO 10826 IY for geological prospecting, production of gas and condensate from the Evo-Yakha gas condensate field registered on October 15, 1999;

2. Mineral Licence No. NEO 10827 IY for geological prospecting, production of oil, gas and gas condensate from the Samburg field registered on October 15, 1999.

                                   SCHEDULE 3

                               (FORM OF GUARANTEE)

                         GUARANTEE OF PROPER PERFORMANCE

Reference is made to the Sale and Purchase Agreement dated ____ February, 2002 (the "Agreement") among Benton Oil and Gas Company ("Benton") and Sequential Holdings Russian Investors Limited ("Buyer").

With regard to the obligations of Buyer under the Agreement, Yukos Corp., (also known in Russian as OAO "NK Yukos") (the "Guarantor"), an open joint stock company organized under the laws of the Russian Federation located at ulitsa Lenina, 26, Nefteyugansk, Hanti-Mansissk Autonomous District, Russia 626430 with a mailing address at Ulansky per., 26, Moscow, Russia 103045, agrees as follows:

1. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2. The Guarantor hereby expressly represents and warrants to Benton that: (i) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) it has all requisite corporate power and authority to execute, deliver and perform this Guarantee; (iii) the execution, delivery and performance of this Guarantee have been duly authorized by all necessary corporate action; (iv) this Guarantee constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms; (v) no governmental approvals are required in connection with the execution, delivery and performance of this Guarantee, except as have been obtained and are in force; and (vi) the execution, delivery and performance of this Guarantee by the Guarantor will not violate any provision of any existing law or regulation to which the Guarantor is subject or any provision of the Guarantor's constitutive documents or of any material agreements to which it may be a party.

3. The Guarantor hereby unconditionally and irrevocably guarantees to Benton, as a primary obligor, the due and punctual performance of all the obligations of the Buyer under the Agreement. If the Buyer fails to perform any such obligation in the manner and at the time required, the Guarantor shall perform or procure the performance of such obligation upon demand by Benton.

4. This Guarantee is irrevocable and unconditional and shall remain in full force and effect until all obligations of Buyer under or in connection with the Agreement are fully and irrevocably satisfied and discharged, notwithstanding (a) any amendment or termination of the Agreement; (b) any extension of time or other indulgence or concession granted by Benton; or
      (c) any delay or failure by Benton in pursuing any remedies available against the Buyer.

5. Benton shall have no obligation to pursue any remedy or take any action against or in respect of the Buyer prior to enforcing its rights under this Guarantee directly against the Guarantor. In addition, the Guarantor may not claim that Benton could have avoided or mitigated, in any manner or through any action, the damages resulting from a default of the Buyer under the Agreement or resort to any other guarantee held at any time in its favor, before proceeding against the Guarantor in connection with its obligations under this Guarantee. The Guarantor's obligations under this Guarantee shall be independent and absolute, and the Guarantor shall have no right of set-off or counterclaim with respect to any other claims it may have against Benton or any other person.

6. All of the obligations of the Guarantor set forth herein shall bind the Guarantor and its successors. The Guarantor may not assign or delegate its duties or obligations hereunder without the prior written consent of Benton, and any purported assignment or delegation without such consent shall be null and void. The Guarantor confirms that this Guarantee shall remain in effect with respect to any assignee of the Buyer under the Agreement. Upon any such assignment the assignee shall be considered the Buyer for all purposes hereunder to the extent of the assigned obligations. The Guarantor additionally confirms that any assignee of Benton under the Agreement may exercise all rights and remedies of Benton under this Guarantee. No other person or entity shall be a beneficiary of this Guarantee or have or acquire any rights by reason of this Guarantee.

7. Any failure or delay by Benton to exercise any right, in whole or in part, hereunder shall not be construed as a waiver of the right to exercise the same or any other right.

8. No amendment or modification of this Guarantee shall be effective unless in writing and signed by Benton and the Guarantor.

9. Any dispute, controversy or claim arising out of or relating to this Guarantee shall be settled exclusively and finally by binding arbitration conducted in accordance with the Arbitration Rules of the London Court of International Arbitration (LCIA) as at present in force. Benton shall select an arbitrator and Guarantor shall select an arbitrator in accordance with the LCIA Rules. The arbitrators so nominated shall then agree within thirty (30) days on a third arbitrator to serve as Chairman. The arbitration shall be conducted in London, England. Notwithstanding the foregoing, in the event that a dispute involves both the Guarantor and the Buyer, the arbitration shall be conducted in accordance with the arbitration clause of the Agreement, and the Guarantor and the Buyer shall jointly have the rights of the Buyer under such arbitration clause, including the right to jointly appoint a single arbitrator.

      The appointing authority shall be the London Court of International Arbitration. The seat and place of arbitration shall be London, England and the English language shall be used throughout the arbitral proceedings. The Parties hereby waive any rights under the Arbitration Act 1996 or otherwise to appeal any arbitration award to, or to seek determination of a preliminary point of law by, the courts of England.

      The parties agree that they will provide discovery in any arbitration proceeding conducted pursuant to the Agreement. The parties agree to produce all documents related to the Discovery Matters as defined in clause 23.3 of the Agreement. Such documents shall include, but shall not be limited to, contracts, books, records, internal documents, notes and memoranda, of any and all kinds and types, to the extent they relate to such activities. It shall not be objectionable that documents are requested by general category. The parties also agree to provide oral depositions of employees, officers, and directors, and to fully, accurately and timely answer written interrogatories submitted to it. The parties further agree to permit inspections of Company's, Guarantor's, Benton's and Buyer's, Buyer's Group's and Guarantor's Group's (as defined in the Agreement) contracts, books, records, internal documents, notes and memoranda, and interviews of Company's and Guarantor's, Benton's and Buyer's, Buyer's Group's and Guarantor's Group's (as defined in the Agreement) employees as relate to the Discovery Matters. The arbitral tribunal shall have the power, upon the application of any party, to make all appropriate orders for the discovery described above.

10. The Guarantor shall pay upon demand and presentation of invoices all reasonable and actual costs and expenses incurred by Benton in connection with the successful enforcement of this Guarantee, including, without limitation reasonable fees and expenses of counsel.

11. All notices, demands, instructions, waivers or other communications to be provided pursuant to this Guarantee, and any consents contemplated in this Guarantee, shall be in writing in Russian or English, shall be effective upon receipt, and shall be sent by personal delivery, courier, first class mail, or facsimile to the following addresses:

      i)    If to the Guarantor to:

            OAO Yukos Oil Corporation
            26 Ulansky Pereulok
            103045 Moscow, Russia
            Attention: Director Corporate Finance
            Facsimile: +7-095-755-5334

      ii)   If to Benton, to:

            Benton Oil and Gas Company
            15835 Park Ten Place Drive, Suite 115, Houston, Texas  77084
            Attention:  General Counsel
            Facsimile:  +1-(281)-579-6702

      The addresses and facsimile numbers of either party for notices given pursuant to this Guarantee may be changed by means of a written notice given to the other party at least five (5) business days prior to the effective date of such change.

12. This Guarantee may be executed in any number of counterparts, each of which shall be deemed to be an original.

13. This Agreement and the relationship between the Parties shall be governed by, and interpreted in accordance with, English law.

EXECUTED AND DELIVERED                         )
AS A DEED BY                                   )
YUKOS CORP.                                    )
Acting by its duly authorised representatives  )  ------------------------------
                                                  director

                                                  ------------------------------
                                                  director/secretary

EXECUTED AND DELIVERED                         )
AS A DEED BY                                   )
BENTON OIL AND GAS COMPANY                     )
Acting by its duly authorised representatives  )  ------------------------------
                                                  director

                                                  ------------------------------
                                                  director/secretary

                                   SCHEDULE 4

                             (WARRANTIES OF SELLER)

Seller warrants to Buyer as follows:

1.    OWNERSHIP OF THE SHARES

Seller is the sole legal and beneficial owner of the Shares free of any security interests, options, equities, claims or other rights or interests of third parties, except as otherwise set out in this Agreement and except for certain restrictions imposed by the Share Disposition Agreement.

2.    CAPACITY OF SELLER

2.1 Seller has the requisite power and authority to enter into, execute, deliver and perform this Agreement by all necessary corporate and other actions of Seller, provided that such authority is conditional on compliance by Seller of the conditions set forth in the resolutions adopted by the Board of Directors of Seller whereby Seller is directed to use the net cash proceeds from the sale of the assets hereunder to permanently repay or prepay indebtedness of Seller in accordance with the terms of Seller's indebtedness governing its Senior Notes. The execution, delivery and performance of this Agreement, and the consummation of all transactions contemplated herein, have been duly authorised by all necessary corporate and other actions of Seller.

2.2 This Agreement constitutes and the other documents executed by Seller which are to be delivered on the Effective Date or at Completion will, when executed, constitute binding obligations of Seller in accordance with their respective terms.

2.3 The execution and delivery of and the performance by Seller of its obligations under, this Agreement will not:

      (A) result in a breach of any provision of the foundational or governing documents of Seller or of Company; or

      (B) result in a breach of any order, judgement or decree of any court or governmental agency to which Seller is a party or by which Seller is bound.

3.    COMPANY

3.1 The Shares represent 68.33% of the issued and outstanding common voting duly registered shares of Company; the total charter capital of Company is 2,400,000 Roubles; the total charter capital of Company consists of 2,400 issued and outstanding common voting registered shares. Company has no issued or authorised shares of any class or type other than common registered shares.

3.2 There has been no decision made and no agreement or commitment is outstanding which calls for the allotment, issue or transfer of, or accords to any person the right to call for the allotment or issue of, any shares (including the Shares) or debentures in or securities of Company, except as provided in the Share Disposition Agreement.

3.3 Company is a legal entity duly organised and existing under the laws of the Russian Federation.

3.4 To the best knowledge of Seller, there is no trade union where employees of Company are members; there is no collective labour agreement between Company and its employees and no decision has been made and no arrangement reached on the conclusion of such agreement.

3.5 Company does not have any "subsidiary" or "dependent" companies as defined in Articles 105 and 106 of the Russian Civil Code.

3.6 The conclusion of this Agreement or the transactions contemplated hereby does not and will not contradict any normative act or court decision effective in the Russian Federation as of the First and the Second Completion Dates.

3.7 Company has lawful and undisputed possession of the immovable property listed in Annex I (free of any encumbrances, rights or claims of third parties, save as set forth in Annex I). The immovable property listed in Annex I, sets out all the property, assets, facilities and services necessary and sufficient for the carrying on of the business of Company in the manner in which it is presently carried on. Title to such immovable property is in the process of being transferred to or registered by Company, to the extent such title can be registered, as set forth in Annex
      I. As of the Effective Date, Annex I fully and accurately reflects the status of such process.

3.8 Company does not have any obligations to third parties which are not reflected in the Accounts (including obligations based on suretyship, guarantee or similar agreements), except as set forth in Annexes IV, V, VI and VII.

3.9 The total amount of Company's obligations under employment and other agreements with its employees (including Company's General Director and those working on the basis of civil law agreements) and members of the governing bodies does not exceed the equivalent of US $ 196,000 per year, including all bonuses.

3.10 Company is not a party to any obligation or agreement envisaging the creation, increase or accelerated repayment of any debt of Company or any other disadvantageous consequences for Company as a result of conclusion of this Agreement or implementation of transactions contemplated hereby.

3.11 Company is party to all Material Contracts, each of which has and will have full force and effect and is not, and will not be, subject to unilateral termination by the relevant counter parties. Company did not enter into any contract or series of contracts for an amount in excess of US$500,000 since 1 July 1998 other than the Material Contracts.

3.12 Company has obtained all corporate and shareholder approvals required under applicable law authorising the execution, delivery and performance of this Agreement and the consummation of all transactions contemplated hereby.

3.13 No nominee of Seller in the board of directors of Company has entered into any direct employment or services agreement with Company.

4.    OPTIONS, MORTGAGES AND OTHER ENCUMBRANCES

4.1 Save for the transfer restrictions imposed by the Share Disposition Agreement, there is no option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance or equity or other third party right or interest (legal or equitable) on, over or affecting the Shares and there is no agreement or commitment to give or create any.

4.2 No option, right to acquire, mortgage, charge, pledge, lien (other than a lien arising by operation of law in the ordinary course of trading) or other form of security or encumbrance or equity on, over or affecting the whole or any part of the undertaking or assets of Company is outstanding except the claims specified in clause 5.3(b) that shall be settled upon Completion in the manner provided in such clause.

5.    LICENCE INTERESTS

5.1 The Licences constitute all licences, permits, contracts, prospects and concessions in or by which Company holds an interest to explore or search, bore for, get, produce or develop Petroleum, and the documents made available to Buyer for inspection as part of Due Diligence are, to the best of Seller's knowledge, the only material agreements or arrangements relating to or affecting the creation, existence or validity of the interests of Company under the Licences which are in the records of Company and Company has complied in all material respects with its obligations thereunder.

5.2 All the Licences are currently in force and Company has not received any written notice of the revocation, variation, termination or surrender of any of them, of the withdrawal of any party or of any intention of any party so to revoke, vary, terminate, surrender or withdraw from any of them, which notice is still current. No act or omission by Company or, so far as Seller is aware, by any other person has occurred which could reasonably be expected to result in revocation of any of the Licences.

5.3 Subject to the provisions of the Licences, Company is the legal and beneficial owner of its interests under the Licences free from all charges, liens, encumbrances, equities and claims whatsoever except the claims specified in clause 5.3(b) that shall be settled upon Completion in the manner provided in such clause.

5.4 All compulsory work obligations contained in the Licences which are (subject to extensions granted by the relevant authorities) required to have been performed at the date hereof have been fully performed.

5.5 No notice has been given by the grantor of any of the Licences or by any government or competent governmental agency to Company of any intention to require further work of a material nature to be conducted (whether in relation to exploration, appraisal or development).

5.6 There are no binding arrangements (except as may be set forth in the Licenses or applicable law) which restrict the ability of Company freely to dispose of Petroleum which is or may become attributable to those Licences in which it is interested.

5.7 In relation to the Licences, no grant, allowance, aid or subsidy has been applied for or received by Company from any supranational, national or local authority or government agency.

5.8 Company does not carry on, nor has in the 3 years preceding the Effective Date carried on, any business other than that of exploring for and producing Petroleum or investing in companies or businesses carrying on such activities.

6.    INFORMATION

6.1 The information given in Schedule 1 is true and accurate in all material respects.

6.2 The copies of the foundational or governing documents of Company which have been supplied to Buyer or Buyer's legal counsel are complete and accurate in all material respects.

6.3 Since 1 July 1998, except as set forth in Annex I, the statutory books (including all registers and minute books) of Company have been properly kept and contain in all material respects an accurate and complete record of the matters which should be dealt with in such books and no notice or allegation that any of them is incorrect or should be rectified has been received.

6.4 Since 1 July 1998, except as set forth in Annex I, Company's accounts are true and accurate in all material respects and give adequate understanding of the financial affairs of Company.

7.    FINANCIAL WARRANTIES

7.1   Financial Matters

7.1.1 The Accounts

The Accounts show with reasonable accuracy:

      (a) assets and liabilities and the state of affairs and financial position of Company as at the date on which they have been prepared, except as set forth in Annex I and except as with respect to the Benton Payables that shall have been cancelled prior to Completion; and

      (b) profits/losses of Company for the period in respect of which they have been prepared.

7.1.2 Position since Accounts Date

      (a) Since the Accounts Date there has been no material adverse change in the financial or trading position or (save to the extent that the same would be likely to affect to a similar extent generally all companies carrying on similar businesses in the Russian Federation and save for the export quota applied to Company) in the prospects of Company and, so far as Seller is aware, no event, fact or matter has occurred which is likely to give rise to any such change.

      (b)   Since the Accounts Date:

            (i) the business of Company has been carried on in the ordinary and usual course and Company has not made or agreed to make any payment other than routine payments in the ordinary and usual course of its business with the exception of the settlement of claim of US $ 2,351,709 under the Best Petroleum Agreement;

            (ii) no dividend or other distribution has been declared, paid or made by Company (except for any dividends provided for in the Accounts);

            (iii) no share or loan capital has been allotted or issued or agreed to be allotted or issued by Company;

            (iv) there has been no material change in the level of borrowing, (except as with respect to the Benton Loan Agreement) or in the working capital requirements of Company (except as resulting from lower oil prices);

            (v) no contract, liability or commitment (whether in respect of capital expenditure or otherwise) has been entered into by Company which is of a long term or unusual nature or which involved or could involve an obligation of a material nature or magnitude except as indicated in paragraph 7.1.2 (b) (i) (a liability for expenditure in excess of US $ 100,000.00 being included as material for this purpose), except for Contract No. 40/155a between Company and Montashstroi dated 28 January 2002 (relating to additional field construction work) for 8,897,235 Roubles;

            (vi) Company has not (whether in the ordinary and usual course of business or otherwise) acquired or disposed of, or agreed to acquire or dispose of, any business or any asset having a value in excess of US $ 120,000.00, save for sales of Petroleum products by Company in the ordinary and usual course of business;

            (vii) no debtor has been released by Company on terms that it pays less than the book value of its debt and no debt owing to Company has been deferred, subordinated or written off or has proved to any extent irrecoverable;

            (viii) no change has been made in terms of employment, including pension fund commitments, by Company (other than those required by law) which could increase the total staff costs of Company by more than US $ 120,000.00 per annum or the remuneration of any one director or employee by more than US $ 20,000.00 per annum;

            (ix) Company has not repaid any borrowing or indebtedness in advance of its stated maturity.

7.1.3 Accounting and other records

The statutory books, books of account and other records of Company are up-to-date and have been maintained in accordance with all applicable Russian laws and accounting practices generally accepted in Russia on a proper and consistent basis and comprise complete and accurate records of all information required to be recorded under the Russian accounting rules, except as set forth in Annex I and except as with respect to the Benton Payables that shall have been cancelled prior to the First Completion Date.

7.2   Debt Position

7.2.1 Debts owed to Company

      There are no debts owing to Company other than trade debts incurred in the ordinary and usual course of business (none of which exceeds US $ 52,000.00 and which do not exceed US $ 120,000.00 in aggregate).

7.2.2 Debts owed by Company

      (a) Company does not have outstanding any borrowing or indebtedness in the nature of borrowing (including, without limitation, any indebtedness for moneys borrowed or raised under any acceptance credit, bond, note, bill of exchange or commercial paper, finance lease, hire purchase agreement, trade bills (other than those on terms normally obtained), forward sale or purchase agreement or conditional sale agreement or other transaction having the commercial effect of a borrowing) other than;

            (i) US $ 30,459,100 owed by Company to Seller under the Benton Loan Agreement;

            (ii) US $ 700,000 owed by Company to Best Petroleum under the Best Petroleum Agreement; and

            (iii) the Swift Claim.

      (b) Company has not received any notice to repay under any agreement relating to any borrowing or indebtedness in the nature of borrowing which is repayable on demand.

      (c) Trade debts incurred by Company in the ordinary course of business since the Accounts Date are reflected as set forth in Annexes IV, V, VI and VII.

      (d)   Company has no outstanding liabilities towards Tyumenburgaz;

      (e) Company has no outstanding guarantee in favour of EBRD in respect of any loan extended by EBRD to Geoilbent.

      (f) As at the time of the First Completion Date, the Benton Payables shall have been cancelled and Seller shall have fully waived all payment claims against Company pursuant thereto.

      (g) The cancellation of the Benton Payables shall have no adverse tax consequences on Company and Company shall owe no further monies to Seller in any respect whatsoever after:

            (i) the Benton Payables shall have been cancelled in accordance with clause 3.1(d), and

            (ii) Company shall have made payment in full discharge of the Benton Loan Agreement in accordance with clause 5.3(b).

8.    ENVIRONMENT

8.1 Company has complied in all material respects with all requirements imposed by any relevant environmental and health and safety laws and regulations (insofar as these protect the environment and prevent contamination) and has incurred no liability as a result of any breach of any such requirements which is attributable to the operations of Company or the ownership or use of its assets. There are no circumstances likely to give rise to any such liability. Company has taken all reasonable steps to prevent damage to the environment which could give rise to a third party claim or render any premises used or occupied by Company unusable or subject to an order for decontamination or a similar procedure.

8.2 The warranty set forth in paragraph 8.1 shall be limited solely to the territory of and the operation of the Wells by Company and, in any event, for purposes of clarity, shall not apply beyond events related directly to Company's operation of the Wells.

9.    INSOLVENCY

9.1 No order has been made and no resolution has been passed for the winding up of Company and, so far as Seller is aware, no petition has been presented and no meeting has been convened for the purpose of winding up Company.

9.2 No administration order has been made and, so far as Seller is aware, no petition for such an order has been presented in respect of Company.

9.3 So far as Seller is aware, no receiver (which expression shall include an administrative receiver) has been appointed in respect of Company or all or any of its assets.

9.4 So far as Seller is aware, Company is not insolvent, nor is it unable to pay its debts within the meaning of Article 3 of the Law on Insolvency (Bankruptcy) of the Russian Federation, nor has it stopped paying its debts as they fall due.

9.5 No voluntary arrangement has been proposed under Article 61 of the Russian Civil Code in respect of Company.

9.6 No event analogous to any of the foregoing has occurred outside the Russian Federation.

9.7   No unsatisfied judgment is outstanding against Company.

9.8 Except for certain amounts owed to Seller that shall be duly paid at or prior to the First Completion Date and the claims specified in clause 5.3
      (b) that shall be settled upon Completion in the manner provided in such clause, Company does not have any guarantee, loan capital, borrowed money or interest which is overdue for payment, and no other obligation or indebtedness is outstanding which is substantially overdue for performance or payment by Company except as has been disclosed to Buyer.

10.   POWERS OF ATTORNEY

Company has not given any power of attorney which is still outstanding or effective to any person to enter into any contract or commitment on its behalf other than to its employees to enter into routine business contracts in the normal course of their duties except for the powers of attorney listed in
Schedule 15.

11.   LITIGATION

Company is not directly engaged in any material litigation nor any arbitration, administrative or criminal proceedings, whether as plaintiff, defendant or otherwise, and, so far as Seller is aware, no litigation or arbitration, administrative or criminal proceedings by or against Company is pending or threatened except as set forth in Annex III.

12.   DELINQUENT WRONGFUL ACTS

12.1 So far as Seller is aware, since 1 July 1998, Company has not committed any criminal, illegal, unlawful or unauthorised act or breach of any obligation or duty whether imposed by or pursuant to statute, contract or otherwise, and no claim that it has remains outstanding against Company.

12.2 So far as Seller is aware, since 1 July 1998, no investigation or enquiry is being or has been conducted by any governmental or other body in respect of Company for any alleged criminal, illegal, unlawful or unauthorised act.

13.   INSURANCES

Full details of the insurance policies, if any, in respect of which Company has an interest have been disclosed in writing to Buyer, and, so far as Seller is aware, all such policies are in full force and effect and are not void or voidable, no claims are outstanding and no event as a result of any act of Company has occurred which might give rise to any claim.

14.   TAX RETURNS, DISPUTES, RECORDS AND CLAIMS, ETC.

14.1 Since 1 July 1998, Company has made or caused to be made all proper returns required to be made, and has supplied or caused to be supplied all information required to be supplied, to any revenue authority in respect of tax, including

      (but without limitation) the tax authorities of the Russian Federation, and all such information was true, accurate and complete in all respects.

14.2 Since 1 July 1998, save for matters which are the subject of discussion in the normal course of business, there is no dispute outstanding nor is any contemplated at the date of this Agreement with any revenue authority regarding liability or potential liability to any tax or duty (including in each case penalties or interest) recoverable from Company or regarding the availability of any relief from tax or duty to Company.

14.3 The amount of tax chargeable to Company during any accounting period ending on or within 3 years before the Accounts Date has not, to any material extent, depended on any concession or formal agreement with any revenue authority, including (but without limitation) the tax authorities of the Russian Federation, save for the exemption provided to Company prior to 1 January 2002 pursuant to Article 6.6 of the Russian Profits Tax Law, as amended, and in effect through 31 December 2001.

14.4 Company has not received any notice from any revenue authority, which required or will or may require Company to withhold tax from any payment made since the Accounts Date or which will or may be made after the date of this Agreement.

14.5 Since 1 July 1998, all value added tax, import duty and other taxes or charges payable upon the importation of goods and all excise duties payable to concerned tax authorities in respect of any assets imported or owned by Company have been paid in full.

14.6 Since 1 July 1998, Company has made all deductions in respect, or on account, of any tax from any payments made by it which it is obliged or entitled to make and has accounted in full to the appropriate authority for all amounts so deducted.

15.   PERMISSIONS AND COMPLIANCE WITH LAWS.

15.1 Since 1 July 1998, Company has obtained all material licences required for carrying on its business effectively in the places and in the manner in which such business is now carried on.

15.2 The licences, permissions, authorisations and consents referred to in paragraph 15.1 are in full force and effect and have been complied with in all material respects.

15.3 To the best knowledge of Seller, there are no circumstances which indicate that any of the licences, permissions, authorisations or consents referred to in paragraph 15.1 will or are likely to be revoked or not renewed, in whole or in part, in the ordinary course of events (whether as a result of the acquisition of the Shares by Buyer or otherwise).

15.4 Since 1 July 1998, Company has conducted its business and corporate affairs in all material respects in accordance with its foundational documents and with all applicable laws and regulations (whether of the Russian Federation or any other jurisdiction).

15.5 Since 1 July 1998, Company is not in default of any order, decree or judgment of any court or any governmental or regulatory authority (whether of the Russian Federation or any other jurisdiction).

16.   SWIFT CLAIM

The Swift Claim has been acquired by Seller from Swift Energy Company in accordance with the laws of the State of Texas, USA, and the assignment agreement between Seller and Swift Energy Company in accordance with the laws of the State of Texas, USA under which the Swift Claim has been acquired by Seller is legal, valid, binding and enforceable. The further assignment of the Swift Claim by Seller to Buyer in accordance with the laws of the State of Texas, USA is legal, valid, binding and enforceable. For avoidance of doubt, Seller is not warranting the validity of the Swift Claim as such.

                                   SCHEDULE 5

                       (LIMITATION OF SELLER'S LIABILITY)

1.    SCOPE

1.1 Save as otherwise expressly provided in this Schedule 5, the provisions of this Schedule 5 shall operate to limit the liability of Seller in respect of any claim under the Warranties and references to "claim" and "claims" shall be construed accordingly.

2.    LIMITATIONS ON QUANTUM

2.1 The maximum aggregate liability of Seller in respect of all claims under the Warranties and indemnities shall not exceed US $ 182,340,900. Notwithstanding the foregoing Seller`s liability for breach of Warranties set forth in paragraph 8 of Schedule 4, in any event, is limited to US $ 4,000,000.

2.2 No liability shall attach to Seller in respect of any claim unless the liability of Seller in respect of such claim exceeds US $ 100,000 in which case Seller shall (subject to paragraph 2.3) be liable for the whole of such amount and not merely the excess.

2.3 No liability shall attach to Seller unless the aggregate amount of all claims for which they would, in the absence of this provision, be liable shall exceed US $ 100,000 and in such event Seller shall be liable for the whole of such amount and not merely the excess.

2.4 Paragraphs 2.1 to 2.3 shall not apply to any claim against Seller to the extent that it is established that the liability of that Seller in respect of claim arises from fraud on the part of Seller.

3.    TIME LIMITS

3.1 Seller shall be under no liability in respect of any claim and any such claim shall be wholly barred and unenforceable unless notice of such claim (stating in reasonable detail the specific matters in respect of which the claim is made and including so far as reasonably practicable an estimate of the maximum amount of the claim) shall have been served upon Seller by Buyer or Assignee by no later than the third anniversary of the date of the Second Completion Date for tax claims and eighteen months after the date of the Second Completion Date for all other claims PROVIDED THAT the liability of Seller in respect of any claim specified in such notice shall absolutely determine and cease (if such claim has not been previously satisfied, settled or withdrawn) if legal proceedings in respect of the claim shall not have been commenced against Seller by being both properly issued and validly served on Seller within six months of the giving of such notice.

3.2 No liability shall attach to Seller to the extent that a claim has arisen or the amount of the claim has been increased because notice was not given to Seller of the relevant facts of that claim as soon as reasonably practicable and in any event no later than 60 days after Buyer or Assignee became aware thereof.

3.3 Paragraphs 3.1 and 3.2 shall not apply to any claim against Seller to the extent that it is established that the liability of Seller in respect of that claim arises from fraud on the part of Seller.

4.    RECOVERY FROM THIRD PARTIES

4.1 In circumstances where Seller shall have paid to Buyer or Assignee an amount in respect of a claim and subsequent to the making of such payment any member of Buyer's Group or Guarantor's Group becomes or shall become entitled to recover from some other person a sum which is referable to that payment, Buyer or Assignee shall take all reasonable steps to recover that amount and shall procure that each other member of Buyer's Group or

      Guarantor's Group shall promptly repay to Seller an amount equal to the amount so recovered or, if lower, the amount paid by Seller to Buyer or Assignee.

5.    NO LIABILITY IF LOSS IS OTHERWISE COMPENSATED

5.1   Provision or reserve in the Accounts

      No liability shall attach to Seller in respect of any claim to the extent that allowance, provision or reserve in respect of the matter or thing giving rise to such claim has been made in the Accounts or that such matter or thing has specifically been taken into account therein.

5.2   Insurance

      No liability shall attach to Seller in respect of any claim if and to the extent that such claim relates to any loss or damage recoverable by any member of Buyer's Group or Guarantor's Group under any policy of insurance or which would have been so recoverable but for any change in insurance after the First Completion Date.

6.    FUTURE ACTS

6.1   Change in Legislation

      No liability shall attach to Seller in respect of any claim to the extent that such claim would not have arisen (or the amount of the claim would not have been increased) but for a change in legislation made after the date hereof or a change in the interpretation of the law after the Share Transfer Date (whether or not such change purports to be effective retrospectively in whole or in part) or if such claim would not have arisen (or the amount of the claim would not have been increased) but for any judgement delivered after the date hereof.

6.2   Voluntary Acts and Omissions

      No liability shall attach to Seller in respect of any claim to the extent that such claim would not have arisen but for an omission or a voluntary act (other than an omission or act carried out pursuant to a legally binding obligation created on or before the Second Completion Date) of Company (or any member of Buyer's Group or Guarantor's Group carrying on the business of Company in succession thereto) outside the ordinary course of such business in circumstances such that, when such action was taken, a member of Buyer's Group or Guarantor's Group was aware that the action would entitle Buyer or Assignee to bring a claim against Seller and there was available to the relevant member of Buyer's Group or Guarantor's Group a reasonable alternative course of action which would not have so entitled Buyer or Assignee.

7.    ACTS APPROVED BY BUYER

      Buyer or Assignee shall not be entitled to bring any claim in respect of any act or omission whatsoever carried out at the written request or with the written approval of Buyer or its authorised agent or representative prior to the Second Completion Date or which is expressly authorised by this Agreement unless, acting reasonably, Buyer is unaware that such act or omission would cause a breach of Warranty.

8.    CONTINGENT AND UNQUANTIFIABLE LIABILITIES

      No liability shall attach to Seller in respect of any claim to the extent that the claim is based upon a liability which is contingent only or is otherwise not capable of being quantified unless and until such liability ceases to be contingent and becomes an actual liability or becomes capable of being quantified, as the case may be.

9.    NO DOUBLE RECOVERY

      Buyer or Assignee shall not be entitled to recover damages or obtain payment, reimbursement, restitution or indemnity more than once for the same loss, damage or deficiency.

10.   OPPORTUNITY TO REMEDY

      No liability shall attach to Seller in respect of any claim if and to the extent that the breach giving rise to such claim is capable of remedy (without cost or loss to any member of Buyer's Group or Guarantor's Group) except to the extent that the relevant breach remains either wholly or partially unremedied (without such cost) after the expiry of 30 days following receipt by Seller of notice from Buyer or Assignee giving full particulars of the relevant breach and requiring it to be so remedied.

11.   CORRESPONDING BENEFIT

      In assessing any damages or other amounts recoverable under this Agreement there shall be taken into account the value of any monetary benefit accruing to any member of Buyer's Group or Guarantor's Group in consequence of the matter or circumstances giving rise to the claim pursuant to which the damages or such other amounts become recoverable, including, without prejudice to the generality of the foregoing, any amount of any tax relief obtained or obtainable by any member of Buyer's Group or Guarantor's Group and any amount by which any tax for which any member of Buyer's Group or Guarantor's Group is or may be liable to be assessed or made accountable is reduced or extinguished arising in consequence of such matter or circumstances.

12.   SURVIVAL OF THESE PROVISIONS

      The provisions of this Schedule 5 apply notwithstanding any other provision of this Agreement and will not be discharged or cease to have effect in consequence of any rescission or termination of any other provisions of this Agreement.

13.   DUTY TO MITIGATE NOT AFFECTED

      Nothing in this Agreement shall relieve Buyer or Assignee of any common law or other duty to mitigate any loss or damage suffered or incurred by it.

                                   SCHEDULE 6

                            (FORM OF LOAN AGREEMENT)

                                    [INSERT]

                                                                  EXECUTION COPY

                                27 FEBRUARY 2002

                                 OAO ARCTIC GAS

                          STANDARD BANK LONDON LIMITED

                        ================================

                                 LOAN AGREEMENT

                        ================================

                     [LOGO] FRESHFIELDS BRUCKHAUS DERINGER

                                    CONTENTS

CLAUSE                                                                      PAGE
SECTION 1 ..............................................................       6

DEFINITIONS AND INTERPRETATION .........................................       6
         Definitions ...................................................       6
         Interpretation - General ......................................      13
         Contracts (Rights of Third Parties) Act 1999 ..................      15

CONDITIONS PRECEDENT ...................................................      16
         Conditions precedent to first two contemporaneous drawdowns ...      16
         Conditions precedent to all drawings ..........................      16

COMMITMENT .............................................................      17

AMOUNT, AVAILABILITY AND PURPOSE .......................................      17
         Facility Amount ...............................................      17
         Availability ..................................................      17
         Purpose .......................................................      17

REQUESTS FOR ADVANCES ..................................................      17
         Drawdown Notices ..............................................      17
         Limits ........................................................      18
         Reliance on Drawdown Notices ..................................      18

MARKET DISRUPTION ......................................................      19
         Absence of quotations .........................................      19
         Market disruption .............................................      19
         Drawdowns .....................................................      19
         Alternative Interest Rates ....................................      19

REPAYMENTS, PREPAYMENTS AND CANCELLATION ...............................      20
         Repayments - General ..........................................      20
         Final maturity ................................................      20
         No prepayments ................................................      20
         Voluntary prepayment ..........................................      20
         Voluntary Cancellation ........................................      20
         Prepayment and cancellation for taxes and increased costs .....      21
         Miscellaneous provisions ......................................      21

INTEREST ...............................................................      21

PAYMENTS ...............................................................      22
         Payments under the Finance Documents ..........................      22
         Funds .........................................................      23
         Currency ......................................................      23
         Set-off and Counterclaim ......................................      23
         Business Days .................................................      23
         Priority ......................................................      23

TAXES ..................................................................      24
         Gross-up ......................................................      24
         Tax receipts ..................................................      24
         Tax credits ...................................................      25

INCREASED COSTS ........................................................      26
         Increased Costs ...............................................      26
         Exceptions ....................................................      27

ILLEGALITY .............................................................      27

MITIGATION .............................................................      28
         Mitigation ....................................................      28
         Notice of claim ...............................................      28

REPRESENTATIONS AND WARRANTIES .........................................      28
         Matters represented ...........................................      28
         Timing ........................................................      29

UNDERTAKINGS ...........................................................      29
         Content .......................................................      29
         Duration ......................................................      29

DEFAULT ................................................................      29
         Events of Default .............................................      29
         Exercise of Remedies ..........................................      29

REMEDIES ...............................................................      29
         Claim Notices .................................................      30

EXPENSES ...............................................................      30
         General .......................................................      30
         Enforcement costs .............................................      30
         Expenses and taxes ............................................      30
         Commitment fee ................................................      31

STAMP DUTIES ...........................................................      31

EVIDENCE AND CALCULATIONS ..............................................      31
         Accounts ......................................................      31
         Certificates and determinations ...............................      31

INDEMNITIES ............................................................      32
         Currency indemnity ............................................      32
         Environmental and security indemnity ..........................      32
         Other indemnities .............................................      33

CHANGES TO THE PARTIES .................................................      34
         Successors and assigns ........................................      34
         No transfer by the Borrower ...................................      34
         Transfers by the Lender .......................................      34
         Transfer ......................................................      34
         Transfer Procedure ............................................      35
         Changes to Facility Offices and funding sources ...............      36

CONFIDENTIALITY ........................................................      36

TERMINATION AND DISCHARGE OF SECURITY ..................................      37

COMMUNICATIONS .........................................................      37
         Giving of notices .............................................      37
         Addresses for notices .........................................      37
         Language ......................................................      38

WAIVERS AND REMEDIES CUMULATIVE ........................................      39

LANGUAGE ...............................................................      39

SEVERABILITY ...........................................................      39

SET-OFF ................................................................      39

COUNTERPARTS ...........................................................      39

ENTIRE AGREEMENT .......................................................      39

GOVERNING LAW ..........................................................      39

JURISDICTION ...........................................................      40
         Arbitration ...................................................      40

SCHEDULE 1 .............................................................      42

         Form of Drawdown Notice .......................................      42

SCHEDULE 2 .............................................................      44

         Conditions Precedent ..........................................      44

PART I .................................................................      44
         Conditions precedent to first two contemporaneous drawdowns ...      44

PART II ................................................................      45
         Conditions precedent to all drawings ..........................      45

SCHEDULE 3 .............................................................      46

         Mandatory Costs Rate ..........................................      46

SCHEDULE 4 .............................................................      48

         Representations and Warranties ................................      48

SCHEDULE 5 .............................................................      50

         Undertakings ..................................................      50

PART I - INFORMATION UNDERTAKINGS ......................................      50

PART II - POSITIVE UNDERTAKINGS ........................................      51

PART III - NEGATIVE UNDERTAKINGS .......................................      53

SCHEDULE 6 .............................................................      54

         Events of Default .............................................      54

SCHEDULE 7 .............................................................      57

         Form of Transfer Certificate ..................................      57

SCHEDULE 8 .............................................................      59

         Form of Opinion of English Legal Adviser ......................      59

SCHEDULE 9 .............................................................      63

         Form of Opinion of Russian Legal Adviser ......................      63

THIS AGREEMENT is made on 27 February 2002

BETWEEN

(1) OAO ARCTIC GAS, an open joint stock company organised and existing under the laws of the Russian Federation (the BORROWER);

(2) STANDARD BANK LONDON LIMITED, a financial institution with limited liability established under the laws of England (the LENDER);

WHEREAS:

The Lender has agreed, on and subject to the terms of this Agreement to make a credit facility, denominated in USD, available to the Borrower for the purposes set forth herein.

IT IS AGREED

SECTION 1

DEFINITIONS AND INTERPRETATION

DEFINITIONS

1.1 In this Agreement, except where the context otherwise requires:

ADVANCE means the principal amount of each amount made available to the Borrower by the Lender under this Agreement by way of loan or (as the context requires) the principal amount thereof for the time being outstanding;

AFFILIATE means, in respect of any Person, a Subsidiary or a Holding Company of that Person or any other Subsidiary of that Holding Company;

ASSETS means:

(a)   the Licences;

(b)   the Licensed Block;

(c) all equipment and machinery owned and operated by the Borrower to explore or search, bore for, get, produce or develop Petroleum;

AUDITORS means PricewaterhouseCoopers or such other firm as may be approved in writing by the Lender from time to time to act as auditors of the Borrower;

AUTHORISED SIGNATORY means, in relation to any communication to be made, or any document to be executed, by an Obligor, any Person whose name appears on the list of authorised signatories most recently delivered by that Obligor to the Lender;

AVAILABILITY PERIOD means the period starting on the Execution Date and ending on the date falling three months after the Execution Date;

BUSINESS DAY means a day (other than a Saturday or Sunday) on which banks are open for general interbank business in:

(a)   London;

(b)   Moscow; and

(c)   New York;

COMMITMENT means the aggregate amount, for the time being, of the commitment of the Lender, being USD100,000,000 at the date of this Agreement;

DEFAULT means an Event of Default or a Potential Event of Default;

DISTRIBUTION means a dividend or other distribution (in cash or in kind) by the Borrower;

DRAWDOWN DATE means a date on which an Advance is made;

DRAWDOWN NOTICE means, in relation to an Advance, a notice requesting that Advance be given in accordance with this Agreement;

ENVIRONMENTAL CLAIM means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Requirements;

ENVIRONMENTAL REQUIREMENT means any Law relating to or imposing environmental standards or requirements of any kind, including without limitation anything related to harm to the health of human beings, animals or plants, public or employee health and safety, noise, emissions, discharges or hazardous substances and any conditions or other requirements forming part of or otherwise related to any consent, licence or permit related to any of the foregoing;

EVENT OF DEFAULT means an event specified as such in Schedule 6 (Events of Default);

EXECUTION DATE means the date of this Agreement;

EXISTING LENDER means the Lender from time to time;

FACILITY means the credit facility provided for by this Agreement;

FACILITY OFFICE means the principal office the Lender located at Cannon Bridge House, 25 Dowgate Hill, London, EC4R 2SB, England;

FINAL REPAYMENT DATE means a date being three years from the first Drawdown Date, provided however that the Lender and the Borrower may by mutual consent extend the Final Repayment Date by an additional two years to a date being five years from the first Drawdown Date;

FINANCE DOCUMENT means this Agreement and the Pledge Agreement;

FINANCE PARTY means the Initial Lender, together with each New Lender.

FINANCIAL INDEBTEDNESS means, in relation to any Person, any indebtedness incurred by that Person (including any contingent obligation) from time to time in respect of:

(a)   borrowed moneys;

(b)   any debenture, bond, note, loan stock, commercial paper or other security;

(c)   any acceptance credit or bill discounting facility;

(d) receivables sold or discounted (otherwise than on a fully non-recourse basis);

(e) the acquisition cost of any assets payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

(f) any lease entered into primarily as a method of raising finance or financing the acquisition of the asset leased;

(g) any currency swap or interest swap, cap or collar arrangements or any other derivative instrument;

(h) any amount raised under any other transaction having the commercial effect of a borrowing or raising of money; or

(i)   any guarantee, indemnity or similar assurance against financial loss;

FUNDED PARTICIPATION AGREEMENT means the Participation Agreement dated 27 February 2002, entered into by, inter alia, the Lender for the purposes of funding its financing obligations under this Agreement;

FUTURE PROJECTS means the exploration or search, boring for, extraction, production or development of Petroleum at the Licensed Blocks, and all transactions entered into for the purpose of, or in connection with, the development of the Licensed Blocks;

GENERALLY ACCEPTED ACCOUNTING PRINCIPLES means accounting principles generally accepted in the United States of America and consistently applied;

GOVERNMENT means the federal government of the Russian Federation;

GOVERNMENT AUTHORITY means

(a)   the Government;

(b)   the government of Yamalo-Nenetskyi Avtonomnyi Okrug;

(c) a local or municipal government having jurisdiction over the Borrower and the Licensed Blocks or any part thereof; or

(d) any entity directly or indirectly owned by the local state which is, de facto, carrying out the functions of any of the entities referred to in paragraph (a), (b) or (c) above;

HOLDING COMPANY means, in relation to a body corporate, any other body corporate of which it is a Subsidiary;

INITIAL LENDER means the Lender as at the date of this Agreement;

INTEREST PAYMENT DATE means, for any Advance, the last day of an Interest
Period;

INTEREST PERIOD means six months;

LAW includes common or customary law and any constitution, decree, judgment, legislation, order, ordinance, rule, regulation, statute, treaty or other legislative measure in any jurisdiction and any present or future directive, regulation, guideline, practice, concession, request or requirement whether or not having the force of law issued by any Government Authority or any central bank or other fiscal, monetary, regulatory, self regulatory or other authority or agency;

LIBOR means, in relation to an Advance or unpaid sum:

(a) the average rate per annum of the offered quotation for deposits in USD for six months which appears on the Reuters Screen LIBOR01 Page at or about 11.00 a.m. (London time) two Business Days before the first day of the relevant Interest Period; or

(b) if no such offered quotation appears on the Reuters Screen, LIBOR01 Page at or about that time, the rate per annum of the offered quotation for deposits in USD for six months or a comparable period which appears on Telerate Page 3750 at or about 11.00 a.m. (London time) two Business Days before the first day of the relevant Interest Period; or

(c) if no such offered quotation appears on the Reuters Screen, LIBOR01 Page or on the Telerate Page 3750 at or about that time, the arithmetic mean (rounded, if necessary, to the nearest one-sixteenth) of the per annum rate, as supplied to the Lender at its request, quoted by each Reference Bank to leading banks in the London interbank market at or about 11.00 a.m. (London time) two Business Days before the first day of the relevant Interest Period for the offering of deposits in Dollars in an amount comparable to that Advance and for a period equal to the relevant Interest Period.

For the purposes of this definition, "Reuters Screen, LIBOR01 Page" means the display designated as the "LIBOR01 Page" on the Reuter Monitor Money Rate

Service (or such other page as may replace the LIBOR01 Page on that service); "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits in Dollars);

LICENCE means:

(a) Mineral Licence No. C(PI)X 10826 H(E) for geological prospecting, production of gas and condensate from Evo-Yakha gas condensate field; and

(b) Mineral Licence No. C(PI)X 10826 H(E) for geological prospecting, production of oil, gas and gas condensate from Samburg field,

and any extensions, amendments, variations and renewals of or substitutions in respect of the whole or any part thereof;

LICENSED BLOCK means the Samburg Licence Block and the Yevo-Yakhinskiy Licence Block;

MANDATORY COSTS means, in relation to any Advance for any period, a rate per annum calculated in accordance with Schedule 3;

MARGIN means 4.5% per annum;

MATERIAL ADVERSE EFFECT means, a material and adverse effect on the operations, business, assets or financial condition of the Borrower;

NEW LENDER means any Person to whom all or any part of the Lender's rights and obligations may be transferred under Clause 22.3 or 22.4;

NOTICE AND ACKNOWLEDGEMENT means, in relation to a Pledge Agreement, a notice to be given and consent and acknowledgement to that notice to be obtained pursuant to the terms of the Pledge Agreement;

OBLIGOR means the Borrower and the Pledgor;

ORDER OF PRIORITY means the order of priority set out in Clause 9.6;

OUTSTANDINGS means, at any time, the aggregate principal amount of all Advances outstanding at that time;

PARTY means a party to this Agreement;

PERMITTED OTHER INDEBTEDNESS means any indebtedness of the Borrower:

(a)   which constitutes Subordinated Indebtedness; or

(b)   incurred for the purposes of, or in connection with, Future Projects; or

(c)   which constitutes Project Finance; or

(d) incurred in the ordinary course of its business in an individual amount of less than USD10,000,000 (or its equivalent in any other currency) and an aggregate amount at any one time of less than USD20,000,000 (or its equivalent in any other currency); or

(e) incurred pursuant to (i) the loan agreement between the Borrower and the Pledgor dated 30 March 1998, as amended on 12 October 1998, 28 August 2000 and 21 February 2002, and (ii) agreement no. 478/1.62 between the Borrower and Limited Liability Company Best Petroleum dated 8 November 2001;or

(f) the amount and terms of which have been approved by the Lender in writing prior to the date on which it is incurred (actually or contingently);

PERMITTED SECURITY INTEREST means:

(a)   any Security Interest in respect of Taxes not yet due and payable;

(b) any Security Interest in respect of property or assets of the Borrower arising by operation of law only and incurred in the ordinary course of business, in each case for amounts:

            (i)   the payment of which is not yet due and payable; or

            (ii)  which if due and payable are not more than 30 days' overdue;
                  or

(c)   any Security Interest created pursuant to the Pledge Agreement;

(d) liabilities secured or preferred by reason of the general law applicable to the Borrower or which the Borrower is required to give under a Law.

(e) any Security Interest given over an asset for the purchase price of that asset;

(f) any Security Interest existing over property at the time that property is purchased;

(g)   any Security Interest existing at the date of this Agreement; and

(h) any Security Interest incurred for the purposes of, or in connection with, Future Projects; or

(i) any Security Interest incurred for the purposes of, or in connection with Project Finance;

PERSON means any natural person, corporation, partnership, firm, association, governmental body (including any Government Authority) or any other entity whether acting in an individual, fiduciary or other capacity;

PETROLEUM includes any mineral oil or relative hydrocarbon, natural gas existing in its natural condition in strata and natural gas condensate that the Borrower has a right to under the Licences;

PLEDGE AGREEMENT means the pledge agreement dated 27 February 2002 entered into between the Pledgor and the Lender, pursuant to which the Pledgor shall grant a security interest in favour of the Lender in the Borrower's shares in order to secure payment by the Borrower of the indebtedness contemplated by the Loan Agreement;

PLEDGOR means Benton Oil and Gas Company, a corporation organised under the laws of Delaware, USA, whose principal place of business is at 15835 Park Ten Place Drive, Suite 115, Houston, Texas 77084, USA;

POTENTIAL EVENT OF DEFAULT means any event or circumstance which with the giving of notice or the passage of time or making of any determination may become an Event of Default;

PROJECT FINANCE means any financing of the exploration, evaluation, development, construction or operation of assets and infrastructure either within the Licensed Blocks or otherwise for the purpose of Future Projects, where the recourse of the lenders in respect of that financing is limited to the assets involved in that project;

REGISTERED CAPITAL means the registered capital contributed, or to be contributed, to the Borrower;

RELEASE DATE means the date on which the Lender is satisfied that all amounts outstanding from the Borrower to the Lender under the Finance Documents have been irrevocably and unconditionally paid and discharged in full and the Commitment is not in force;

REFERENCE BANKS means JP Morgan Chase, London and Deutsche Bank, London;

REMEDY means a remedy set out in Clause 17 (Remedies);

SECURITY means the Security Interests created or purported to be created under the Pledge Agreement;

SECURITY INTEREST means any mortgage, charge (whether fixed or floating), pledge, lien, encumbrance, assignment, hypothecation, security interest or other security arrangement or interest of any kind including any retention of title arrangement;

SEMI ANNUAL DATE means 30 June or 31 December in each year;

SHARE DISPOSITION AGREEMENT means the share disposition agreement between the Borrower and the Pledgor dated 11 June 1998.

SUBORDINATED INDEBTEDNESS means Financial Indebtedness of the Borrower which is fully and effectively subordinated to the Financial Indebtedness of the Borrower owing to the Lender under this Agreement, in a manner, and on such terms, which is or are acceptable to the Lender;

SUBSIDIARY means, with respect to any Person, any other Person which is (i) controlled directly or indirectly by such Person or (ii) is owned directly or indirectly as to more than 50 per cent of the share capital or similar right of ownership by that first Person;

TAXES means all present and future income and other taxes, funds, assessments, levies, imposts, deductions, charges, compulsory loans and withholdings whatsoever and wheresoever arising together with interest thereon and penalties with respect thereto, if any, and any payments made on or in respect thereof and TAXATION shall be construed accordingly;

TRANSFER CERTIFICATE means a certificate in the form of Schedule 7 (Form of Transfer Certificate) delivered pursuant to Clause 22.7 (Transfer Procedure).

USD, DOLLARS and US$ means the lawful currency of the United States of America;

INTERPRETATION - GENERAL

1.2

(a)   In this Agreement, unless the contrary intention appears:

            (i) a document is in "agreed form" if it is in the form initialled for the purposes of identification as such by the Borrower and the Lender on or before the date of this Agreement with such changes as the Lender may agree with the Borrower;

            (ii)  a reference to:

                        an AGREEMENT also includes a concession, contract, deed, franchise, licence, treaty or undertaking (in each case, whether oral or written);

                        ASSETS includes properties, revenues and rights of every description;

                        an AUTHORISATION includes an authorisation, consent, approval, resolution, licence, exemption, filing and registration;

                        CONTROL means the power to direct the management and policies of a body corporate, whether through the ownership of voting capital, by contract or otherwise;

                        the EQUIVALENT of one currency (the ORIGINAL CURRENCY) in another currency (the CONVERSION CURRENCY) shall be determined by the Lender or such Person nominated by the Lender for that purpose by reference to its spot rate of exchange in London for the purchase of the conversion currency with the original currency at or about 11.00 a.m. (London time) on the date of the determination or if no such spot rate of exchange exists on that date, by such other method as the Lender shall reasonably determine;

                        a GUARANTEE also includes any other obligation (whatever called) of any person to pay, purchase, provide funds (whether by way of the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment of, indemnity against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person;

                        INCLUDING is without limitation; and

                        INDEBTEDNESS means any obligation (whether present or future, actual or contingent, secured or unsecured, as principal or surety or otherwise) for the payment or repayment of money;

                        a MONTH is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that, if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last day in that calendar month;

                        a REGULATION includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental body, agency, department or regulatory, self-regulatory or other similar authority or organisation;

                        a TIME OF DAY is a reference to London time;

            (ii) a provision of any Law is a reference to that provision as amended or re-enacted;

            (iii) a reference to:

                  (A) a Clause or a Schedule is a reference to a Clause of or a Schedule to this Agreement;

                  (B) a Person includes its successors, permitted assignees and transferees;

                  (C) a document is a reference to that document as amended, novated or supplemented; and

            (iv)  the singular includes the plural (and vice versa);

(b) For the purposes of this Agreement an Event of Default or a Default shall no longer be CONTINUING or SUBSISTING if:

            (i)   in relation to an Event of Default or a Default:

                  (A) it has been remedied to the satisfaction of the Lender acting reasonably; or

                  (B) it has been unconditionally waived pursuant to an express written waiver agreement entered into in accordance with the terms of this Agreement; or

            (ii) in the case of a Default, it has otherwise ceased to exist (without ever becoming an Event of Default).

(c) The table of contents of and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

(d) Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

1.3 A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

CONDITIONS PRECEDENT

CONDITIONS PRECEDENT TO FIRST TWO CONTEMPORANEOUS DRAWDOWNS

2.1

(a) The Borrower may only submit the first two contemporaneous Drawdown Notices if it has satisfied the conditions precedent set out in Schedule 2, Part I (Conditions precedent to first two contemporaneous drawdowns) in accordance with paragraph (b) below.

(b) The Borrower shall be deemed to have satisfied the conditions precedent referred to in Clause 2.1 (a) if:

            (i) in the case of documents which are in the agreed form on the Execution Date, the Lender has notified the Borrower, such notification not to be unreasonably withheld or delayed, that it has received those items in the agreed form; or

            (ii) in the case of documents which are not in the agreed form on the Execution Date, the Lender has confirmed, such confirmation not to be unreasonably withheld or delayed, that it has received those items in form and substance reasonably satisfactory to it.

(c) All copies of documents delivered to the Lender under this Clause 2.1 shall (except in the case of Finance Documents to which the Borrower is not party) be certified by the Borrower or, where required by the terms of that document or by Law, by another Person, as being true and complete copies of the originals which have not been varied, amended or revoked, as at a date no earlier than the Execution Date.

(d) All copies of documents delivered to the Lender under paragraph (a) above, if in a language other than English, shall be accompanied by an English translation certified by the Borrower as being true and complete.

(e)   The Lender may waive satisfaction of conditions precedent set out in
      Schedule 2 under this Clause 2.1, other than the condition precedent set out in paragraph 7 of Schedule 2, Part I.

CONDITIONS PRECEDENT TO ALL DRAWINGS

2.2

(a) The obligation of the Lender to make each Advance under the Facility is subject to the further condition precedent that, on both the date of the Drawdown Notice and the Drawdown Date of that Advance the conditions set out in Schedule 2, Part II (Conditions precedent to all drawings), have been satisfied.

(b) The Borrower shall provide any documentary evidence relating to the satisfaction of the conditions precedent set out in Schedule 2, Part II (Conditions precedent to all drawings) directly to the Lender.

(c) The Lender may waive satisfaction of conditions precedent under this Clause 2.2.

COMMITMENT

3 Subject to the terms of this Agreement, the Lender agrees to make Advances to the Borrower up to an aggregate maximum principal amount not exceeding the Commitment.

AMOUNT, AVAILABILITY AND PURPOSE

FACILITY AMOUNT

4.1 The Lender hereby establishes the Facility, pursuant to which it will, in accordance with the provisions of this Agreement, make Advances to the Borrower. At the date of this Agreement the maximum aggregate principal amount of the Facility is US$100,000,000 (one hundred million Dollars).

AVAILABILITY

4.2 Any undrawn portion of the Commitment shall be cancelled at the end of the Availability Period.

PURPOSE

4.3 The Borrower shall apply the proceeds of each Advance for the purpose of Future Projects and for servicing certain of the Permitted Other Indebtedness, including without limitation payment of all amounts due and payable as principal and interest in respect of such Permitted Other Indebtedness and/or prepayment in full of such Permitted Other Indebtedness, provided however that, without prejudice to the foregoing, the Lender shall not be obligated to enquire as to the use or application of the proceeds of any Advance, nor shall it be responsible for the consequences of such use or application.

REQUESTS FOR ADVANCES

DRAWDOWN NOTICES

5.1

(a) Subject to the terms of this Agreement (including Clause 2 (Conditions precedent)), Advances will be made available to the Borrower at any time during the Availability Period if the Lender receives, not later than
      12.00 p.m. (London time) on the second Business Day before the proposed Drawdown Date, a duly completed Drawdown Notice.

(b) Whenever the Borrower desires to borrow an Advance under this Agreement, it shall give a Drawdown Notice to the Lender. A Drawdown Notice will not be regarded as having been duly completed unless:

            (i) the proposed Drawdown Date is a Business Day falling within the Availability Period;

            (ii) subject to Clause 5.1(c), the amount requested is equal to or less than the undrawn amount under the Facility;

            (iii) the payment instructions comply with Clause 9 (Payments).

(c) Subject to the terms of this Agreement (including Clause 2 (Conditions precedent) but excluding Clauses 5.1(b)(ii) and 5.5), the aggregate amount of the first two Advances shall be US$ 71,000,000, and both such Advances shall be made on the same Business Day in the following manner:

            (i) an Advance in the amount of US$ 31,159,100 shall be made to the account in the name of the Borrower bearing account number 40702840500010046447 held at International Moscow Bank, 9 Prechistenskaya Embankment, 119034 Moscow, Russia; and

            (ii)  an Advance in the amount of US$ 39,840,900 shall be made to
                  (A) the account in the name of the Borrower bearing account number 40702840330140101729 held at Trust and Investment Bank, 84/3/7 Sadovnicheskaya Street, 113035 Moscow, Russia, or (B) any other account in the name of the Borrower nominated in writing by the Borrower which has been approved in writing by the Lender.

LIMITS

5.2 No Advance may be drawn under the Facility if as a result of drawing such Advance, Outstandings would exceed the Commitment.

RELIANCE ON DRAWDOWN NOTICES

5.3 The Lender shall be entitled to rely and act upon any Drawdown Notice, and any documentation or information in connection with a Drawdown Notice, which appears on its face to have been duly completed and signed, notwithstanding that that Drawdown Notice, documentation or information proves to be not genuine, not properly signed or otherwise incorrect in any respect.

5.4 The Lender shall make the Advance requested in a Drawdown Notice available to the Borrower on the relevant Drawdown Date.

5.5 Subject to and except as provided under Clause 5.1(c), all payments to be made by the Lender under the Finance Documents shall be made to:

(a) the account in the name of the Borrower bearing account number 40702840330140101729 held at Trust and Investment Bank, 84/3/7 Sadovnicheskaya Street, 113035 Moscow, Russia; or

(b) any other account in the name of the Borrower nominated in writing by the Borrower and which has been approved in writing by the Lender.

MARKET DISRUPTION

ABSENCE OF QUOTATIONS

6.1 If LIBOR is being determined by quotation by the Reference Banks and any of the Reference Banks does not supply an offered rate by 12.00 p.m. (London time) two Business Days before the first day of an Interest Period, the applicable LIBOR shall, subject to Clause 6 (Market disruption), be determined on the basis of the quotations of the remaining Reference Banks.

MARKET DISRUPTION

6.2 If LIBOR must be determined by quotations from the Reference Banks and no, or only one, Reference Bank supplies a rate for the purposes of determining LIBOR, the Lender shall promptly notify the Borrower of the fact and that this Clause 6 is in operation.

DRAWDOWNS

6.3 If a notification under this Clause 6 applies to an Advance which has not been made, that Advance shall not be made. However, within 5 Business Days of receipt of the notification, the Borrower and the Lender shall enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for the borrowing of that and any future Advance.

ALTERNATIVE INTEREST RATES

6.4 If a notification under this Clause 6 applies to an Advance which is outstanding then, for the purpose of calculating the rate of interest on that Advance under Clause 8(e) (Rate):

(a) within 5 Business Days of receipt of the notification, the Borrower and the Lender shall enter into negotiation for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding applicable to that Advance and/or any other Advance; or

(b) if no alternative basis is agreed, the Lender shall certify, on or before the last day of the Interest Period to which the notification relates, an alternative basis for fixing the interest rate, alternative Interest Periods or alternative currencies but it must reflect the cost (as certified by the Lender under this paragraph ) to the Lender of funding the Advance from the source it in good faith selects as the least expensive rate reasonably available to it (taking into account all costs, fees, expenses and Taxes) payable in respect of that source, plus the Margin; and each alternative basis so certified shall be binding on the Borrower and the Lender and treated as part of this Agreement.

REPAYMENTS, PREPAYMENTS AND CANCELLATION

REPAYMENTS - GENERAL

7.1 The Borrower shall repay the Advances in full on the Final Repayment Date.

7.2 The Borrower may not redraw any Advances that have been prepaid. The Borrower may not draw any amounts that remain undrawn at the end of the Availability Period.

FINAL MATURITY

7.3 The Borrower shall repay on the Final Repayment Date all amounts outstanding or due and payable under the Facility on that day.

NO PREPAYMENTS

7.4 No prepayment may be made under this Agreement otherwise than in accordance with this Clause 7.

VOLUNTARY PREPAYMENT

7.5

(a) Subject to the other provisions of this Clause 7, the Borrower may make voluntary prepayments under this Agreement, provided that the total amount prepaid is not less than US$ 5,000,000, at any time after the first two Advances pursuant to Clause 5.1(c) have been drawn.

(b) No prepayment shall be made under this Clause 7.5 if a Default will result from the prepayment.

(c) The Borrower shall give the Lender at least 10 days' prior notice of any prepayment under this Clause 7.5

VOLUNTARY CANCELLATION

7.6 Save as provided in Clause 7.7 (Prepayment and cancellation for taxes and increased costs), the Borrower may only cancel the Commitment under this Agreement if:

(a) it gives the Lender not less than 30 days' irrevocable notice of cancellation, during which time the Borrower may not serve a Drawdown Notice purporting to draw all or any part of the amount the subject of such notice of cancellation;

(b)   the aggregate amount cancelled is a minimum of USD10,000,000; and

(c) the Lender is satisfied that no Default will occur as a result of the proposed cancellation.

PREPAYMENT AND CANCELLATION FOR TAXES AND INCREASED COSTS

7.7

(a) If the Borrower is required to pay the Lender any additional amounts under Clause 10.1 (Gross-up) or Clause 11.1 (Increased costs), then, subject to paragraph (b), the Borrower may, whilst the circumstances continue and on giving at least 14 days' prior written notice to the Lender:

            (i)   prepay all Outstandings; or

            (ii)  cancel the undrawn and uncancelled portion of the Commitment.

(b) No prepayment under this Clause 7.7 shall be permitted if a Default would occur as a result of that prepayment.

MISCELLANEOUS PROVISIONS

7.8

(a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable and shall be given by the Borrower to the Lender.

(b)   All prepayments shall be made together with:

            (i)   accrued interest and other fees arising on the amount prepaid;
                  and

            (ii)  amounts due under Clause 21.3 (Other indemnities) (if any).

(c) No fee shall be payable in connection with any prepayment under this Clause 7.

(d) No cancellation is permitted except in accordance with the express terms of this Agreement and no amount cancelled may subsequently be reinstated.

INTEREST

8.

(a)   Interest on each Advance shall be due on the last day of each Interest
      Period.

(b)   Each Interest Period shall have a duration of six months provided that:

            (i) the initial Interest Period for each Advance will commence on the date that Advance is made and shall end on the next subsequent Semi Annual Date;

            (ii) all subsequent Interest Periods for that Advance shall end on each subsequent Semi Annual Date;

            (iii) if any Interest Period would end on a day which is not a
                  Business Day, such Interest Period shall be extended to the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not); and

            (iv) for the avoidance of doubt, interest on an Advance shall not accrue or be payable with respect to more than one Interest Period on any one day.

(c) All interest accruing on Outstandings shall accrue from day to day and be computed on the basis of the actual number of days elapsed in a 360 day year.

RATE

(d) The rate of interest on each Advance for each of its Interest Periods shall be the rate per annum determined by the Lender to be the aggregate of:

            (i)   the Margin; and

            (ii)  LIBOR for that Interest Period.

(e) The Lender shall notify the Borrower of the determination of the rate of interest under this Agreement.

DUE DATES

(f) Except as otherwise provided in this Agreement, accrued interest on each Advance is payable by the Borrower on each Interest Payment Date.

DEFAULT INTEREST

(g) If the Borrower fails to pay any amount payable by it under any Finance Document, the Borrower shall forthwith on demand by the Lender pay interest on such overdue amount from and including the due date up to the date of actual payment (as well after as before judgment) at the rate of 1% above the rate on the overdue amount under Clause 8(d) (Rate) immediately before the due date; and

(h) Default interest will be compounded at the end of each Interest Period in which default interest accrues.

PAYMENTS

PAYMENTS UNDER THE FINANCE DOCUMENTS

9.1 All payments to be made by the Borrower under the Finance Documents shall be made to the Lender in the manner stipulated in this Agreement.

FUNDS

9.2 Payments by the Borrower or any other Person under any Finance Document to the Lender shall be made in accordance with the relevant Finance Document in immediately available funds.

CURRENCY

9.3

(a) Amounts payable under any of the Finance Documents in respect of costs, expenses and Taxes are payable in the currency in which they are incurred unless otherwise agreed by the Lender.

(b) Any other amount payable under any of the Finance Documents is, except as otherwise provided elsewhere in the Finance Documents, payable in USD.

SET-OFF AND COUNTERCLAIM

9.4 All payments made by the Borrower under the Finance Documents shall be made without any deduction for, or on account of, any set-off or counterclaim.

BUSINESS DAYS

9.5

(a) If a payment under any Finance Document is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day.

(b) During any extension of the due date for payment of principal pursuant to paragraph (a) above, interest is payable on that principal at the rate payable on the original due date.

PRIORITY

9.6 If the Lender receives a payment insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Lender shall apply that payment towards the obligations of the Borrower under this Agreement in the following order:

(a) first, in or towards payment of any due but unpaid costs and expenses of the Lender under this Agreement;

(b) secondly, in or towards payment of any accrued interest (including default interest) due but unpaid under this Agreement;

(c) thirdly, in or towards payment of any principal due but unpaid under this Agreement; and

(d) fourthly, towards payment of any other sum due but unpaid under the Finance Documents.

TAXES

GROSS-UP

10.1

(a) All payments by the Borrower under the Finance Documents shall be made without any withholding or deduction and free and clear of and without deduction for or on account of any Taxes, except to the extent that the Borrower is required by law to make payment subject to any Taxes.

(b) If any Tax or amounts in respect of Tax must be withheld or deducted, or any other deductions must be made, from any amounts payable or paid by the Borrower to the Lender, the Borrower shall (on the due date for payment of the amount subject to deduction) pay such additional amounts as may be necessary to ensure that the Lender receives a net amount equal to the full amount which it would have received had payment not been made subject to Tax provided however that the Borrower shall ensure that the deduction or withholding does not exceed the minimum amount legally required.

(c) The Borrower's obligations under paragraphs (a) and (b) shall not apply in respect of any Tax which is levied on the overall net income of the Lender.

TAX RECEIPTS

10.2 All Taxes required by law to be deducted or withheld by the Borrower from any amounts paid or payable under the Finance Documents shall be paid by the Borrower when due and the Borrower shall, as soon as the same are received by it but, in any event, deliver to the Lender evidence (including all relevant Tax receipts) that the payment has been duly remitted.

10.3 If and to the extent either an amount deducted or withheld from any payment, or an additional amount payable for the account of the Lender by reason of a deduction or withholding, pursuant to Clause 10.1 (Gross-up), is brought into account by the Lender as a receipt for the purposes of taxation and proves inadequate, by reason of the absence of a credit, deduction or other relief which is (in any case) immediately and effectively received, fully and immediately to indemnify the Lender on an after-tax basis against the cost, payment, deduction or withholding in question, the Borrower will on demand pay such further sum to the Lender for the account of the Lender as is necessary to remedy the inadequacy.

TAX CREDITS

10.4

(a) If, following the payment by the Borrower of any additional amounts under Clause 10.1 (Gross-up) or Clause 10.3 (Tax receipts), the Lender shall receive or be granted a credit against or remission for any Taxes payable by it, the Lender shall, subject to the Borrower having made any increased payment required under this Agreement and unless the Lender cannot do so without prejudicing the retention of the amount of such credit or remission, reimburse the Borrower with such amount as the Lender shall certify to be the proportion of the credit or remission (if any) as will leave the Lender (after the reimbursement) in no worse position than it would have been in had no increase been required under Clause 10.1 (Gross-up) or Clause 10.3 (Tax receipts).

(b) Any certificate given by the Lender under paragraph (a) above shall be conclusive in the absence of manifest error.

(c) Any reimbursement due under paragraph (a) above shall be made forthwith after the Lender shall have certified that the amount of the credit or remission has been received by it.

(d)   Nothing contained in this Clause 10.4 shall:

            (i) interfere with the right of the Lender to arrange its tax affairs in whatever manner it thinks fit;

            (ii) entitle the Borrower to enquire about the Lender's tax affairs; or

            (iii) require the Lender to claim relief in respect of any payment under Clause 10.1 (Gross-up) or Clause 10.3 (Tax receipts) in priority to any other relief, claims or credits available to it.

10.5 The Initial Lender or any of its assignees pursuant to Clause 22.3, as the case may be:

(a) confirms to the Borrower that to the best of its knowledge at the date hereof it has the benefit of exemption from withholding tax pursuant to the applicable tax treaty; and

(b) endeavours to deliver to the Borrower prior to any Interest Payment Date a certificate confirming the Initial Lender's status and jurisdiction of residence for tax purposes or that of any such assignee, as the case may be, and any other documents that in the opinion of the Initial Lender or such assignee, as the case may be, are sufficient to ensure that all payments to be received by the Initial Lender or such assignee, as the case may be, under any Finance Document may be made free and clear of any deduction or withholding of tax (the RELEVANT DOCUMENTS).

10.6 In the event that the Initial Lender or any of its assignees pursuant to Clause 22.3, as the case may be, fails to submit the Relevant Documents, and as a result the Borrower is required to make a deduction or withholding on account of Tax in respect of a payment under the Finance Documents, the Borrower shall not be liable to pay to the Initial Lender or any such assignee, as the case may be, any amount under Clause 10.1 (Gross-up), provided that this Clause 10.6 shall not be applicable if such failure to submit the Relevant Documents is attributable to events beyond the reasonable control of the Initial Lender or any such assignee, as the case may be.

10.7 Clauses 10.5 and 10.6 shall cease to apply and shall cease to have any further effect immediately upon the occurrence of an assignment or transfer pursuant to Clause 22.4 of this Agreement and Clause 10.1 (Gross-up) shall apply immediately upon the occurrence of such assignment or transfer, notwithstanding any failure by the Initial Lender or any of its assignees pursuant to Clause 22.3, as the case may be, to submit the Relevant Documents.

10.8 Clause 10.1 (Gross-up) shall not apply to any obligation, deduction or withholding attributable to any change in the Facility Office or principal office of the Lender except for any such change being a result of an assignment or transfer pursuant to Clause 22.4 of this Agreement.

INCREASED COSTS

INCREASED COSTS

11.1

(a) Subject to Clause 11.2 (Exceptions), the Lender may provide the Borrower with a notice requiring the Borrower to pay on demand the amount of any increased cost incurred by it as a result of any requirement of the Bank of England, the Financial Services Authority (or any other United Kingdom governmental authorities or agencies) or the introduction of, or any change in, or any change in the interpretation or application of, any law or regulation (including any law or regulation relating to Tax, monetary union, or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control).

(b) The notice referred to in Clause 11.1(a) shall have attached to it a certificate stating the amount of any increased cost, together with reasonable details of the Lender's basis of calculations.

(c) The Borrower shall within 14 days of receipt of the notice referred to in Clause 11.1(a) pay the amount referred to in the certificate referred to in Clause 11.1(b).

      In this Agreement, INCREASED COST means:

            (i)   a Mandatory Cost; or

            (ii) an additional cost incurred by the Lender as a result of it having entered into, or performing, maintaining or funding its obligations under, any Finance Document; or

            (iii) that portion of an additional cost incurred by the Lender in making, funding or maintaining all or any advances comprised in a class of advances formed by or including the Lender's participation in the Advances as is attributable to the Lender making, funding or maintaining those participations; or

            (iv) a reduction in any amount payable to the Lender (or its Holding Company) or in the effective return to the Lender (or its Holding Company) under the Finance Documents or (to the extent that it is attributable to the Finance Documents) on its capital; or

            (v) the amount of any payment made by the Lender (or its Holding Company), or the amount of any interest or other return foregone by the Lender (or its Holding Company), calculated by reference to any amount received or receivable by the Lender from any other Party under this Agreement.

EXCEPTIONS

11.2 Clause 11.1 (Increased Costs) does not apply to any increased cost:

(a)   compensated for by the operation of Clause 10 (Taxes); or

(b) attributable to any change in the rate or basis of Tax on the overall net income of the Lender imposed in the jurisdiction in which its principal office or Facility Office for the time being is situated;

(c) incurred as a result of compliance with any law or regulation made in accordance with the proposals made by the Basle Committee on Banking Regulations and Supervisory Practices in July 1988 as published and interpreted before the date of this Agreement;

(d) attributable to any breach by the Lender (or any of its holding companies) of any Law; or

(e) attributable to any change in the Facility Office or principal office of the Lender except for any such change being a result of an assignment or transfer pursuant to Clause 22.4 of this Agreement.

ILLEGALITY

12. If it becomes, or will become, unlawful under any laws of any jurisdiction applicable to the Lender to comply with any of its obligations as contemplated by the Finance Documents to which it is a party or to fund or maintain its participation in any Advance, then:

(a)   the Lender may notify the Borrower; and

(b)         (i)   the Borrower shall, by the latest date necessary to ensure compliance with the relevant law or regulation, prepay the Lender's participation in all the Advances (or such lesser amount if required to comply with the relevant law or regulation) together with all other relevant amounts payable by it to the Lender under the Finance Documents to which it is a party; and

            (ii) the undrawn portion of the Commitment (or such lesser amount if permitted by the relevant law) shall forthwith be cancelled.

MITIGATION

MITIGATION

13.1 If circumstances arise in respect of the Lender which would, or would upon the giving of notice, result in:

(a)   any additional amounts becoming payable under Clause 10.1 (Gross-up);

(b)   any increased cost becoming payable under Clause 11 (Increased Costs); or

(c) the Borrower being obliged to repay, prepay or cancel the Advances pursuant to Clause 12 (Illegality),

then, without in any way limiting, reducing or otherwise qualifying the Borrower's obligations under those Clauses, the Lender shall in consultation with the Lender and the Borrower take such steps as may reasonably be open to it to mitigate or remove such circumstances, including changing its Facility Office or the transfer of its rights and obligations under the Finance Documents to which it is a party to another bank or financial institution, unless to do so would (in the reasonable opinion of the Lender) be prejudicial to the Lender.

NOTICE OF CLAIM

13.2 If the Lender intends to make a claim pursuant to Clause 10.1 (Gross-up) or Clause 11.1 (Increased Costs), it shall first notify the Borrower, as soon as practicable, of the event by reason of which it is entitled to do so and the possible result thereof, whereupon the Lender shall notify the Borrower thereof.

REPRESENTATIONS AND WARRANTIES

MATTERS REPRESENTED

14.1 The Borrower acknowledges that the Lender has entered into the Finance Documents in full reliance on the representations and warranties set out in
Schedule 4 (Representations and Warranties) and the Borrower now warrants to the Lender as at each of the dates specified in Clause 14.2 (Timing) in the terms of those representations and warranties.

TIMING

14.2 Each of the representations and warranties set out in Schedule 4 (Representations and Warranties) is made on the date of this Agreement, the date of the first two contemporaneous Drawdown Notices and the first Drawdown Date.

UNDERTAKINGS

CONTENT

15.1 The Borrower agrees with the Lender that it shall comply with the undertakings set out in Schedule 5 (Undertakings).

DURATION

15.2 The undertakings in Schedule 5 (Undertakings) shall remain in force from the date of this Agreement until the Release Date.

DEFAULT

EVENTS OF DEFAULT

16.1 Each of the events set out in Schedule 6 (Events of Default) is an Event of Default.

EXERCISE OF REMEDIES

16.2

(a) The remedies exercisable upon an Event of Default are set out in Clause 17 (Remedies).

(b) All Remedies exercisable after an Event of Default may be applied in any order and shall be without prejudice to all other rights and remedies of the Lender under or in respect of the Finance Documents.

REMEDIES

17.1 If an Event of Default occurs and such Event of Default is subsisting when the first in time of the remedies set out below is exercised, the Lender may:

(a) by notice to the Borrower declare all or part of the Advances and all accrued interest and outstanding fees and other amounts under this Agreement, whether falling due before or after the date of the Lender's declaration, to be:

            (i)   immediately due and payable; or

            (ii) due and payable on demand or on such dates as the Lender specify,

      whereupon they shall become so due and payable; and/or

(b)   enforce all or part of the Security held by it.

CLAIM NOTICES

17.2 The foregoing provisions shall not affect the right of the Lender to require payment of any amount due but unpaid at any time.

EXPENSES

GENERAL

18.1 The Borrower shall forthwith on demand reimburse the Lender for all reasonable and proper out-of-pocket costs and expenses incurred by it in connection with:

(a) the negotiation, preparation, printing and execution of any Finance Document and all other documents (including, without limitation, those referred to in Schedule 2) referred to herein and therein;

(b) the negotiation, preparation and execution of all waivers, consents and variations or suspension of rights (or any proposal for any of the foregoing) requested or agreed to by or on behalf of the Borrower relating to a Finance Document;

(c) the negotiation, preparation, printing and execution of all documents amending or supplementing any of the Finance Documents which amendments or supplements were requested by or on behalf of the Borrower.

ENFORCEMENT COSTS

18.2

(a) The Borrower shall, forthwith on demand, pay to the Lender the amount of all costs and expenses:

            (i) incurred by the Lender in connection with the enforcement of rights under any Finance Document; and

            (ii) reasonably and properly incurred by the Lender in connection with the preservation of any rights under any Finance Document.

(b) The Borrower shall, forthwith on demand, pay the Lender the amount of all costs and expenses incurred by the Lender, in investigating any circumstances which the Lender reasonably believes may constitute a Default.

EXPENSES AND TAXES

18.3 The costs and expenses referred to in Clauses 18.1 and 18.2 above shall include, without limitation:

(a)   the fees and expenses of legal advisers;

(b)   the costs of travel, accommodation and communications; and

(c)   any value added, turnover tax or similar tax,

and are payable in the currency in which they are incurred.

COMMITMENT FEE

18.4

(a) The Borrower shall pay to the Lender a commitment fee computed at the rate of 0,5 per annum on the undrawn, uncancelled portion of the Commitment from the date on which the first two contemporaneous Drawdown Notices are issued until the end of the Availability Period.

(b) The commitment fee shall be payable in arrears upon conclusion of the Availability Period. Accrued commitment fee shall be payable on the cancelled amount of the Commitment at the time such cancellation comes into effect.

(c) The commitment fee shall accrue from day to day and be calculated on the basis of the actual number of days elapsed and a year of 360 days.

STAMP DUTIES

19. The Borrower shall pay and forthwith on demand indemnify the Lender against any and all stamp, registration and similar taxes or charges which are or may be payable in connection with the entry into, performance or enforcement of any Finance Document (including penalties for late payment).

EVIDENCE AND CALCULATIONS

ACCOUNTS

20.1 Accounts maintained by the Lender in connection with this Agreement are in the absence of manifest error evidence of the matters to which they relate.

CERTIFICATES AND DETERMINATIONS

20.2 Subject to this Agreement, any certification or determination by the Lender of a rate or the calculation of any amount under this Agreement is, in the absence of manifest error, evidence of the rate or amount to which it relates.

INDEMNITIES

CURRENCY INDEMNITY

21.1

(a) If the Lender receives an amount in respect of the Borrower's liability to the Lender under any Finance Document or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the CONTRACTUAL CURRENCY) in which the amount is expressed to be payable under that Finance Document:

            (i) the Borrower shall indemnify the Lender as an independent obligation against any loss or liability arising out of or as a result of the conversion;

            (ii) if the amount received by the Lender, when converted into the contractual currency at a market rate in the usual course of its business is less than the amount owed in the contractual currency, the Borrower shall forthwith on demand pay to the Lender an amount in the contractual currency equal to the deficit; and

            (iii) the Borrower shall pay to the Lender concerned forthwith on demand any exchange costs and Taxes payable in connection with any such conversion.

(b) The Borrower waives any right it may have in any jurisdiction to pay any amount under this Agreement or any other Finance Document in a currency other than that in which it is expressed to be payable.

ENVIRONMENTAL AND SECURITY INDEMNITY

21.2

(a) Subject to paragraph (b), the Borrower shall indemnify the Lender and its respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims (including claims involving strict or absolute liability in tort, warranty claims or claims based on negligence, product liability or statutory liability), actions, suits, penalties, damages or expenses (collectively LOSSES) incurred by any of them arising out of or by reason of:

            (i) any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any non-compliance by the Borrower with any of its undertakings contained in Schedule 5, Part II, paragraph 6; or

            (ii) the Lender or a receiver of the Borrower exercising or purporting to exercise any of the powers, authorities and or discretions vested in it pursuant to the Pledge Agreement or enforcing or purporting to enforce any Security Interest or entering into possession of any assets subject to any Security Interest or any part of any assets subject to any Security Interest.

(b)   The Borrower's obligation under paragraph (a) shall not apply to:

            (i) Losses to the extent caused by the wilful misconduct or negligence of the Lender concerned, its successors or assigns, or any director, officer or employee of the Lender concerned; or

            (ii) Losses to the extent caused solely by any breach of, or failure to comply with or perform, any obligation on the part of the Lender pursuant to any Finance Document.

OTHER INDEMNITIES

21.3

(a) The Borrower shall forthwith on demand indemnify the Lender against any loss or liability which the Lender incurs as a consequence of:

            (i) any payment due from the Borrower under the Finance Documents being received from any source otherwise than on its due date; or

            (ii)   the occurrence of any other Default; or

            (iii) any cancellation by the Borrower otherwise than in accordance with the terms of this Agreement; or

            (iv) subject to the terms of this Agreement, an Advance not being made after the Borrower has delivered a Drawdown Notice or an Advance (or part of an Advance) not being prepaid in accordance with a notice of prepayment; or

            (v) an Advance being prepaid other than in accordance with the provisions of Clause 7 (Repayments, prepayments and cancellation); or

            (vi)   the operation of Clause 16.2 (Exercise of Remedies); or

            (vii) the receipt by any Lender of all or part of any Advance or an overdue sum otherwise than on the last day of any Interest Period in respect of any Advance or the last day of any period designated under Clause 8(g) (Default interest) in respect of any overdue sum; or

            (viii) in connection with its entering into the Finance Documents or providing the Facility hereunder.

(b) The Borrower's liability under paragraph (a) includes any loss of margin or other loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Advance.

CHANGES TO THE PARTIES

SUCCESSORS AND ASSIGNS

22.1 This Agreement is binding on the successors, permitted transferees and permitted assigns of the parties to this Agreement.

NO TRANSFER BY THE BORROWER

22.2 The Borrower may not assign, transfer, novate or dispose of any of its obligations under this Agreement or the other Finance Documents.

TRANSFERS BY THE LENDER

22.3 The Lender may assign, transfer or novate all (but not less than all) of its rights and obligations under this Agreement, subject to clause 22.4, if it obtains the prior consent of the Borrower (such consent not to be unreasonably withheld or delayed). For the purposes of this Clause 22.3, the Borrower shall be deemed to be acting reasonably in withholding consent if the proposed assignment or transfer concerned would result in (i) a liability of the Borrower under Clause 10.1 (Gross-up) or Clause 11.1 (Increased costs) where no such liability exists immediately prior to the proposed assignment or transfer or
(ii) an increase in the Borrower's liability under Clause 10.1 (Gross-up) or Clause 11.1 (Increased costs) over and above that which exists immediately prior to the proposed assignment or transfer.

22.4 The Lender may at any time after expiry of three months from the end of the Availability Period assign, transfer or novate all (but not less than all) of its rights and obligations under this Agreement to a Person who is a party to the Funded Participation Agreement other than the Initial Lender or to that Person's nominee without the consent of the Borrower. Such assignment, transfer or novation shall be at no cost to the Borrower.

TRANSFER

22.5 A transfer of obligations will be effective only if the obligations are novated in accordance with Clauses 22.7 and 22.8 (Transfer Procedure).

22.6

(a)   The Initial Lender is not responsible to a New Lender for:

            (i) the execution, genuineness, validity, enforceability or sufficiency of any Finance Documents or any other document;

            (ii) the collectability of amounts payable under any Finance Documents or the financial condition of or the performance of its obligations under the Finance Documents by the Borrower or the Pledge Agreement by the Pledgor; or

            (iii) the accuracy of any statements or information (whether written or oral) made in or in connection with or supplied in connection with any Finance Documents or the Pledge Agreement.

(b) Each New Lender confirms to the Initial Lender and each other Finance Party that it:

            (i) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Initial Lender or any other Finance Party in connection with any Finance Documents;

            (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities for so long as there are any Commitments or Outstandings under this Agreement.

(c)   Nothing in any Finance Document obliges the Initial Lender to:

            (i) accept a re-transfer from a New Lender of any of the rights and/or obligations assigned, transferred or novated under this Clause; or

            (ii) support any losses incurred by a New Lender by reason of the non-performance by any Obligor of its obligations under any Finance Document or otherwise.

TRANSFER PROCEDURE

22.7 A novation is effected if a duly completed Transfer Certificate is executed by the New Lender and the Initial Lender or Existing Lender; and

22.8 To the extent that they are expressed to be the subject of the novation in the Transfer Certificate:

(a) the Initial Lender or Existing Lender and the Borrower will be released from their obligations to each other under the Finance Documents (the DISCHARGED OBLIGATIONS);

(b) the New Lender and the Borrower will assume obligations toward each other under the Financing Documents which differ from the discharged obligations only insofar as they are owed to or assumed by the New Lender instead of the Initial Lender or Existing Lender;

(c) the rights of the Initial Lender or Existing Lender against the Borrower under the Finance Documents and the Pledgor under the Pledge Agreement and vice versa (the DISCHARGED RIGHTS) will be cancelled; and

(d) the New Lender and the Borrower will acquire rights against each other under the Finance Documents and the New Lender and the Pledgor will acquire rights against each other under the Pledge Agreement which differ from the discharged rights only insofar as they are exercisable by or against the New Lender instead of the Initial Lender or Existing Lender, all on the date of execution of the Transfer Certificate by the last Person who is a party to the Transfer Certificate to execute the Transfer Certificate.

CHANGES TO FACILITY OFFICES AND FUNDING SOURCES

22.9 The Lender may change its Facility Office with the prior written consent of the Borrower, not to be unreasonably withheld or delayed. For the purposes of this Clause 22.9, the Borrower shall be deemed to be acting reasonably in withholding consent if the proposed change of the Lender's Facility Office would result in:

(a) a liability of the Borrower under Clause 10.1 (Gross-up) or Clause 11.1 (Increased costs) where no such liability exists immediately prior to the proposed change; or

(b) an increase in the Borrower's liability under Clause 10.1 (Gross-up) or Clause 11.1 (Increased costs) over and above that which exists immediately prior to the proposed change.

CONFIDENTIALITY

23.

(a) The Lender agrees with the Borrower to hold confidential the Finance Documents and all information identified in writing by the Borrower as confidential which they acquire under or in connection with the Finance Documents save to the extent that:

            (i) it is required by applicable law or regulation to disclose the same; or

            (ii) it makes such disclosure in connection with or as a result of any proceedings properly undertaken related to the enforcement of its rights under the Finance Documents or in response to subpoena or other legal process; or

            (iii) the same comes into the public domain (otherwise than as a result of a breach of this Clause 23).

(b) The provisions of paragraph (a) shall not apply to any disclosure made by the Lender to:

            (i)   one of its Affiliates, officers, trustees or directors;

            (ii)  its professional advisers;

            (iii) any legislative, banking or other regulatory or examining authority with whose instructions such party is accustomed or is required by law to comply;

            (iv) (subject to obtaining appropriate confidentiality undertakings) any Person with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement; and

            (v) if an Event of Default has occurred and is subsisting, to the extent the Lender may reasonably determine such disclosure necessary or appropriate for the protection of its rights and remedies under the Finance Documents.

TERMINATION AND DISCHARGE OF SECURITY

24. The Lender shall, at the request and expense of the Borrower, after the Release Date, release and discharge all Security held by it to the relevant party providing the Security and shall execute any document and do any other deeds necessary to release and discharge the Security.

COMMUNICATIONS

GIVING OF NOTICES

25.1 All notices or other communications under or in connection with the Finance Documents shall be given in writing or by telex or facsimile. Any such notice will be deemed to be given as follows:

(a)   if in writing, when delivered;

(b) if by telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice; or

(c) if by facsimile, when confirmed by an activity report confirming the facsimile number to which such notice was sent, the number of pages transmitted and that such transmission was successfully completed.

However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

ADDRESSES FOR NOTICES

25.2

(a) The address, and facsimile number of each Party (other than the Lender) for all notices under or in connection with the Finance Documents are:

            (i) those notified by that Party for this purpose to the Lender on or before the date it becomes a Party; or

            (ii) any other notified by that Party for this purpose to the Lender by not less than 5 Business Days' notice.

(b)   The address, telephone and facsimile numbers of the Lender are:

      Address:     Standard Bank London Limited
                   Cannon Bridge House
                   25 Dowgate Hill
                   London EC4R 2SB
                   England

      Telephone:   +44 207 815 4262 or 4204

      Facsimile:   +44 207 815 4353

      Attention:   Tim Lancaster
                   Anthony Saint

      or such other as the Lender may notify to the Borrower by not less than five (5) Business Days' notice.

(c)   The address, telephone and facsimile numbers of the Borrower are:

      Address:     Arcticgas Company
                   25-27 Savvinskaya Naberezhnaya, Building 3
                   Moscow 119435
                   Russia

      Telephone:   +7 095 247 42 13

      Facsimile:   +7 095 247 37 80

      Attention:   David LeClair

(d) The Lender shall, promptly upon request from any Party, give to that Party the address or fax number of any other Party applicable at the time for the purposes of this Clause 25.2.

LANGUAGE

25.3 Subject to Clauses 25.2(b) and (c), all communications required under the Finance Documents shall either be in English or accompanied by a certified translation into English by a translator who is certified by a reputable body to be competent to international standards. If there is a conflict, the English translation shall prevail over the original language version.

WAIVERS AND REMEDIES CUMULATIVE

26. No failure on the part of any party hereto to exercise, and no delay on its part in exercising, any right or remedy under the Finance Documents will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in the Finance Documents are cumulative and not exclusive of any rights or remedies provided by law.

LANGUAGE

27. This Agreement shall be executed in English.

SEVERABILITY

28. If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

(a) the validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

(b) the validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

SET-OFF

29. The Lender may set off any matured obligation (excluding any reimbursement obligation of the Borrower pursuant to Clause 18.1) owed by the Borrower under the Finance Documents (to the extent beneficially owned by the Lender) against any obligation (whether or not matured,) owed by the Lender to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

COUNTERPARTS

30. Each Finance Document may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into a Finance Document by signing any such counterpart.

ENTIRE AGREEMENT

31. This Agreement supersedes any prior agreements and understandings between each of the parties hereto with respect to the subject matter hereof and is the complete agreement of each of the parties hereto with respect to the subject matter hereof.

GOVERNING LAW

32. This Agreement is governed by and shall be construed according to English law.

JURISDICTION

ARBITRATION

33.1

(a) Any dispute, controversy or claim between the Lender and any other party or parties to a Finance Document arising out of or in connection with such Finance Document including any question regarding its existence, validity or termination shall be referred to and finally determined by arbitration under the Rules of the London Court of International Arbitration, which rules are deemed to be incorporated by reference into this Clause. The place of the arbitration shall be London, England. The number of arbitrators shall be three, and two of them shall be nominated by the respective parties to the arbitration. The language of the arbitration shall be English.

(b) The parties who are participating in the arbitration shall use all reasonable endeavours to ensure that the arbitration tribunal makes its award in writing within 45 days from the date on which the hearings are closed, and, unless such parties agree otherwise, to ensure that the arbitration tribunal states the reasons on which its award is based. The award shall state its date and be signed by the arbitrators.

(c) The arbitral award shall be final and binding on the parties who participate in the arbitration. Any party in whose favour an award is made may apply to any court with jurisdiction (including the court in the place where the assets of the losing party are located) or any judicial department with jurisdiction to enforce the arbitration award. Any party against whom an award is made agrees with the other parties that it is bound by the arbitration award and shall act in accordance with the arbitration award.

(d) Before the settlement of any dispute, controversy or claim, the parties to this Agreement shall continue to perform their respective obligations under the Finance Documents except for any obligation which is the subject of such dispute, controversy or claim. The Lender may continue to exercise all of its rights under the Finance Documents (including those under Clause 17 (Remedies) of this Agreement), notwithstanding any dispute, controversy or claim or submission or continuing arbitration.

(e)   It is agreed that:

            (i) no party to any Finance Document shall take any steps either in the courts of England or elsewhere to have the arbitration proceedings stayed or discontinued in favour of court proceedings; and

            (ii) all arbitration costs (including lawyers' fees and related costs and taxes thereon) shall be borne by the unsuccessful party, unless otherwise determined by the arbitration tribunal.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                             FORM OF DRAWDOWN NOTICE

To:   Standard Bank London Limited
      Cannon Bridge House
      25 Dowgate Hill
      London EC4R 2SB
      England

      as Lender

From: OAO "Arctic Gas"
      25-27 Savvinskaya Naberezhnaya, Building 3
      Moscow 119435
      Russia

      as Borrower

                                                             Date: [__________]

                                               Advance Request No. [__________]

                         USD 100,000,000 Loan Agreement
                              (the LOAN AGREEMENT)
                             dated [__________], [ ]

1. We wish to utilise an Advance in Dollars as follows:

(a)   Drawdown Date: [__________];

(b)   Amount: USD[__________];

(c)   Payment Instructions:

(d)   Purpose: [__________].

2. We confirm that the above purpose complies with Clause 4.3 (Purpose) of the Loan Agreement.

3. We confirm that no Default has occurred and is continuing or will result from the making of the Advance; and each of the other conditions contained in Clause
2.2 (Conditions Precedent to all drawings) is satisfied on the date of this Drawdown Notice and will be satisfied immediately after the Advance is made.

4. Terms defined in the Loan Agreement shall bear the same meanings when used in this Drawdown Notice.

OAO ARCTIC GAS


By:__________________________

Authorised Signatory

                                   SCHEDULE 2

                              CONDITIONS PRECEDENT

PART I

CONDITIONS PRECEDENT TO FIRST TWO CONTEMPORANEOUS DRAWDOWNS

1. Constitutive and Registration Documents

Receipt of copies of all constitutional documents of the Borrower: all documents evidencing the Borrower's registration with the appropriate authorities to conduct its business.

2. Corporate approvals etc.

(a) Corporate approvals: Receipt of evidence that all corporate or constitutional action required by any relevant Law or constitutional document to be taken by each Obligor, authorising:

            (i)   the entry into the Finance Documents to which it is a party;

            (ii) the performance by it of its obligations under the Finance Documents to which it is a party; and

            (iii) a Person or Persons to sign on behalf of it all other documents, notices and communications required to be given by or on its behalf, under or for the purposes of the Finance Documents, has been duly taken.

(b) Specimen signatures: Receipt of original specimen signatures of the Person or Persons referred to in paragraph 2(a)(iii).

3. Financial matters

(a)   Financial statements:

            (i) the last audited annual financial statements of the Borrower, audited by the Auditors or the firm approved in writing by the Borrower from time to time to act as that the Borrower's auditors, as the case may be; and

            (ii) if more recent, the last unaudited semi-annual financial statements of the Borrower.

(b) Directors' statement: a certificate signed by two members of the board of directors of the Borrower stating that there has been no material adverse change in the financial condition, business or operations of the Borrower.

4. Security

(a)   Security: Evidence that:

            (i)   the Pledge has been duly registered in the Register; and

            (ii) all fees payable with respect to the perfection of the Security and any registrations, filings and approvals related thereto have been duly paid.

(b) Stamp duties etc.: Evidence that all stamp, registration and similar taxes and other fees payable in connection with the Finance Documents and the Pledge Agreement have been paid as necessary.

5. Legal opinions:

Receipt of legal opinions from English and Russian legal advisers to the Lender in the forms set out in Schedules 8 and 9 respectively.

PART II

CONDITIONS PRECEDENT TO ALL DRAWINGS

1. Drawdown notice: Receipt by the Lender of a duly completed Drawdown Notice.

2. Representations and warranties: The representations and warranties contained in the Finance Documents are true and correct in all material respects and will remain so, following the relevant Advance.

3. No Default: No Default shall have occurred and be continuing or will occur as a result of the making of the relevant Advance.

4. Financial statements:

(a) the last audited annual financial statements of the Borrower, audited by the Auditors or the firm approved in writing by the Borrower from time to time to act as the Borrower's auditors, as the case may be; and

(b) if more recent, the last unaudited semi-annual financial statements of the Borrower.

5. Directors' statement: a certificate signed by two members of the board of directors of the Borrower stating that there has been no material adverse change in the financial condition, business or operations of the Borrower.

                                   SCHEDULE 3

                              MANDATORY COSTS RATE

The mandatory costs rate is an addition to the interest rate on an Advance to compensate the Lender for the cost attributable to an Advance resulting from the imposition from time to time under or pursuant to the Bank of England Act 1998 (the ACT) and/or by the Bank of England and/or the Financial Services Authority (the FSA) (or other United Kingdom governmental authorities or agencies) of a requirement to place non-interest-bearing deposits or Special Deposits (whether interest-bearing or not) with the Bank of England and/or pay fees to the FSA calculated by reference to liabilities used to fund the Advance.

The mandatory costs rate will be the rate determined by the Lender (rounded upward, if necessary, to four decimal places) as the rate resulting from the application (as appropriate) of the following formula:

      F x 0.01
      --------
        300

where, on the day of application of the formula:

F is the rate of charge payable by the Lender to the FSA pursuant to paragraph 2.02/2.03 of the Fees Regulations (but for this purpose the figure at paragraph 2.02b/2.03b shall be deemed to be zero) and expressed in pounds per (pound)1 million of the Fee Base of the Lender;

The mandatory costs rate attributable to an Advance or other sum for any period shall be calculated at or about 11.00 a.m. (London time) on the first day of such period for the duration of such period.

The determination of the mandatory costs rate in relation to any period shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

If there is any change in circumstance (including the imposition of alternative or additional requirements) which in the reasonable opinion of the Lender renders or will render the above formula (or any element thereof, or any defined term used therein) inappropriate or inapplicable, the Lender shall be entitled to vary the same. Any such variation shall, in the absence of manifest error, be conclusive and binding on all parties and shall apply from the date specified in such notice.

For the purposes of this Schedule:

      FEE BASE has the meaning ascribed to it for the purposes of, and shall be calculated in accordance with, the Fees Regulations.

      FEES REGULATIONS means, as appropriate, either:

      (a)   the Banking Supervision (Fees) Regulations 2000; or

      (b) such regulations as from time to time may be in force, relating to the payment of fees for banking supervision in respect of periods subsequent to 31 March 2001.

                                   SCHEDULE 4

                         REPRESENTATIONS AND WARRANTIES

1.    Formation, status and authorisation

(a) Corporate Status: The Borrower is an open joint stock company and is duly organised and validly existing under the laws of the Russian Federation;

(b) Powers and authorisations: The documents which contain or establish the constitution of the Borrower include provisions which give power, and all necessary corporate authority has been obtained and action taken, for it to own its assets, carry on its business and operations as they are now being conducted, and to sign and deliver, and perform the transactions between the Borrower and the Lender under the Finance Documents to which it is a party and such documents constitute valid and binding obligations of the Borrower enforceable in accordance with their terms (except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally);

(c) Non-violation: neither the signing and delivery of the Finance Documents by the Borrower nor the performance of any of the Borrower's obligations contemplated in any of them does or will contravene or constitute a default under, or cause to be exceeded, any limitation on the Borrower or the powers of its directors imposed by or contained in:

            (i) any Law by which the Borrower or any of its assets is bound or affected;

            (ii) any document which contains or establishes the constitution of the Borrower; or

            (iii) any agreement to which the Borrower is a party or by which any of its or its assets is bound,

      which would have a Material Adverse Effect on the Borrower.

(d) Liquidation: No steps have been taken for the Borrower's liquidation, winding up or dissolution or for the appointment of a receiver, administrator or similar officer to the Borrower or over its assets.

2.    Documentary Requirements:

(a)   Under the laws of England, this Agreement is in proper legal form.

(b) Under the laws of the Russian Federation, the Pledge Agreement is in proper legal form.

(c) Save for the registration of the Security in accordance with the laws of the Russian Federation, it is not necessary that any Finance Document be filed, recorded or registered with any authority and no stamp duty or tax is required in connection with those agreements except as previously paid or effected and disclosed to the Lender.

3.    Compliance

To the best of its knowledge, the Borrower is in compliance with all Environmental Requirements in respect of the Assets so as would not constitute a Material Adverse Effect on the Borrower.

4.    Litigation

No Environmental Claim in which there is a reasonable possibility of an adverse decision which would by itself or together with any other such proceedings or claims have a Material Adverse Effect on the Borrower, is presently in progress or pending or, to the knowledge of the Borrower, threatened against it or any of its Assets;

5.    No Default

No Default has occurred and is continuing.

6.    Financial information

(a) Accounts: The latest audited annual financial statements (including the reports of the Auditors) and unaudited quarterly financial statements of the Borrower:

            (i) have been prepared in conformity with Generally Accepted Accounting Principles; and

            (ii) truly and fairly present the financial condition of the Borrower as of the date thereof and results of its operations for the period then ended.

7.    Security

To the best of the Borrower's knowledge, the Pledge Agreement creates the Security Interests it purports to create and those Security Interests are not subject to any prior or pari passu Security Interests and are not liable to avoidance on liquidation or bankruptcy, composition or any other similar insolvency proceedings involving the Pledgor.

8.    No default under other agreements

No event has occurred which constitutes, or which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute, a contravention of, or default under, any agreement or instrument by which the Borrower or any of its assets is bound or affected, being a contravention or default which might either have a Material Adverse Effect on the Borrower.

                                   SCHEDULE 5

                                  UNDERTAKINGS

PART I - INFORMATION UNDERTAKINGS

1.    Financial statements

(a)   Annual and semi-annual financial statements

      The Borrower shall provide the Lender:

            (i) as soon as reasonably practicable (and in any event within 120 days after the close of each of its financial years) the annual financial statements of the Borrower, audited by the Auditors; and

            (ii) as soon as reasonably practicable (and in any event within 60 days after each Semi Annual Date) unaudited semi-annual financial statements of the Borrower.

(b)   Certificates and forecasts

      The Borrower shall provide, along with each financial statement referred to in paragraph (a) above a certificate, signed by two of its directors confirming the adequacy and accuracy of that financial statement and that no Default has occurred or, as the case may be, that a Default has occurred, its details and proposals for its remedy.

2.    Notices

The Borrower shall promptly notify the Lender in writing of:

(a) any notices, orders or directions given to it by any Government Authority which could reasonably be expected to have a Material Adverse Effect on the Borrower;

(b) any Default and the steps being taken to remedy or mitigate such Default or breach;

(c) any other event of which it is aware and which could reasonably be expected to have a Material Adverse Effect on the Borrower; and

(d) any litigation, arbitration or administrative proceeding or claim of the kind described in Schedule 4 paragraph 4 (Litigation).

PART II - POSITIVE UNDERTAKINGS

1.    Status and business

(a) Status: The Borrower shall preserve its corporate existence as a open joint stock company under the laws of the Russian Federation.

2.    Compliance

The Borrower shall comply in all material respects with applicable Laws.

3.    Records and accounts

(a) Records: The Borrower shall maintain books and records with respect to the Borrower in good order and in compliance with Generally Accepted Accounting Principles and all applicable Laws of the Russian Federation.

(b) Accounting Standards: The Borrower shall maintain accounting records in accordance with Generally Accepted Accounting Principles and ensure that its audited annual financial statements and quarterly unaudited financial statements are so prepared and fully present the financial condition of the Borrower as of the dates specified therein and the results of its operations for the periods specified therein.

4.    Taxes

The Borrower will file all tax returns when due and pay all Taxes prior to the date on which penalties are attached thereto, and all lawful claims which, if unpaid, might result in the creation of a Security Interest over any part of the Assets (except those being contested in good faith and against which adequate reserves are being maintained).

5.    Assets

(a) Licences: The Borrower shall maintain its title and rights to the Licences and the Licensed Blocks;

(b) Compulsory acquisition: The Borrower shall, if non-cash compensation is received in respect of the compulsory acquisition of any property of the Borrower, promptly (in consultation with the Lender) realise that property for the best price possible, the proceeds of which will be applied in accordance with the Finance Documents.

6.    Environmental

(a) The Borrower will comply with all applicable Environmental Requirements and will promptly (after receiving or having actual knowledge of the same) notify the Lender of any circumstances that (aa) may prevent or interfere with such full compliance in the future where in any such case non-compliance would be reasonably likely to have a Material Adverse Effect on the Borrower, or (bb) could give rise to any liability under any Environmental Requirements which liability would be reasonably likely to have a Material Adverse Effect on the Borrower; and

(b) it will promptly (after receiving or having actual knowledge of the same) notify the Lender of any Environmental Claim pending or threatened against it or any circumstances in the reasonable belief of the Borrower that could form the basis of any Environmental Claim against it, which is likely to involve liability and/or expenditure in excess of US$100,000 and shall take all necessary steps without delay to comply with or make objections or representations in respect of such Environmental Claim.

7.    Share Disposition Agreement

Immediately upon receipt of the first two contemporaneous Advances, the Borrower shall do all such acts and things within its control that are necessary to remove the transfer restrictions contained in Article 3.2 of the Share Disposition Agreement.

PART III - NEGATIVE UNDERTAKINGS

1.    Negative pledge and pari passu undertaking

The Borrower shall not create or permit to subsist any Security Interest over present and future assets except for Permitted Security Interests. For the purposes of this paragraph, provisions in any guarantee to the effect that sums received by the guarantor from the principal debtor should be held in trust for the person with the benefit of the guarantee, shall not constitute a Security Interest.

2.    Indebtedness

The Borrower shall not incur any Financial Indebtedness except Permitted Other Indebtedness.

3.    Miscellaneous

The Borrower shall not:

(a) Compulsory acquisition: negotiate for or consent to the compulsory acquisition of a material part of its Assets; or

(b) Offering circular: include any information relating to the Lender in any offering circular unless the information is approved in writing by the Lender.

                                   SCHEDULE 6

                                EVENTS OF DEFAULT

1.    Payments by Borrower

(a) The Borrower fails to make any payment of principal or interest under and in accordance with any Finance Document within 3 Business Days of the due date or, where late payment is due solely to technical errors in the banking system, within 6 Business Days of the due date.

(b) The Borrower fails to make any payment of Commitment fees, other fees, costs or expenses or any other amount payable under and in accordance with any Finance Document within 10 Business Days of the due date.

2.    Misrepresentation

Any representation or warranty made by an Obligor in any Finance Document to which it is a party or any representation or warranty or statement contained in any other document provided to the Lender by or on behalf of any Obligor proves to have been false or misleading in any material respect as of the time made confirmed and which, if capable of remedy, has not been cured within 30 days of receiving notice from the Lender requiring remedy.

3.    Insolvency events

(a) Insolvency: The Borrower: files a petition in bankruptcy or takes any action regarding its rehabilitation, liquidation, winding-up or dissolution.

(b) Proceedings: (i) Any bankruptcy or insolvency proceedings are commenced against the Borrower or (ii) a warrant of attachment or execution or distress or sequestration or similar process is issued or granted against property of the Borrower having a value in excess of USD1,000,000 (or its equivalent in any other currency) and that process continues undismissed for more than 60 days.

(c) Receivers etc.: Any trustee in bankruptcy, judicial custodian, compulsory manager, receiver or the like is appointed with respect to the Borrower.

(d) Judgment: A final judgment or arbitration award in excess of USD1,000,000 is rendered against the Borrower and remains unstayed or unsatisfied for more than 60 consecutive days.

(e) Composition: The Borrower convenes a meeting of its creditors or proposes or makes any arrangement or composition with, or any assignment for the benefit of, its creditors.

(f) Administration, winding up: A petition is presented, or a meeting is convened for the purpose of considering a resolution or other steps are taken for making an administration order against or for the winding up of the Borrower or an administration order or a winding up order is made against the Borrower (other than for the purposes of and followed by a reconstruction previously approved in writing by the Lender, unless during or following such reconstruction the Borrower becomes or is declared to be insolvent).

(g) Other insolvency events: The Borrower is unable to pay its debts within the meaning of Article 3 of the Law on Insolvency (Bankruptcy) of the Russian Federation, or otherwise stops paying its debts as they fall due, or a voluntary arrangement has been proposed under Article 61 of the Russian Civil Code in respect of the Borrower.

(h) Analogous proceedings: Anything analogous to any of the events specified in paragraphs (a), (b), (c), (d), (e), (f) or (g) occurs under the laws of any applicable jurisdiction with respect to the Borrower.

4.    Cross default

(a) The Borrower fails to make any payment in respect of Financial Indebtedness other than a payment required pursuant to a Finance Document and:

            (i) the default remains uncured or unwaived for the applicable grace period;

            (ii) the Financial Indebtedness is cancelled or suspended or becomes or is declared payable prior to its scheduled maturity; and

            (iii) the Financial Indebtedness cancelled, suspended or accelerated exceeds USD1,000,000 (or its equivalent in any other currency) with respect to the Borrower.

(b) Any Security Interest securing Financial Indebtedness exceeding the amounts referred to in (a)(iii) above is enforced.

5.    Security

Any Obligor fails to obtain, renew, maintain or comply in all respects with the registration of the Security in accordance with the laws of the Russian Federation or such registration is suspended, revoked or terminated and which would have a material adverse effect on the Security.

6.    Seizure

Any Person takes possession of a material part of the assets of any Obligor and does not relinquish possession within 60 days of taking possession.

7.    Expropriation

By any act of a Government Authority, the management of the Borrower is wholly or partially displaced or its authority in the conduct of its business is wholly or partially curtailed, or any material part of its assets or revenues is seized, nationalised, expropriated, requisitioned or compulsorily acquired.

8.    Environmental

(a) Any material liability is imposed on the Lender as a consequence of the Lender being party to the Finance Documents which liability results from any change in applicable Environmental Requirements.

(b) Any change in applicable Environmental Requirements results in the rights of any person against the Borrower ranking ahead of the rights of the Lender in a manner which is materially prejudicial to the interests of the Lender.

(c) Any Environmental Claim against the Borrower that results in any real property or any part thereof, occupied or owned by the Borrower being or as being likely to be, in such a condition in relation to the environment as would result in a decrease in the value or saleability of the property in question or part thereof, or which imposes an actual or contingent liability on the Borrower and which has a Material Adverse Effect on the Borrower.

                                   SCHEDULE 7

                          FORM OF TRANSFER CERTIFICATE

                              TRANSFER CERTIFICATE

relating to a facility agreement (the FACILITY AGREEMENT) dated *___________ 20*__ and made between the Borrower and the Lender. Terms defined in the Facility Agreement have the same meanings herein.

1. The Initial Lender:

(a) confirms that to the extent that details appear in the Schedule hereto against, as the case may be, the heading LENDER'S COMMITMENT, such details accurately summarise, as the case may be, its participation in the Facility (as defined in the Facility Agreement); and

(b) in consideration of [payment of $[ ]]/ [release and discharge of the Initial Lenders' obligations under the Funded Participation Agreement] requests the New Lender to accept and procure the transfer to the New Lender of the full amount specified in the Schedule of, as the case may be, its participation in the Facility by counter-signing this Transfer Certificate.

2. The Facility Office and address for notices of the New Lender for the purposes of the Finance Documents are set out in the Schedule.

3. The Initial Lender and the New Lender acknowledge and agree that Clause 22.6 applies to this Transfer Certificate as if set out in full herein, mutatis mutandis.

4. The New Lender hereby undertakes with the Initial Lender and each of the other parties to the Facility Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Facility Agreement will be assumed by it after execution of this Transfer Certificate and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

5. This Transfer Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with English law.

* Initial Lender/ existing Lender       [*New Lender]

                                        Address: *

                                        Fax: *


Signed_____________________________     Signed__________________________________

Dated *___________ 20*__

                                   SCHEDULE 8

                    FORM OF OPINION OF ENGLISH LEGAL ADVISER

                                                              [ ] February, 2002

Standard Bank London Limited (the "BANK")
Cannon Bridge House
25 Dowgate Hill
London EC4R 2SB

Dear Sirs,

$100,000,000 LOAN AGREEMENT FOR OJSC "ARCTIC GAS"

1.    CAPACITY

      You have asked us to provide an English law opinion in connection with the $100,000,000 loan agreement dated [ ] February, 2002 (the "LOAN AGREEMENT") entered into between Open Joint Stock Company "Arctic Gas" (the "BORROWER") and yourselves.

      Unless otherwise defined in this opinion, capitalised terms used in this opinion have the meanings given to them in the Loan Agreement.

      On [ ] February, 2002 we carried out a search against the name of the Borrower with the Registrar of Companies for England and Wales. This search disclosed that the Borrower was not registered with the Registrar of Companies for England and Wales for the purposes of the Companies Act 1985. The foregoing represents the only searches and enquiries that we have carried out.

2.    DOCUMENTS REVIEWED

      We have reviewed the Loan Agreement in connection with this opinion.

3.    ASSUMPTIONS

      In giving this opinion we have made the following assumptions.

      (a) Not Affected by Other Laws. No provisions of the laws of any jurisdiction other than England affect the conclusions in this opinion.

      (b) Documents Complete. The Loan Agreement is complete and authentic and all signatures on it are genuine.

      (c) Existence of the Borrower. The Borrower is an existing legal entity under the laws of its country of incorporation, with full legal personality.

      (d) Due Authorisation, Execution and Delivery. The execution, delivery and performance of the Loan Agreement by the Borrower has been duly authorised, executed and delivered by the appropriate management body of the Borrower.

      (e) Enforceable Obligations Under Other Laws. The Loan Agreement constitutes the legal, valid, binding and enforceable obligations of the Borrower under all applicable laws other than the laws of England.

      (f) No Other Arrangements. There are no other arrangements between the parties to the Loan Agreement which modify or supersede any of the terms and conditions of the Loan Agreement.

      (g) Solvency of the Borrower. No corporate or other action has been taken by the Borrower and no other steps have been taken or legal proceedings started against it, for its bankruptcy, insolvency or liquidation (howsoever defined) under the laws of any jurisdiction which may be applied to it, and no previous similar event has taken place with regard to the Borrower.

      (h) Borrower's Registration: The Borrower does not have has an established place of business in England and Wales for the purposes of Section 409 of the Companies Act 1985 (although not conclusive evidence thereof, this assumption is supported by the search conducted with the Registrar of Companies for England and Wales referred to above).

4.    OPINION

      Based on the foregoing and having regard to such other legal considerations as we deem relevant and subject to the qualifications set out below, we are of the opinion that under English law:

      (a)   LEGALITY, VALIDITY, ENFORCEABILITY

            The Loan Agreement constitutes the legal, valid and binding obligations of the Borrower and is enforceable in accordance with its terms.

      (b)   NO REGISTRATION REQUIRED

            It is not necessary or desirable to file, register or record the Loan Agreement with any governmental, judicial and public bodies and authorities of or in England.

      (c)   GOVERNING LAW AND JURISDICTION

            The choice of English law to govern the Loan Agreement, and the submission by the Borrower to arbitration in England should be recognised and upheld by an arbitration tribunal sitting in England.

5.    QUALIFICATIONS

      The above opinion is subject to the following qualifications.

      (a) Laws of England. This opinion is confined solely to the laws of England in force at the date of this opinion. We have made no investigation and no opinion is expressed or implied as to the laws of any other jurisdiction.

      (b) Bankruptcy, etc. This opinion is subject to all limitations resulting from the laws of bankruptcy, insolvency, liquidation and other laws of general application relating to or affecting the rights of creditors.

      (c) Non-conclusive nature of Certificates. The English courts may not always treat as conclusive those certificates, judgments, determinations, records and opinions which the Loan Agreement states are to be so treated.

      (d) Equitable Remedies. Equitable remedies, such as an order for specific performance or the issue of an injunction, are available only at the discretion of the court and certain obligations may result in a claim for damages only as opposed to specific performance.

      (e) Limitation of Liability. The effectiveness of any term excusing a party from a liability or duty otherwise owed is limited by law.

      (f) Severability. Any provision of the Loan Agreement providing that the illegality, invalidity or unenforceability of any provision will not affect the legality, validity or enforceability of any other provision may not be effective in certain circumstances.

      (g) Penalties Invalid. A provision for additional interest to be paid on overdue amounts may be deemed to be a penalty and hence, irrecoverable.

      (h) Laches. Failure or delay in exercising any right may nonetheless constitute a waiver of that right in spite of provisions to the contrary in the Loan Agreement.

      (i) Courts' Discretion. As used in this opinion, the term "ENFORCEABLE" (and similar expressions) means that the relevant document is of a type customarily enforced by the courts in England. However, not every obligation or document will be enforced in accordance with its terms in all circumstances, enforcement being subject to the non-conclusive nature of certificates, doctrines of good faith and fairness, the availability of equitable remedies and other matters.

      (j) Reasonableness. Where any party to any agreement is vested with a discretion or may determine a matter in its opinion, English law often requires such discretion to be exercised reasonably or such opinion to be based on reasonable grounds.

      (k) Other Documents. No opinion is expressed on any document other than the Loan Agreement.

      (l)   Matters of Fact. No opinion is expressed as to matters of fact.

This opinion is addressed to you and may only be relied upon by you and by no other person unless we agree otherwise.

                                   SCHEDULE 9

                    FORM OF OPINION OF RUSSIAN LEGAL ADVISER

                                                              [ ] February, 2002

Standard Bank London Limited (the "BANK")
Cannon Bridge House
25 Dowgate Hill
London EC4R 2SB

Dear Sirs,

$100,000,000 LOAN AGREEMENT FOR OJSC "ARCTIC GAS"

1.    CAPACITY

      We have acted as your legal advisers in the Russian Federation in connection with the $100,000,000 loan agreement dated [ ] February, 2002 (the "LOAN AGREEMENT") entered into between Open Joint Stock Company "Arctic Gas" (the "BORROWER") and yourselves.

      Unless otherwise defined in this opinion, capitalised terms used in this opinion have the meanings given to them in the Loan Agreement and the Pledge Agreement (as defined below).

      In addition, in this opinion:

      (a)   "DOCUMENTS" means the documents specified in paragraph 2;

      (b)   "FINANCE DOCUMENTS" means the documents listed in paragraph 2.1; and

      (c) "PLEDGOR" means Benton Oil and Gas Company acting as pledgor under the Pledge Agreement.

2.    DOCUMENTS REVIEWED

      In this connection, we have reviewed the following Documents:

      2.1   Finance Documents:

            (a)   a copy of the Loan Agreement;

            (b)   a copy of the Share Pledge Agreement between the Pledgor and
                  the Bank dated [         ] (the "PLEDGE AGREEMENT").

      2.2   Corporate Documents:

            (a) a notarised copy the Charter (New Version) of the Borrower registered with the State Registration Chamber (the "SRC") on 23rd April, 1997 (the "CHARTER");

            (b) a notarised copy of the amendment to the Charter dated 19th June, 1997 and 21st July, 1997 and registered with the SRC on 14th August, 1997;

            (c) a notarised copy of the amendment to the Charter dated 21st August, 1997 and 23rd June, 1998 and registered with the SRC on 21st July, 1998;

            (d) a notarised copy of the amendment to the Charter dated 25th May, 1999 and registered with the SRC on 16th June, 1999;

            (e) a copy of the unregistered amendment to the Charter dated 25th May, 1999;

            (f) a certified copy of the Registration Certificate No. R-6420.16 dated 7th March, 1997 issued by the SRC;

            (g) a notarised copy of the duplicate of the Registration Certificate No. R-6420.16.1 dated 23rd April, 1997 issued by the SRC;

            (h) a notarised copy of the Registration Certificate No. R-6420.16.2 dated 14th August, 1997 issued by the SRC;

            (i) a notarised copy of the Registration Certificate No. R-6420.16.3 dated 21st July, 1998 issued by the SRC;

            (j) a notarised copy of the Registration Certificate No. R-6420.16.4 dated 16th June, 1999 issued by the SRC;

            (k) a faxed copy of the Regulation on the general director of the Borrower dated 29th April, 1998 signed by the General Director;

            (l) the list of persons registered in the shareholder's register of the Borrower as of 11th January, 2002;

            (m) the notarised copy of the extract from the shareholder's register of the Borrower as of 19th February, 2002 evidencing the Pledgor's ownership of the shares in the Borrower; and

            (n) the protocol of the Extraordinary General Shareholders' Meeting of the Borrower No. 01/2002 dated 6th February, 2002.

      2.3   Tax Registration Certificates:

            (a) a notarised copy of the certificate of registration of the Borrower with the State Tax Inspectorate No. 0005940 dated 2nd August, 1999 issued by the Ministry of Taxes and Duties.

      2.4   Documents Related to the Borrower's Executive Bodies:

            (a) a certified copy of the Minutes of the General Shareholders' Meeting of the Borrower No. 3 dated 30th October, 2001 in relation to the appointment of Mr. D.M. LeClair as the General Director of the Borrower;

            (b) an original Order of the General Director of the Borrower No. 66a dated 12th February, 2002 appointing Ms. T.I. Petuhova as acting Chief Accountant of the Borrower;

            (c) a copy of the Contract between the General Director of the Borrower and the Borrower dated 22nd February, 2002 (the "CONTRACT");

            (d) an original Order of the General Director of the Borrower No. 87 dated 22nd February, 2002 confirming the previous orders of the General Director;

            (a) a notarised copy of the Specimen of the signature of [each] authorised signatory of the Borrower dated 13th February, 2002.

3.    ASSUMPTIONS

      In giving this opinion we have assumed the following:

      (a) Not affected by other laws: no provisions of the laws of any jurisdiction other than the Russian Federation affect the conclusions in this opinion. For example, we have assumed that in so far as any obligation is to be performed in any jurisdiction outside of the Russian Federation, its performance will not be illegal or ineffective by virtue of it being contrary to the laws of that jurisdiction;

      (b) Documents complete: all Documents submitted as copies conform to the original and are complete and authentic and all signatures on the Documents are genuine;

      (c) No amendments of the Documents: none of the Documents has been amended since the date of the Documents, which or copies of which we reviewed;

      (d) Accuracy of statements: all factual statements, warranties, representations, assurances and confirmations made in the Documents are true, accurate and complete;

      (e) No other arrangements: there are no other arrangements involving the Bank, the Pledgor and the Borrower which modify or supersede any of the terms and conditions of the Documents;

      (f) General compliance: all relevant corporate resolutions and approvals were made by duly authorised bodies of the Borrower in full compliance with the requirements of applicable Russian legislation, including but not limited to the requirements concerning major and interested party transactions;

      (g) Other parties exist: all the entities expressed to be parties to the Finance Documents (other than the Borrower) are existing legal entities with legal personality and that the Finance Documents have been duly authorised, executed and delivered by each of the parties thereto other than the Borrower;

      (h) Choice of law: the choice of English law to govern the Loan Agreement and the choice of Russian law to govern the Pledge Agreement is a valid choice of law in England and would be upheld by the English courts or an arbitral tribunal sitting in England;

      (i) Enforceable obligations of other parties: the Finance Documents constitute legal, valid, binding and enforceable obligations of each of the parties thereto other than the Borrower;

      (j) Enforceable under other laws: each of the Finance Documents constitutes legal, valid, binding and enforceable obligations of each of the parties thereto under all applicable laws other than the laws of the Russian Federation;

      (k) Finance Parties' internal requirements: all the entities expressed to be parties to the Finance Documents (other than the Borrower) have complied with their respective internal requirements in order to approve and authorise the conclusion of the Finance Documents to which they are parties;

      (l) Finance Parties not on notice: at the time of execution of any Finance Documents, the Bank was not on notice, either actual or constructive, of any prohibition or restriction on the execution of any of the Finance Documents by any of the Borrower or the Pledgor or the creation by the Pledgor of the security interest or any other interest in or equity affecting them or their assumption of any obligations thereunder to which they are a party;

      (m) Pledgor is an owner: the Shares were duly acquired by the Pledgor and it is the owner, free and clear of any encumbrance, third-party rights or other legal restriction or impediment, of the Shares and no security or other encumbrance of any kind has been created (or agreed to be created) over the Shares in favour of any other person other than the Bank.

      (n) Shares duly issued: The Shares were duly issued, registered and fully paid for prior to the execution of the Pledge Agreement.

      (o) No notices: prior to the receipt of all notices of [the assignment or] the pledge required to be given in accordance with the terms of the Pledge Agreement by the persons or entities to which such notices are to be given under the terms of the Pledge Agreement, no notice of any other security interest or any other interest in the rights which are expressed to be [assigned or] pledged under the Pledge Agreement has been given to or received by any such person or entity;

      (p)   Solvency of Obligors:

            (i) no corporate or other action has been taken by any Obligor, and no other steps have been taken or legal proceedings started against any of the Obligors, for supervision, external management, administration or other insolvency proceedings (as contemplated - in relation to the Borrower only - in the Federal Law No. 6-FZ "On Bankruptcy (Insolvency)" of 8th January, 1998) and no analogous proceedings have been commenced under the laws of any other jurisdiction; and

            (ii) each Obligor is solvent and able to pay all its respective debts, and has not become, or will not become, unable to pay its debts as a consequence of its entering into any Finance Document to which such Obligor is a party.

      (q) No Change to Registration: nothing has occurred to affect the validity of the registrations referred to in paragraph 2.2 since we examined the certificates relating thereto;

      (r) No external management company: the Borrower does not have an external management company appointed as its executive body and any such arrangements (if existed in the past) were properly and validly terminated;

      (s) Mandatory Instructions: no person has given the Borrower (and the Borrower has not received from any person) any mandatory or other instructions pursuant to any agreement or contract which would conflict with, or prevent, the Borrower from executing, delivering or performing the Loan Agreement;

4.    LEGAL OPINION

      Subject to assumptions and qualifications mentioned in this opinion, it is our opinion that under the laws of the Russian Federation:

      (a)   STATUS

            (i)   The Borrower is an open joint stock company.

            (ii) The Borrower is duly organised and validly existing under the laws of the Russian Federation, possessing perpetual corporate existence and the capacity to sue or be sued in its own name.

      (b)   POWER AND AUTHORITY

            (i) The Borrower has the corporate power to enter into, sign, execute and perform the Loan Agreement and the respective transactions contemplated thereby and has taken all necessary corporate action to authorise its entry into the Loan Agreement and the respective transactions contemplated thereby.

            (ii) The Borrower has all proper authorities, permissions, licences and consents for the entry into, performance, validity and enforceability of, and the respective transactions contemplated by, the Loan Agreement and all such authorities, permissions, licences, consents and registrations are in full force and effect.

      (c)   DUE EXECUTION

            The Loan Agreement has been executed on behalf of the Borrower by duly authorised persons.

      (d)   LEGAL VALIDITY

            The Loan Agreement constitutes legal, valid, binding and enforceable obligations of the Borrower and, provided that a notarised translation is produced at the time of such enforcement, is in proper form for its enforcement in the courts of the Russian Federation.

      (e)   NON-CONFLICT

            (i) The entry into the Loan Agreement by the Borrower and the performance of the respective transactions contemplated thereby by the Borrower do not and will not conflict with (i) any applicable law, rule or regulation in force in the Russian Federation at the date of this opinion or (ii) the constitutional documents of the Borrower; and

            (ii) The entry into the Pledge Agreement by the Pledgor and the performance of the respective transactions contemplated thereby by the Pledgor do not and will not conflict with any applicable law, rule or regulation in force in the Russian Federation.

      (f)   NO IMMUNITY

            (i) The execution and performance by the Borrower of the Loan Agreement constitutes its private and commercial acts for private and commercial purposes; and

            (ii) the Borrower will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in the Russian Federation in relation to the Loan Agreement.

      (g)   INTEREST LIMITATION

            There is no applicable security or interest limitation law in the Russian Federation which may restrict the recovery of payments under or in connection with the Loan Agreement.

      (h)   REGISTRATION AND STAMP DUTIES

            Except for registration of the Pledge in the shareholder's register of the Borrower, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Finance Documents in the Russian Federation that they be filed, recorded or enrolled with any court or other authority nor that any stamp or registration duty or similar taxes or charges be paid on or in relation to the Finance Documents.

      (i)   ARBITRATION, JURISDICTION AND PROPER LAW

            (i) Russia, as a successor State to the USSR, is bound by international agreements to which the USSR was a party, such as the 1958 New York Convention on the Recognition and Enforcement of Arbitration Awards (the "CONVENTION"). Foreign arbitration awards are therefore generally recognised in the Russian Federation provided the procedural requirements of Russian law are met and none of the conditions set out in

                  Article 5 of the Convention apply.

            (ii) Given the absence of any treaty regarding the enforcement of judgements between the Russian Federation and the United Kingdom, English court judgments are not directly enforceable in the Russian Federation.

            (iii) The choice of English law as the proper law of the Loan
                  Agreement would be upheld as a valid choice of law by the courts of the Russian Federation and applied by such courts in proceedings in relation to such documents as the proper law thereof.

            (iv) The submission to the international arbitration by the Borrower contained in the Loan Agreement is valid and not subject to revocation and would be upheld by courts in the Russian Federation.

      (j)   SECURITY

            Following the registration of the Pledge in the shareholder's register of the Borrower, the Pledge will be effective under the laws of the Russian Federation to create, and will create legal, valid and enforceable security interest in favour of the Bank over the Shares subject to all laws affecting priorities and secured creditor's rights generally.

      (k)   WITHHOLDING TAX

            In accordance with Russian tax legislation the Borrower is obliged to deduct a withholding tax from all payments of interest and fees at a rate of 20% of the amount concerned, unless the Bank, on a basis of the double tax treaty, is entitled to an exemption from the withholding tax specified in such treaty.

      (l)   BANK BEING LICENSED

            It is not necessary that the Bank should be licensed, qualified or otherwise entitled to carry on business in the Russian Federation in order to enter into, or perform any of its obligations or enforce its rights against the Obligors under the Finance Documents to which both the Bank and the relevant Obligor are parties.

      (m)   RESIDENCE

            The Bank is not or will not be deemed to be resident, domiciled or carrying on business in the Russian Federation by reason only of the execution, performance and/or enforcement of the Finance Documents.

      (n)   CENTRAL BANK LICENCE

            No Central Bank Licence is required for the Borrower to enter into the Loan Agreement and perform its obligations thereunder. However, the Borrower shall file with the relevant Russian authorised bank the documents required by the Instruction of the Central Bank of the Russian Federation No. 101-I dated 10 September, 2001 no later than the date when the Borrower commences to perform its payment obligations under the Loan Agreement.

5.    QUALIFICATIONS

      The above opinion is subject to the following qualifications:

      (a)   Russian laws:

            (i) Russian laws today: This opinion is confined solely to the laws of the Russian Federation in force at the date of this opinion.

            (ii) Federal legislation only: We have made no investigation and no opinion is expressed or implied as to the laws of any other jurisdiction nor as to local or regional laws of the Russian Federation. We would not expect any local or regional laws to have any material adverse impact on the rights of any Finance Party.

            (iii) Official publications: We shall be deemed to have knowledge only of information that has been published, prior to the date of this opinion, in the following official publications:

                  (A)   Rossiyskaya Gazeta (the Russian Gazette);

                  (B) Sobranie Zakonodatelstva Rossiyskoy Federatsii (the Bulletin of the Legislation of the Russian Federation);

                  (C) Bulletin Normativnykh Aktov Federalnykh Organov Ispolnitelnoy Vlasti (the Bulletin of Normative Acts of the Federal Executive Bodies); and

                  (D) Vestnik Banka Rossii (Herald of the Bank of Russia), and information that is contained in the Documents.

                  In this context, you should note that it is not unusual for legislation, rules, regulations, orders, decrees or other sources of Russian legislation whatsoever to be enacted with retroactive effect or to be published some time after their enactment. Furthermore, this opinion does not take into account any unpublished, secret or classified legislation of the former Union of Soviet Socialist Republics or the Russian Federation, or other legislation of the Russian Federation which is not readily accessible to law firms in the Russian Federation.

            (iv) No deemed knowledge of press reports: We shall not be deemed to have knowledge of any information that has been published in the press or in other documents (save for the Documents and the official publications mentioned in subparagraph 5 (a)(iii) above).

            (v) Public Order: The law of any other jurisdiction (including English law) will not apply in the Russian Federation if its application would have any effect which is contrary to the basic principles of Russian law and public order in the Russian Federation. We do not believe that any of the provisions of the Finance Documents are contrary to the basic principles of Russian law and public order in the Russian Federation.

            (vi) Laws vague: The laws of the Russian Federation are often vague, change rapidly, are sometimes contradictory and are therefore difficult to interpret. There can be no assurance that Russian legislation and regulations will not be altered, in whole or in part, or that a Russian court or other authority will not interpret such rules and regulations in such a way that the arrangements considered in the Finance Documents or any transaction thereunder are rendered illegal, null or void, whether retroactively or otherwise, or are adversely affected in any way.

      (b)   Bankruptcy, etc.

            (i) Borrower: Save as mentioned below, we have not made any enquiries or investigations concerning the solvency of the Borrower. The Bulletin of the Supreme Arbitration Court provides information as to whether or not a liquidator, is appointed in respect of companies or their assets. Such information is not necessarily up to date as it is always published some time after the relevant event has occurred. No such event is listed in respect of the Borrower in any of the Bulletins published during 2002 (Bulletin No. 2 being the most recent Bulletin).

            (ii) Generally: This opinion is subject to all limitations resulting from the laws of bankruptcy, insolvency, liquidation and other laws of general application relating to or affecting the rights of creditors.

      (c)   Enforceability:

            As used in this opinion, references to a Finance Document being "ENFORCEABLE" (or similar expressions) means that the relevant document is of a type and form enforced by the courts in the Russian Federation and the provisions thereof should be enforced by the courts in the Russian Federation. However, you should note the following:

            (i) Interpretation: We express no opinion as to how exactly the Russian courts would interpret any particular provision of the Finance Documents if the matter ever came before such courts.

            (ii) Courts' discretion: It is not certain that each obligation under the Finance Documents will be enforced in accordance with its terms in every circumstance, such enforcement being, in any event, subject to the nature of the remedies available in the courts in the Russian Federation, the acceptance by such courts of jurisdiction, the powers of such courts to stay proceedings and other principles of law and procedure of general application.

            (iii) Russian courts: Given that the Finance Documents provide for disputes to be submitted to international arbitration, we cannot be certain that the courts in the Russian Federation would assume jurisdiction.

            (iv) Enforcement of arbitral awards: The law or a judgment or arbitral award of any other jurisdiction (including England) will not apply in the Russian Federation if its application would have any effect which is contrary to the basic principles of Russian law and public order in the Russian Federation.

            (v) Practical difficulties: Enforcement of judgments and arbitration awards in the Russian Federation can be difficult in practice and, as a consequence, the prospect of practical enforcement of any of the Finance Documents in the Russian Federation may be doubtful.

            (vi) Foreign judgments: We express no opinion on the extent to which a judgment obtained in a court outside the Russian Federation will be enforceable in the Russian Federation.

            (vii) Russian procedural rules: Proceedings in a Russian court must be commenced in accordance with Russian procedural rules. Such rules in relation to, inter alia, the nature and timing of any formal demands to be given by the claimant to the defendant prior to the commencement of proceedings will prevail over any conflicting provision of the Finance Documents.

            (viii) Foreign language documents to be translated: In those instances where recognition and execution of any proceedings in connection with the Finance Documents are brought before a court or tribunal in the Russian Federation, the presentation of any English language documents in such court or tribunal may require an apostille thereon and a notarised translation thereof and certain other Russian Federation procedural requirements will need to be satisfied including payment of court fees, absent an exemption, at the rates established from time to time by applicable legislation and a claimant might not be able to avail itself of courts in the Russian Federation if such fees are not paid.

            (ix) Prevailing language of documents: Where a document is executed in English and in Russian or is accompanied by a notarised translation in English or Russian, as the case may be, it is doubtful whether a Russian court will enforce a provision in such a document stating that the English language version is to prevail. However, we are not aware of any Russian law or precedent to this effect.

            (x) Application of foreign laws: While, as stated, a Russian court should uphold the application of English law to the Finance Documents (except for the Pledge Agreement), there is considerable doubt as to how far a Russian court would be capable, in practice, of applying the laws of a foreign jurisdiction.

            (xi) Areas where effect may not be given to contractual terms: You should note that, as in other jurisdictions (including England), it is not always the case that all provisions of an agreement will be enforced strictly in accordance with their terms and we would draw your attention to the following:

                  (aa) Discretions to be exercised reasonably: Where any party to any agreement is vested with a discretion or may determine a matter in its opinion, Russian law may require that such discretion is exercised reasonably or that such opinion is based on reasonable grounds.

                  (bb) Certificates: Whilst certificates, judgments, determinations, records and opinions which the Finance Documents state are to be treated as conclusive would be generally so treated, there could be circumstances in which a court in the Russian Federation would not treat them as conclusive.

                  (cc) Remedies discretionary: Remedies such as an order for specific performance or the issue of an injunction, are available only at the discretion of the court and certain obligations may result in a claim for damages only as opposed to specific performance. Although Russian courts have jurisdiction to order the specific performance of certain contractual obligations, there is no clearly defined mechanism for the enforcement of such orders.

                  (dd) Exculpatory provisions: The effectiveness of terms exculpating a party from a liability or duty otherwise owed are limited by law.

                  (ee) Severability: Any provision of the Finance Documents providing that the illegality, invalidity or unenforceability of any provision will not affect the legality, validity or enforceability of any other provision may not be effective in certain circumstances.

                  (ff) Additional interest penalty: Any provision for additional interest to be paid on overdue amounts may amount to an irrecoverable penalty.

                  (gg) Laches: Failure or delay in exercising any right may constitute a waiver of that right in spite of provisions to the contrary in the Finance Documents .

                  (hh)  Indemnities:

                        (I) We are not aware of any authority as to whether (or in what manner) or not a court in the Russian Federation would give effect to the indemnities or other provisions which incorporate indemnity concepts contained in the Finance Documents.

                        (II) A court in the Russian Federation will not necessarily give full effect to an indemnity for the costs of litigation or enforcement.

                        (III) Generally, Russian law has no concept of an

                              "indemnity" obligation. It recognises the concept of claims for damages for breach of contractual obligation and we cannot say that effect would be given in the Russian Federation to concepts which are not recognised in the law of the Russian Federation. There is no certainty, therefore, that such indemnities will give greater rights than would arise under normal damages claims.

                        (IV) Any obligations requiring an indemnity in respect of stamp duties in the Loan Agreement or other Finance Documents may be void in respect of stamp duties payable in the Russian Federation.

            Generally:

            (A) as mentioned in 4(i)(iii) above, the Russian courts should, if the matter were tried before them, apply English law to the Loan Agreement; and

            (B) similarly, if the Russian courts were asked to enforce a foreign arbitration award, they should not, provided the procedural requirements referred to in 4(i)(i) have been met and none of the conditions referred to in 4(i)(i) apply, re-examine the case but should simply enforce the award.

            However, as a matter of practice, we cannot rule out the possibility of the Russian courts taking into account Russian law principles either when hearing a case direct or the Russian courts re-opening an arbitration award and applying such principles.

      (d) Third parties: A person may not be able to enforce a provision of the Finance Documents expressed to be in his favour unless he is a party to the Finance Documents concerned. (Whilst, in theory, Russian law does allow this, we are not aware of practical examples and cannot say how, or whether, such third party would be able to enforce rights purported to be given to him under a contract to which he is not a party).

      (e)   Security Interests and security assets:

            (i) Title to assets: We do not express any opinion as to the Pledgor's title to, or as to the marketability of, any of the Shares.

            (ii) Public Auction: Article 349 of the Civil Code allows a pledge of movable assets to be enforced without recourse to the court if the contract of pledge itself provides for this possibility. We are not aware of any decided case on Article 349 of the Civil Code and can give no guidance as to whether provisions for levy of execution set out in the Pledge Agreement are sufficient for this purpose. It is also unclear how the rules for a public auction of pledged assets which are set out in Article 448 of the Civil Code would apply to the sale of the Shares.

            (iii) Limitation of voting rights: Prohibition on the Pledgor to vote with the Shares on certain matters under the Pledge Agreement may not be enforceable in accordance with Article 9(2) of the Civil Code of the Russian Federation.

            (iv) Enforcement of the Pledge: Enforcement of Pledge is subject to limitations contained in Article 348 of the Civil Code.

                  Also, in accordance with Article 350 of the Civil Code, upon request of the Pledgor, a Russian court can suspend the enforcement procedures for one year.

            (v) Acquisition of the Shares: The acquisition of the Shares by a third party or by the Bank as a result of enforcement of the Pledge will be subject to the provisions of the Russian joint stock company, securities and antimonopoly legislation including compliance with the requirement to receive the preliminary antimonopoly consent (if required).

      (f)   Taxes:

            (i) Russian tax legislation includes provisions stating that it is unlawful for agreements to provide for the payment of another person's tax liability.

            (ii) While the gross-up provisions in the Loan Agreement are drafted to take effect as an increased payment rather than a provision for the payment of tax, it may be argued (although we do not believe this to be a good argument) that such a provision breaches the spirit of the law and is itself unlawful.

            (iii) In order to enjoy exemption referred to in paragraph 4(k) the
                  Bank, prior to the first payment by the Borrower under the Loan Agreement, shall provide the Borrower with the confirmation (certified by the competent authorities) that it is a resident in the jurisdiction having the double tax treaty with the Russian Federation allowing the Bank to be exempted from withholding tax.

      (g) Searches of registers: We have not searched any public register for copy of the Charter of the Borrower. Accordingly, we have not verified independently the copies of such documents and have placed reliance upon the copies provided to us as indicated in paragraph 2 above.

      (h) Discrepancies in the Documents: We have been provided with two copies of the amendment to the Charter approved by the shareholder's meeting held on 19th June, 1997 and 21st July, 1997. One copy of the amendment states that the charter capital of the Borrower consists of 2400 shares with the nominal value of 1,000,000 roubles each (the "FIRST COPY") whereas the second copy of the amendment states that the charter capital of the Borrower consists of 100 shares with the nominal value of 24,000,000 roubles each (the "SECOND COPY"). We were informed over the phone on 20th February, 2000 that the Second Copy is incorrect and was issued by mistake. Since only the First Copy is consistent with the other Documents, we have based our opinion on it only and are not commenting on the effect the Second Copy of the amendment might have.

      (i) Headings: Headings and side headings shall be ignored in connection with the construction of this opinion.

      This opinion is addressed to you in your capacity as the Bank and for your benefit, and may be relied upon by you in such capacity, but may be not relied upon or disclosed to any other person.

                                   SIGNATORIES

OAO ARCTIC GAS

By:   _____________________________
      Name:
      Title:

By:   _____________________________
      Name:
      Title:


STANDARD BANK LONDON LIMITED

By:   _____________________________
      Name:
      Title:

                                   SCHEDULE 7

                           (FORM OF PLEDGE AGREEMENT)

                                    [INSERT]

                                27 FEBRUARY 2002

                           BENTON OIL AND GAS COMPANY

                          STANDARD BANK LONDON LIMITED

                       ==================================

                        AGREEMENT OF PLEDGE OF SHARES IN
                        JOINT STOCK COMPANY "ARCTIC GAS
                                    COMPANY"

                       ==================================

                                    CONTENTS

CLAUSE                                                                      PAGE
1.  INTERPRETATION .....................................................       1

    Definitions ........................................................       1
    Interpretation .....................................................       5
    Headings ...........................................................       6
    Annexes ............................................................       6

2.  PLEDGE .............................................................       6

    Subject matter of the Pledge .......................................       6
    Ranking of the Pledge ..............................................       6
    Value of the Shares ................................................       6
    Location of Shares .................................................       6
    Duration of the Pledge .............................................       6
    Replacement shares and Additional shares ...........................       7
    Requisition or nationalisation of the Shares .......................       8

3.  ASSURANCES AND CONFIRMATIONS .......................................       8

4.  OBLIGATIONS OF THE PLEDGOR .........................................       9

5.  VOTING RIGHTS ......................................................      12

6.  DIVIDENDS ..........................................................      12

7.  LEVY OF EXECUTION ..................................................      13

    Procedure for the Public Auction ...................................      13
    Transfer of title ..................................................      15
    Application of proceeds ............................................      15

8.  PROTECTION OF RIGHTS OF THE BANK ...................................      16

9.  OTHER RIGHTS OF THE BANK ...........................................      16

10. CHANGE OF NAME .....................................................      16

11. NOTICES ............................................................      16

12. ENGLISH LANGUAGE ...................................................      17

13. SUCCESSORS AND ASSIGNS .............................................      17

14. AMENDMENTS .........................................................      17

15. INVALIDITY AND SEVERABILITY ........................................      17

16. REMEDIES AND WAIVERS ...............................................      17


                                                                          Page I

17. CONFIDENTIALITY AND DISCLOSURE .....................................      18

18. GOVERNING LAW ......................................................      18

19. ARBITRATION AND JURISDICTION .......................................      18

20. COUNTERPARTS .......................................................      19

ANNEX 1 ................................................................      21

ANNEX 2 ................................................................      22

ANNEX 3 ................................................................      23

ANNEX 4 ................................................................      24

ANNEX 5 ................................................................       I


                                                                         Page II

THIS AGREEMENT ON PLEDGE OF SHARES (the AGREEMENT) is made on 27 February 2002 in the city of Moscow

BETWEEN

BENTON OIL AND GAS COMPANY, a corporation organised under the laws of Delaware, USA, whose principal place of business is at 15835 Park Ten Place Drive, Suite 115, Houston, Texas 77084, USA (the PLEDGOR),

AND

STANDARD BANK LONDON LIMITED, a financial institution with limited liability established under the laws of England whose principal place of business is at Cannon Bridge House, 25 Dowgate Hill, London, EC4R 2SB (the BANK),

together referred to as the PARTIES.

WHEREAS

(A) Pursuant to a Loan Agreement (as defined below) between the Company (as defined below) and the Bank, the Bank has agreed to lend to the Company an amount not to exceed US$ 100,000,000 on the terms specified in the Loan Agreement.

(B) This Agreement is to provide the sole security required by the Bank from Pledgor for monies to be advanced to the Company under the Loan Agreement.

(C) The Pledgor has agreed to enter into this Agreement in order to secure the Company's obligations under the Loan Agreement.

IT IS AGREED as follows:

INTERPRETATION

DEFINITIONS

1.1 Words and expressions defined in the Loan Agreement shall, when used in this Agreement and not otherwise defined in this Agreement, have the meaning given to them in the Loan Agreement, and the following terms and, unless the context otherwise requires, the following words, expressions and abbreviations have the following meanings:

ADDITIONAL SHARES has the meaning given to it in clause 2.7;

ADVANCE has the meaning given to it in the Loan Agreement;

BLOCKED SHARES means 690 of the shares of the Company owned by the Pledgor as of the date of signing of this Agreement that are subject to transfer restrictions pursuant to the Share Disposition Agreement dated 11 June 1998 between Pledgor and Company;

BUSINESS DAY means any day when banks are open for business in Moscow, London and New York;

BUYER means Sequential Holdings Russian Investors, a company organised and existing under the laws of Cyprus;

BUYER'S DEPO ACCOUNT means the share depository account maintained in Buyer's name in the books of Depository in accordance with the laws of the Russian Federation;

CIVIL CODE means the Civil Code of the Russian Federation;

COMPANY means Joint Stock Company "Arctic gas company", an open stock company organised and existing under the laws of the Russian Federation, whose registered office is at Industrialnaya st. 6, Novy Urengoy, 626718, Russian Federation;

DEPOSITORY means OAO Depository Russian Investors, an open joint stock company organised and existing under the laws of the Russian Federation and licensed as a depository under the laws of the Russian Federation;

EVENT OF DEFAULT has the meaning given to it in the Loan Agreement;

LAW ON PLEDGE means Law of the Russian Federation "On Pledge" of 29 May 1992 No. 2872-1;

LOAN AGREEMENT means the loan agreement dated 27 February 2002 between the Bank and the Company pursuant to which Bank has agreed to provide a credit facility of USD100,000,000 to Company, attached hereto as Annex 2, as such loan agreement may from time to time be assigned;

NOTICE OF RELEASE means the notice of release of the Pledge to be filed with the Registrar substantially in the form set forth in Annex 5;

REPLACEMENT SHARES has the meaning given to it in clause 2.7;

PERMITTED SECURITY INTEREST means:

(a)   the Pledge (as defined below); or

(b) any tax or other non-consensual Security Interest arising by operation of law or other statutory Security Interest arising in the ordinary course of business, provided that such Security Interest (other than a Security Interest for a sum which is not yet delinquent) is discharged within 30 days after the date it is created or, if the validity or amount of such Security Interest or the sum secured by such Security Interest is being contested in good faith and by proper proceedings and adequate reserves have been set aside for the payment of such sum, within 30 days after final adjudication;

PLEDGE means the pledge created pursuant to clause 2.1;

PURCHASE AGREEMENT means the sale and purchase agreement dated 27 February 2002 between Pledgor as seller and Buyer as may be amended, varied, novated or supplemented from time to time, pursuant to which Pledgor has agreed to sell to Buyer 1,640 shares of the Company's issued and outstanding capital stock, representing a 68.33% ownership interest in the Company upon the terms and subject to the conditions set out in such sale and purchase agreement;

REGISTER means the system for maintaining the register of Company's shareholders in which system ownership of the Shares is registered with the Registrar;

REGISTRAR means the keeper of the Register, being at the date of this Agreement Open Joint Stock Company "Registrar Company "Panorama", organised and existing under the laws of the Russian Federation, with its principal office at 101000, Myasnitskaya, 38, 4th Floor, Moscow, Russian Federation;

ROUBLE means the lawful currency of the Russian Federation;

SECURED OBLIGATIONS means the obligations of the Company vis-a-vis the Bank under the Loan Agreement as described in the Loan Agreement including obligations of the Company to pay to the Bank

(a) the full principal amount of the Loan under the Loan Agreement being US$100,000,000 (one hundred million United States Dollars) repayable in full on the Final Repayment Date,

      it being understood that pursuant to the terms of the Loan Agreement the Company may borrow from the Bank an amount less than US$ 100,000,000;

(b)   (i)   interest accrued under the Loan Agreement, payable semi-annually on the last day of each Interest Period and calculated in accordance with the Loan Agreement; and

      (ii) default interest, calculated and payable in accordance with the Loan Agreement; and

(c) all other amounts which are or may become payable by the Company to the Bank under the Loan Agreement and/or applicable law, in particular:

      (i) commissions, charges, fees payable under the Loan Agreement at the time when they become due;

      (ii) damages, penalties or indemnities payable in connection with non-performance, late or other improper performance by the Company of its obligations or otherwise under the Loan Agreement; and

      (iii) compensation of court fees and other expenses incurred by the Bank in connection with the levying of execution against the Shares and the sale of the Shares, provided that the Bank furnishes to the Pledgor the invoice and supporting documentation therefor, and references to the Secured Obligations shall include references to any of them. The amount of the Secured Obligations which may not be determined as of the date of the execution of this Agreement shall be the amount existing as at the time of payment of the relevant Secured Obligations;

SECURITY INTEREST means any method of securing obligations (other than the Pledge) irrespective of the ranking thereof, including (but not limited to) mortgage, pledge, charge, assignment by way of security, lien or any other express or de facto method of securing obligations which is allowed by any applicable law or agreed by the parties in accordance with applicable law as well as any encumbrance;

SECURITY PERIOD means the period commencing on the date of execution of this Agreement and expiring on the Security Period Expiration Date (as defined below). The expiration of the Security Period shall be evidenced by delivery to the Registrar of the Notice of Release issued by the Bank pursuant to clause 2.6;

SECURITY PERIOD EXPIRATION DATE means the earlier of:

(a) the date on which all of obligations under this Agreement are fulfilled, i.e. the irrevocable and final payment in full of all Secured Obligations, and the termination of commitments and liabilities of any kind thereunder to the Bank and such payments or other forms of discharge or satisfaction are not liable to be avoided or set aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration, liquidation or analogous provision or enactment for the time being in force under any applicable law; or

(b) the date on which the Pledgor shall have performed all of the following acts pursuant to clause 5.2 of the Purchase Agreement:

      (i) it shall have submitted the transfer order to the Registrar instructing the Registrar to transfer the Shares (as defined below) from the Seller's account in the Register to the account of the Depository in the Register to be held in the Seller's Depo Account (as defined below);

      (ii) it shall have delivered to the Buyer letters of resignation from all members of the board of directors of the Company representing Seller and from the general director of the Company, each as of the Second Completion Date (as defined in the Purchase Agreement), together with the duly executed Agreement on termination of employment of the Company's general director pursuant to the Purchase Agreement;

      (iii) it shall have submitted the transfer order to the Depository instructing the Depository to transfer the Shares from the Seller's Depo Account to the Buyer's Depo Account;

      (iv) it shall have duly issued and delivered to the Buyer a power of attorney authorising a representative of the Buyer to operate Seller's Depo Account.

SELLER'S DEPO ACCOUNT means the share depository account maintained in Seller's name in the books of Depository in accordance with the laws of the Russian Federation;

SHARES means

(a) the 950 ordinary registered shares in the Company, (representing approximately 39,58% ownership interest in the Company) other than the Blocked Shares, with a nominal value of 1000 Roubles each, owned by the Pledgor and free from any encumbrances as more fully described in Annex 1 to this Agreement, and any and all rights conferred by such shares

(b) subject to clause 2.7, any Additional shares and any and all rights conferred by such Additional shares; and

(c) subject to clause 2.7, any Replacement shares and any and all rights conferred by such Replacement shares,

and references to the Shares shall include references to any individual item mentioned in (a), (b) and (c) above;

INTERPRETATION

1.2 In this Agreement and the Annexes, in all instances except those when the context requires otherwise:

(a) references to the Pledgor, the Bank and the Company include respectively references to their legal successors and persons to whom the rights and duties of the Pledgor, the Bank and the Company have passed;

(b) references to this Agreement or any other agreement or document shall be construed as references to this Agreement or such other agreement or document as it may be amended, amended and restated, varied, supplemented, novated or assigned from time to time in accordance with its terms;

(c) references to any law or normative act shall include any amendment, modification or re-enactment thereof;

(d) references to any specific clause, paragraph or Annex shall mean references to the specific clause or paragraph of, or Annex to, this Agreement;

(e) words denoting the singular include the plural and vice versa, words denoting persons include corporations, partnerships and other legal persons, and references to a person include its successors and permitted assigns; and

(f) any references in this Agreement to the Rouble equivalent of a foreign currency amount shall be construed as references to a Rouble equivalent calculated at the relevant exchange rate of the Central Bank of the Russian Federation existing as of the date when the relevant Rouble equivalent is calculated or on any other date specifically indicated in the relevant provision.

HEADINGS

1.3 The headings and the contents table in this Agreement have been included for the convenience of reference only and shall not affect the interpretation of this Agreement.

ANNEXES

1.4 The Annexes are an integral part of this Agreement.

PLEDGE

SUBJECT MATTER OF THE PLEDGE

2.1 As a means of securing the timely and proper performance by the Company of the Secured Obligations (whether in whole or in part), the Pledgor hereby pledges the Shares to the Bank (the PLEDGE).

2.2 The rights conferred by the Shares are to be exercised in relation to the Company which shall be regarded as a debtor of the Pledgor for the purposes of
Article 55 of the Law on Pledge. The Pledgor shall notify the Company of the Pledge within five (5) Business Days of the execution hereof by sending the notice of the Pledge substantially in the form set out in Annex 3 and shall use reasonable efforts to ensure that the Company acknowledges receipt of the same to the Pledgor and the Bank substantially in the form set out in Annex 4.

RANKING OF THE PLEDGE

2.3 The Pledge is a first ranking pledge over the Shares. Subsequent pledge of the Shares is prohibited unless the Bank agrees to it in writing.

VALUE OF THE SHARES

2.4 For the purposes of Article 339 (1) of the Civil Code, the value of the Shares shall be equal to the Rouble equivalent of USD 111,183.47 per one Share.

LOCATION OF SHARES

2.5 For the purposes of Article 339 (1) of the Civil Code, the Shares shall be deemed to be held by the Pledgor and shall be reflected in the Register.

DURATION OF THE PLEDGE

2.6 This Agreement and the Pledge shall remain in force as continuing security in favour of the Bank during the Security Period, the end of which shall be demonstrated by delivery to the Registrar of the Notice of Release. Such Notice of Release shall be provided to the Registrar

(i) within a reasonable time, not to exceed 10 Business Days, after payment in full of the Secured Obligations or

(ii) on the date on which the Pledgor shall have performed all acts specified in the paragraph (b) of the definition of the Security Period Expiration Date.

Immediately after two Advances as set forth in clause 5.1 of the Loan Agreement are made by the Bank, the Bank shall sign the Notice of Release and provide the signed Notice of Release to the Buyer so that the Buyer can provide the Notice of Release to the Registrar on behalf of the Bank at the same time that the transfer order referred to in paragraph (b)(i) of the definition of the Security Period Expiration Date is filed with the Registrar. The Bank shall be discharged from its obligations under this clause 2.6 immediately after the Notice of Release executed by the Bank in form satisfactory to the Registrar has been delivered to the Buyer, provided, however, that if for any reason such Notice of Release is not accepted or is required to be amended by the Registrar the Bank shall immediately re-execute or amend such Notice of Release as may be required by the Registrar and immediately deliver such re-executed and amended Notice of Release to the Buyer.

REPLACEMENT SHARES AND ADDITIONAL SHARES

2.7 Any

(i) ordinary or preference shares in the Company acquired by or issued to the Pledgor after the signing of this Agreement as a replacement of the Shares (including but not limited to, as a result of a split or consolidation of the shares in the Company, an increase or decrease in the nominal value of the shares in the Company or a change of the rights attached to any shares in the Company all occurring after the signing of this Agreement) (the REPLACEMENT SHARES); and

(ii) additional ordinary or preference shares in the Company acquired by and issued to the Pledgor after the signing of this Agreement for purposes of increase of the charter capital of the Company (the ADDITIONAL SHARES)

shall become subject to the Pledge and the definition of the Shares shall include such Replacement shares and Additional shares as at the date of the registration of the Pledgor's title thereto subject to the requirements of Russian law.

For the avoidance of doubt, the Replacement shares and Additional shares shall not include any of the Blocked shares that may be unrestricted by the Pledgor from the transfer restrictions pursuant to the Share Disposition Agreement dated 11 June 1998 between the Pledgor and the Company.

The Pledgor and the Bank shall, after the date of registration of the Pledgor's title to the Replacement shares and/or to the Additional shares, subject to the requirements of Russian law (including the requirements establishing from which moment a holder of shares may perform transactions therewith), amend Annex 1 and this Agreement to describe the Replacement shares and/or the Additional shares in detail and to provide that the Replacement shares and/or the Additional shares are subject to the Pledge, provided however that such amendment would not be necessary for the Pledge in respect of the Replacement shares and/or the Additional shares to be valid and legally binding, subject to the requirements of Russian law.

REQUISITION OR NATIONALISATION OF THE SHARES

2.8 If the right of ownership to any Shares has been terminated on grounds as provided for by law in cases where the Shares are redeemed for the state or municipal needs, requisitioned or nationalised, property received as a compensation for such redemption, requisition or nationalisation shall by virtue of Article 354 of the Civil Code be considered pledged under this Agreement or, if the compensation was made in monetary form, the Bank shall have the right to receive satisfaction of the Secured Obligations from any monies received as a compensation in priority to any other creditors of the Company, unless otherwise provided by Russian law.

ASSURANCES AND CONFIRMATIONS

3.1 The Pledgor assures and confirms to the Bank as of the date of signing of this Agreement that:

(a) it has full authority including all required corporate and any other approvals and authorizations to enter into this Agreement, and the execution of this Agreement and the Pledge and/or the enforcement of the terms of this Agreement and the Pledge does not breach any requirements of Russian law and does not breach or conflict with any obligations of the Pledgor;

(b) it is the sole and legal beneficial owner of the Shares which is properly reflected in the Register in accordance with Russian law and the Pledgor has taken no action other than pursuant to this Agreement and Purchase Agreement and no event has occurred, to the best of the Pledgor's knowledge, as a result of which its interest in any of the Shares could be impaired;

(c) the Shares represent approximately 39,58% of the issued and outstanding common voting duly registered shares of the Company;

(d) the Shares are not subject to any Security Interest in favour of any person other than the Bank;

(e) to the best of the Pledgor's knowledge, no demands or claims whatsoever have been made by anyone with respect to any interest in the Shares and, upon execution of this Agreement, the Bank will become the sole pledgeholder of first rank with respect to the Shares;

(f) no bankruptcy or insolvency proceedings have been initiated against it, nor have any decisions or any other actions been taken aimed at its liquidation, insolvent reorganisation, rehabilitation or external management, and the Pledgor is not aware of any bankruptcy or insolvency proceedings initiated against, or any actions aimed at Company for Company's liquidation, insolvent reorganisation, rehabilitation or external management; and

(g) the Shares constitute the issued and placed shares in the Company representing approximately 39,58% of the charter capital of the Company. The Company has not issued or resolved to issue any additional shares, bonds or any other securities and the Company has not granted any options or any other rights to the securities issued by the Company.

OBLIGATIONS OF THE PLEDGOR

4.1 Unless and until the Pledgor has been released from the Pledge in accordance with clause 2.6, the Pledgor undertakes at its own expense:

(a) subject to clause 2.3 and provisions of the Purchase Agreement, without the prior written consent of the Bank, not to use the Shares to secure obligations other than the Secured Obligations, nor to create, or permit to be created and to exist, any Security Interest (except any Permitted Security Interest) with respect to or in connection with the Shares nor to transfer the Shares or permit them to be transferred into trust management whether by virtue of any legally binding act or by virtue of a contract to the benefit of anyone except for the Bank;

(b) except as provided in the Purchase Agreement, not to sell, donate, exchange, contribute to a charter capital, lend, transfer, or transfer rights in respect of, or otherwise alienate, dispose of or terminate its ownership or possession of, or control over, the Shares or take any actions or fail to act in a manner which, to the best of its knowledge, leads or may potentially lead to the transfer, sale, donation, exchange, lending, contribution to a charter capital or transfer of rights in respect of, or other alienation, disposal of or termination of the ownership or possession of, or control (except that the Pledgor may issue powers of attorney or other corporate authorisations to its officers, employees or agents to exercise its rights in respect of the Shares in accordance with the terms of this Agreement) over any Shares or to the termination or change of any rights conferred by the Shares;

(c) without the prior written consent of the Bank, not to conduct negotiations nor to settle any suits or claims or to receive compensation in connection with nationalisation, expropriation, requisition or confiscation of any of the Shares or Company's assets (including any such compensation payable under newly adopted regulations and in all other instances), or any suits or claims with regard to any insurance agreements relating to the Shares, or any other material compensation or insurance payments pertaining thereto, if (1) the amount of any such suit, claim, payment or compensation exceeds five million Dollars

      (US$ 5,000,000) at any time, or (2) the aggregate amount of all such suits, claims, payments or compensations during the course of one month exceeds ten million Dollars (US$10,000,000);

(d) to obtain all confirmations, excerpts from the Register, licences and other authorisations that the Bank reasonably determines are necessary under Russian law, where applicable, for holding the Shares (including exercising any rights conferred by the Shares) or for exercising any rights existing under this Agreement;

(e) to pay when due any Russian taxes, duties and any other similar assessments, if any, other than taxes, duties or other similar assessments which are (i) being contested in good faith and by proper proceedings,
      (ii) not related to the perfection of the Pledge, and (iii) as to which adequate reserves have been set aside for the payment thereof, arising from the holding of the Shares and/or in connection with this Agreement, and, at the request of the Bank, to provide to the Bank certificates or such other evidence as the Pledgor may possess or obtain that all the said payments have been made;

(f) promptly provide to the Bank copies of any and all official notices and written information issued to or received by the Pledgor concerning:

      (i) the obligatory acquisition by, or transfer to any person of, all or any of the Shares or any interest therein;

      (ii)  the imposition of restrictions of any nature on the Shares;

      (iii) any court or arbitration proceeding (or any other proceeding or bringing of any other claims which, in the reasonable opinion of the Pledgor, may lead to a court or arbitration proceeding) against the Pledgor if such proceeding relates to the Shares and/or this Agreement;

      (iv) any court proceeding (or any other proceeding or bringing of any other claims which in the reasonable opinion of the Pledgor might lead to a court proceeding) with respect to the Pledgor's or the Company's bankruptcy, insolvency or liquidation;

      (v) appointment of any arbitrazhniy manager, liquidator, assignee, trust manager or other similar officer in respect of the Pledgor, the Company or the Shares; and

      (vi) any other event or circumstance which, in the reasonable opinion of the Pledgor, is likely to have a material adverse effect on title to, rights and benefits conferred by the Shares or on this Agreement, and, exclusively at the expense of the Pledgor, to take such measures and steps and undertake such actions with respect to the aforesaid notices and information which are necessary to preserve the Pledge;

(g) to disclose the existence of the Pledge to any potential creditors of the Pledgor;

(h) forthwith deliver all excerpts from the Register, and execute, deliver and complete all notifications and transfers duly executed by authorised representatives of the Pledgor which Bank may reasonably determine are necessary or desirable:

      (i)   to ensure the validity, legality and the ranking of the Pledge;

      (ii) to enable or assist the Bank (or its representatives) to maintain and exercise its rights under this Agreement and under any applicable law in relation to the Shares; and

      (iii) to assist the Bank in enforcing any of the rights of the Bank under or in connection with the Pledge.

4.2 The Pledgor shall:

(a) use reasonable efforts to ensure the registration of the Pledge in accordance with requirements of Russian law in the Register and deliver to the Bank an extract from the register evidencing that the Pledge has been duly registered within five (5) Business Days after execution of this Agreement;

(b) use reasonable efforts to ensure the registration of the Pledge of any Replacement shares and/or any Additional shares in accordance with requirements of Russian law in the Register and deliver to the Bank an extract from the Register evidencing that the Pledge in relation to such Replacement shares and/or any Additional shares has been duly registered within five (5) Business Days after Annex 1 and this Agreement have been amended pursuant to clause 2.7 to include the relevant Replacement Shares and/or Additional Shares;

(c) at the Bank's request, take any other actions, or procure the taking of any such actions for which the Pledgor may be responsible as may be provided by Russian law, to ensure the validity, legality and ranking of the Pledge or to protect, or allow the Bank to exercise, any of its rights under or in connection with this Agreement; and

(d) execute any document and take any other actions, or procure the taking of any such other actions necessary to ensure (i) release of the Pledge in the Register on the date on which the Security Period expires, (ii) the assignment, transfer or delegation by the Bank of its obligations under this Agreement (in accordance with clause 13) to any entity or person to whom the rights under the Loan Agreement (in accordance with clause 22 thereof) may be assigned, transferred or delegated, and (iii) re-registration of the Pledge in the Register in the name of any entity or person to whom the rights and obligations under the Loan Agreement (in accordance with clause 22 thereof) and this

      Agreement (in accordance with clause 13) may be assigned, transferred or delegated.

VOTING RIGHTS

5.1 Subject to clause 5.2, until and unless the Shares are sold pursuant to a public auction organised in accordance with clause 7, the Pledgor shall be entitled to exercise all voting and other rights and powers (by law or otherwise) attached to or conferred by the Shares, provided that the Pledgor shall not vote on the following matters (unless the prior written consent of the Bank is obtained):

(a)   reorganisation or liquidation of the Company;

(b) issue of the additional shares or other securities convertible into shares by the Company;

(c) transfer of the authority to make a decision to increase the charter capital to the Company's Board of Directors; and

(d) consolidation or split of the shares in the Company, or a change in their nominal value or the rights attached to them.

5.2 On and after the occurrence of an Event of Default, of which the Bank shall have notified the Pledgor, and while such an Event of Default is continuing, the Pledgor will not be entitled to exercise any voting rights and powers (by law or otherwise) attached to or conferred on the Shares without the prior written notification to the Bank, and the Pledgor shall not be entitled to exercise any voting and other rights and powers referred to above in a manner which may adversely affect the Bank's rights over the Secured Obligations or the Pledge. In addition, after expiration of 60 days after occurrence of an Event of Default, and while such an Event of Default is continuing, the Pledgor will not be entitled to exercise any voting rights and powers (by law or otherwise) attached to or conferred on the Shares without prior consultation with the Bank.

DIVIDENDS

6.1 Subject to clause 6.2, until and unless the Shares are sold pursuant to a public auction organised in accordance with clause 7, the Pledgor shall retain the right to receive all dividends and other distributions paid or distributed in respect of the Shares, if any.

6.2 To the extent possible under Russian law, all dividends declared and paid by the Company to the Pledgor on or after the occurrence of an Event of Default, of which the Bank shall have notified the Pledgor, and while such an Event of Default is continuing shall be received and held by the Bank as property pledged in favour of the Bank. Dividends declared by the Company prior to the occurrence of the Event of Default, of which the Bank shall have notified the Pledgor, but paid on or after the occurrence of an Event of Default and while such an Event of Default is continuing, shall be received and held by the Bank as property pledged in favour of the Bank.

LEVY OF EXECUTION

7.1 At any time following any of the dates on which the Secured Obligations or any part thereof should have been performed pursuant to the Loan Agreement or applicable law but were not performed and continue not to be performed by the Company due to an Event of Default, the Bank may at its own discretion levy execution against the Shares through a court or an arbitration tribunal in accordance with the procedure set forth in this Agreement and exercise any other rights and powers as provided for by applicable law or this Agreement.

7.2 Pursuant to clause 7.1, the Bank may levy execution against the Shares only through a court or an arbitration tribunal unless the Parties agree otherwise in writing. The Bank and the Pledgor agree that the arbitration tribunal referred to in clause 19 shall have jurisdiction for the purposes of levying execution against the Shares, to the extent permitted by Russian law.

7.3 The Bank shall not levy execution or proceed with the levying execution against the Shares if the Company at any time prior to sale of the Shares at the auction or transfer of the Shares to the Bank as described in clauses 7.10 and
7.11 below satisfies all outstanding Secured Obligations in the manner described in the definition of the Security Period, provided that the Pledgor shall indemnify the Bank, upon the Bank furnishing to the Pledgor the invoice and supporting documentation therefor, against all losses (excluding any future lost profit), costs or expenses incurred by the Bank in connection with actions taken by the Bank in relation to execution against the Shares.

PROCEDURE FOR THE PUBLIC AUCTION

7.4 The sale of the Shares shall be conducted at a public open auction, which shall be arranged for and held by a specialised organisation appointed by the Bank from among Russia's top three stock exchanges by total volume of shares traded within 12 months prior to appointment or from among Russia's top five brokerages (duly licensed under the Russian securities regulations) by volume of shares traded on the top three Russian stock exchanges referred to in this clause 7.4, in accordance with the terms of the auction and the auction procedure established by this Agreement and applicable law.

7.5 The Bank and the Pledgor hereby agree that for purposes of Article 350 (3) of the Civil Code the starting price of the Shares at the first auction shall be the price determined by an independent internationally recognized accounting firm or investment bank. The starting price of the Shares at the second auction (if any) shall be set at 75 per cent of the starting price of the Shares at the first auction as defined above in this clause 7.5.

7.6 As soon as the Bank has become entitled to levy execution against the Shares under clause 7.1, the Bank may at any time retain a specialised organisation, referred to in clause 7.4 which shall publish a notice of the auction for the sale of the Shares in the Kommersant and Vedomosti newspapers, or if either of these newspapers is no longer published, in a newspaper with equivalent circulation target audience and reputation. Such notice shall contain the date, time and place of the auction (as determined by the specialised organisation in its sole discretion, provided that the auction may take place not less than thirty (30) days after the notice), as well as the starting price for the Shares, specified in clause 7.5 and other information required by applicable law of the Russian Federation. The Bank shall also promptly send a copy of the published notice to the Pledgor and all other shareholders of the Company.

7.7 The specialised organisation shall have the right:

(a) to establish the procedure for the holding of each auction in more detail and make all arrangements for the holding of each auction, provided that such procedure shall not restrict the right of the Pledgor or any other shareholder of the Company to attend and participate in the auction, as compared with rights of third parties;

(b) to approve the results of each auction or to declare an auction unsuccessful in accordance with clause 7.9;

(c) to retain professional advisers, including valuers, lawyers and auditors in connection with the auctions and the exercise of the Bank's rights; and

(d) to incur and pay the reasonable costs and expenses of holding the auctions and advisers, as well as notarisation, registration and other costs and expenses in relation to transfer of the Shares to the purchaser or to the Bank.

7.8 The Shares shall be sold to the participant in the auction who offered the highest bid during a successful auction for such Shares.

7.9 The specialised organisation may declare an auction to be unsuccessful:

(a) if the Shares could not be sold at a price which would be equal to or exceed the starting price;

(b)   if only one participant took part in the auction; or

(c) in all other instances where the auction would be deemed unsuccessful as a matter of Russian law.

7.10 If the first auction is unsuccessful the Bank and the Pledgor may by mutual consent agree that the Bank shall acquire the Shares. The Bank would then be entitled to set off its claims under the Secured Obligations against the purchase price which was agreed with the Pledgor. If no such agreement for the sale of the Shares to the Bank is reached, the Bank shall be entitled to instruct the specialised organisation to hold the second auction.

7.11 If the second auction is unsuccessful the Bank shall be entitled, by notice to the Pledgor stating that the second auction is unsuccessful, to take over title to the Shares free and clear of all rights and interests of the Pledgor with no additional agreements as envisaged by Article 350 (4) of the Civil Code. The value of the Shares so acquired shall be equal to the starting price of the Shares determined for the second auction in clause 7.5 less ten (10) per cent and shall be set off by the Bank against the outstanding Secured Obligations. The Bank shall be entitled to register its title to the Shares in the share register of the Company by presenting this Agreement together with the minutes of the results of the public auction signed by the specialised organisation stating that the first and the second public auctions were unsuccessful and that the Bank has taken over the title to the Shares. At the request of the Bank the Pledgor shall promptly execute and deliver to the Registrar a duly completed transfer order for the transfer of the Shares to the Bank and any other documents which may be requested by the Registrar to ensure that the title of the Bank to the Shares is duly documented.

TRANSFER OF TITLE

7.12 The Pledgor shall transfer title to the Shares to any purchaser, determined at the public auction, provided such auction is held in compliance with this Agreement and Russian law.

APPLICATION OF PROCEEDS

7.13 All reasonable costs and expenses of the Bank incurred in connection with this Agreement prior to any Event of Default as well as any costs and expenses of the Bank (including, without limitation, all costs and expenses pursuant to clause 7.7 above) incurred in connection with this Agreement after any Event of Default or in connection with levying execution hereunder (including the auction(s) and transfer of title to the Shares) shall be reimbursed from the proceeds from the sale of the Shares, provided that the Bank furnishes to the Pledgor the invoice and supporting documentation for such costs and expenses.

7.14 All proceeds from the sale of the Shares and all other monies received by the specialised organisation in connection with the Pledge shall be applied in the following order:

(a) first, to all reasonable expenses, costs, demands for payment, obligations and liabilities paid or incurred by, or presented for payment to, the Bank in connection with the exercise of its rights under this Agreement, subject to clause 7.13, provided that the Bank furnishes to the Pledgor the invoice and supporting documentation for such costs, expenses, demands for payment, obligations and liabilities; and

(b) second, to the satisfaction of the Secured Obligations in the order set forth in the Loan Agreement.

7.15 Any surplus amounts remaining after the satisfaction of the Secured Obligations shall without unreasonable delay be returned to the Pledgor in full, subject to clauses 7.13 and 7.14, to the extent that applicable law does not require the Bank to make any payments to any other parties or to the state.

7.16 If the proceeds from the sale of the Shares at the auction or the value of the Shares purchased pursuant to clause 7.10 or taken over pursuant to clause
7.11 are insufficient to repay the Secured Obligations, the Bank shall have the right to receive the outstanding amount out of any other property of the Company.

PROTECTION OF RIGHTS OF THE BANK

8. The Bank shall not bear responsibility for any loss, damage or harm which is the result of the exercise, or the intention to exercise, or the failure to exercise, or the impossibility of exercising, any of its rights under or in connection with this Agreement or applicable law unless such loss, damage or harm was caused by wilful misconduct or gross negligence of the Bank (and nothing in this clause shall be considered as waiver of any other rights of the Pledgor under Russian law).

OTHER RIGHTS OF THE BANK

9. The Pledge shall be the sole security provided by the Pledgor to secure the obligations of the Company under the Loan Agreement. Nothing in this Agreement shall be construed to give the Bank the right of recourse or any other right of claim against any assets of the Pledgor other than the Shares.

CHANGE OF NAME

10. This Agreement shall remain in force irrespective of whether the name, composition, form or status (or legal status) of any of the Bank, the Pledgor or the Company changes, whether there occurs the merger or association in any form of any of the Bank, the Pledgor or the Company with another legal entity irrespective of its form and whether any changes occur in the organisation of any of the Bank, the Pledgor or the Company or any of their respective participants or shareholders.

NOTICES

11. Any notice, request or other communication to be given or made under this Agreement shall be in writing. Except as otherwise provided herein, the notice, request or other communication may be delivered by hand, airmail, facsimile or established courier service to the party's address specified below or at such other address as such party notifies to the other party from time to time and will be effective upon receipt or, in the case of delivery by hand or by established courier service, at the time of the receipt or upon refusal to accept delivery.

FOR THE PLEDGOR:

BENTON OIL AND GAS COMPANY,

15835 Park Ten Place Drive, Suite 115,
Houston, Texas 77084, USA

Attention: General Counsel
Fax:       1-281-579-6760

FOR THE BANK:

STANDARD BANK LONDON LIMITED

Cannon Bridge House, 25 Dowgate Hill
London EC4R 2SB, England

Attention: Tim Lancaster
           Anthony Saint
Fax:       +44 207 815 4353

ENGLISH LANGUAGE

12. All documents to be furnished or communications to be given or made under this Agreement between Bank and the Pledgor shall be in the English language or, if in another language, shall, unless Bank specifies otherwise, be accompanied by a translation into English satisfactory to Bank and certified by a representative of the Pledgor, which translation shall be the governing version between the Pledgor and Bank.

SUCCESSORS AND ASSIGNS

13. This Agreement shall bind and inure to the benefit of the respective successors and assigns of the Parties. However, the Pledgor may not assign or otherwise transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Bank. The Bank may assign or otherwise transfer or delegate any of its rights or obligations under this Agreement without the consent of the Pledgor subject to paragraph 2 of Article 355 of the Civil Code. For purposes of Article 391 (1) of the Civil Code, the Pledgor hereby grants its consent to the assignment, transfer or delegation by the Bank of its obligations under this Agreement only to an entity or person to whom the rights and obligations of the Bank under the Loan Agreement may be assigned.

AMENDMENTS

14. No amendment to this Agreement shall be effective unless made in writing and signed by authorised representatives of the Pledgor and the Bank.

INVALIDITY AND SEVERABILITY

15. To the extent permitted by Russian law, if any of the provisions of this Agreement become or are deemed to be void, invalid or unenforceable, such provisions shall be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining provisions of this Agreement.

REMEDIES AND WAIVERS

16. No failure to exercise, or delay by the Bank or the Pledgor in exercising any power, remedy, discretion, authority or other right under this Agreement shall waive or impair that or any other right of the Bank or the Pledgor. No single or partial exercise of such a right shall preclude its additional or future exercise. No such waiver shall waive any other right under this Agreement. All waivers or consents given under this Agreement shall be in writing.

CONFIDENTIALITY AND DISCLOSURE

17.1 The Bank shall hold, and shall use all reasonable efforts to procure that every staff member of the Bank or consultant appointed by the Bank shall hold all information contained in this Agreement, as well as all information furnished thereunder which is in writing (or promptly confirmed in writing) and marked "confidential" or otherwise using words with a similar meaning on the cover, in accordance with the Bank's customary procedures for handling confidential information of this nature and in accordance with sound banking practices; provided that this undertaking shall not apply to any information which:

(a)   is now or hereafter publicly available;

(b) the Bank already possesses and is not covered by an existing confidentiality undertaking of the Bank;

(c) the Bank obtains from a source which to its knowledge has not entered into a confidentiality agreement with the Pledgor concerning such information;

(d) it is necessary to disclose for the purpose of meeting any legal or regulatory requirement; or

(e)   the Bank deems appropriate to disclose

      (i) in connection with any dispute involving the Pledgor, for the purpose of preserving or enforcing any of the Bank's rights under this Agreement or the Loan Agreement or collecting any amount owing to the Bank; or

      (ii) to third parties to whom the Bank may want to assign or otherwise transfer or delegate any of its rights or obligations under this Agreement, provided that such third parties (A) need to know such information for the purpose of evaluating said assignment, transfer or delegation, (B) are informed by the Bank of the confidential nature of such information and (C) agree to be bound by the terms of this clause as if they were parties hereto.

GOVERNING LAW

18. This Agreement shall be governed by, and construed in accordance with, the laws of the Russian Federation.

ARBITRATION AND JURISDICTION

19.1 Any dispute, controversy or claim between the Bank and the Pledgor arising out of or in connection with this Agreement including any question regarding its existence, validity or termination shall be referred to and finally determined by arbitration under the Rules of the London Court of International Arbitration, which rules are deemed to be incorporated by reference into this Clause. The place of the arbitration shall be London, England. The number of arbitrators shall be three, and two of them shall be nominated by the respective parties to the arbitration. The language of the arbitration shall be English.

19.2 The parties who are participating in the arbitration shall use all reasonable endeavours to ensure that the arbitration tribunal makes its award in writing within 45 days from the date on which the hearings are closed, and, unless such parties agree otherwise, to ensure that the arbitration tribunal states the reasons on which its award is based. The award shall state its date and be signed by the arbitrators.

19.3 The arbitral award shall be final and binding on the parties who participate in the arbitration. Any party in whose favour an award is made may apply to any court with jurisdiction (including the court in the place where the assets of the losing party are located) or any judicial department with jurisdiction to enforce the arbitration award. Any party against whom an award is made agrees with the other parties that it is bound by the arbitration award and shall act in accordance with the arbitration award.

19.4 Before the settlement of any dispute, controversy or claim, the parties to this Agreement shall continue to perform their respective obligations under this Agreement except for any obligation which is the subject of such dispute, controversy or claim. The Bank may continue to exercise all of its rights under this Agreement (including those under clause 16 (Remedies) of this Agreement), notwithstanding any dispute, controversy or claim or submission or continuing arbitration.

19.5 It is agreed that all arbitration costs (including lawyers' fees and related costs and taxes thereon) shall be borne by the unsuccessful party, unless otherwise determined by the arbitration tribunal.

19.6 Notwithstanding clause 19.1 above, this Agreement, and any rights of the Bank arising out of or relating to this Agreement, may, at the option of the Bank, be enforced by the Bank in the courts of the Russian Federation. The Pledgor hereby irrevocably consents to the service of process or any other legal summons out of such courts by mailing copies thereof by internationally recognised courier or in accordance with the requirements of the international service of process to its address specified herein. Nothing herein shall affect the right of the Bank to commence legal actions or proceedings against the Pledgor in any manner authorised by the laws of any relevant jurisdiction.

COUNTERPARTS

20. This Agreement is executed in four counterparts in the English language and four counterparts in the Russian language (and text in Russian conforms to the English text), each of which shall be deemed an original. In case of any inconsistency between the English and Russian language versions of this Agreement, the English language version shall prevail.

IN WITNESS WHEREOF this Agreement has been signed by duly authorised representatives of the Parties on the day and year first above written.

SIGNED                                               )
                                                     )
by _____________________                             )
Name:                                                )
Title:                                               )
                                                     )
for and on behalf of                                 )
BENTON OIL AND GAS COMPANY                           )


SIGNED                                               )
                                                     )
by _____________________                             )
Name:                                                )
Title:                                               )

by _____________________                             )
Name:                                                )
Title:                                               )
                                                     )
for and on behalf of                                 )
STANDARD BANK LONDON LIMITED                         )

                                     ANNEX 1

      (BEING AN INTEGRAL PART OF THE AGREEMENT OF PLEDGE OF SHARES BETWEEN
              BENTON OIL AND GAS COMPANY AND STANDARD BANK LONDON
                          LIMITED OF 27 FEBRUARY 2002)

                          DESCRIPTION OF PLEDGED SHARES

27 February 2002

==============================================================================================
        Issuer of shares              Joint Stock Company "Arctic gas company"

----------------------------------------------------------------------------------------------
         Type of shares               Ordinary registered shares

----------------------------------------------------------------------------------------------
         Form of issue                Non-documentary

----------------------------------------------------------------------------------------------
   Nominal value of one share         1 000 Roubles

----------------------------------------------------------------------------------------------
State registration number of the      No. 90-1-137(b), of 26 May 1997, registered with Finance
             issue                    Department of Yamalo-Nenezk Autonomous okrug
                                      Administration

==============================================================================================
    Number of pledged Shares          950 (nine hundred fifty)

----------------------------------------------------------------------------------------------
       Value of Shares(i)             Rouble equivalent of USD 111,183.47 (one hundred
                                      eleven thousands one hundred eighty three Dollars and
                                      forty seven cents) per one Share

----------------------------------------------------------------------------------------------
Percentage in the charter capital     approximately 39,58 per cent

==============================================================================================

BENTON OIL AND GAS COMPANY                STANDARD BANK LONDON LIMITED


___________________________________       ______________________________________
NAME:                                     NAME:
TITLE:                                    TITLE:


                                          ______________________________________
                                          NAME:
                                          TITLE:

----------

(i) The value of the Shares designated in this Annex is the value of the Shares, agreed by the Bank and the Pledgor at the moment of signature of the present Agreement for the purposes of Article 339 (1) of the Civil Code; the value of the Shares at the moment of the exercise of the rights of the Bank shall be equal to the price of such shares received by the Bank after the sale or realisation by other means of the Shares, taking into account the location and condition of the assets of the Company at the moment of the exercise of the rights of the Bank.

                                     ANNEX 2

      (BEING AN INTEGRAL PART OF THE AGREEMENT OF PLEDGE OF SHARES BETWEEN
              BENTON OIL AND GAS COMPANY AND STANDARD BANK LONDON
                          LIMITED OF 27 FEBRUARY 2002)

                           COPY OF THE LOAN AGREEMENT

                                     ANNEX 3

      (BEING AN INTEGRAL PART OF THE AGREEMENT OF PLEDGE OF SHARES BETWEEN
              BENTON OIL AND GAS COMPANY AND STANDARD BANK LONDON
                          LIMITED OF 27 FEBRUARY 2002)

                          FORM OF NOTICE OF THE PLEDGE

From:  BENTON OIL AND GAS COMPANY

To:    Joint Stock Company "Arctic gas company" (the COMPANY)

Copy:  STANDARD BANK LONDON LIMITED (the BANK)

____ February 2002

NOTICE OF PLEDGE OF SHARES IN THE COMPANY

Dear Sirs,

We hereby give you notice that by an Agreement of Pledge of Shares in the Company dated 27 February 2002 and made between BENTON OIL AND GAS COMPANY and the Bank, we have pledged to the Bank 950 shares in the Company and any and all rights conferred by such shares. This notice is given pursuant to Article 55 of Law of the Russian Federation "On Pledge" of 29 May 1992 No. 2872-1.

Yours faithfully,


____________________________
Name:
Title:

For and on behalf of
BENTON OIL AND GAS COMPANY

                                     ANNEX 4

      (BEING AN INTEGRAL PART OF THE AGREEMENT OF PLEDGE OF SHARES BETWEEN
              BENTON OIL AND GAS COMPANY AND STANDARD BANK LONDON
                          LIMITED OF 27 FEBRUARY 2002)

                 FORM OF ACKNOWLEDGEMENT OF NOTICE OF THE PLEDGE

From:             Joint Stock Company "Arctic gas company" (the COMPANY)

To:               BENTON OIL AND GAS COMPANY

Copy:             STANDARD BANK LONDON LIMITED (the BANK)

___ February 2002

ACKNOWLEDGEMENT OF NOTICE OF PLEDGE OF SHARES IN THE COMPANY

Dear Sirs,

We refer to your Notice of Pledge of Shares in the Company dated 27 February 2002 (the NOTICE) to us notifying us of the pledge in favour of the Bank described in the Notice and given pursuant to Article 55 of Law of the Russian Federation "On Pledge" of 29 May 1992 No. 2872-1 and acknowledge the receipt of the Notice.

Yours faithfully,


________________________________
Name:
Title:

For and on behalf of
Joint Stock Company "Arctic gas company"

                                     ANNEX 5

      (BEING AN INTEGRAL PART OF THE AGREEMENT OF PLEDGE OF SHARES BETWEEN
              BENTON OIL AND GAS COMPANY AND STANDARD BANK LONDON
                          LIMITED OF 27 FEBRUARY 2002)

                                NOTICE OF RELEASE

                      [FRESHFIELDS BRUCKHAUS DERINGER LOGO]

                                   SCHEDULE 8

                           (FORM OF ESCROW AGREEMENT)

                                    [INSERT]

                                                                  EXECUTION COPY

                       GOOD FAITH DEPOSIT ESCROW AGREEMENT

      Good Faith Deposit Escrow Agreement (the "Escrow Agreement") dated as of the effective date (the "Effective Date") set forth on schedule 1 attached hereto ("Schedule 1") by and among the Buyer identified on Schedule 1 (the "Buyer"), the Seller identified on Schedule 1 (the "Seller") and JP Morgan Chase Bank, as escrow agent hereunder (the "Escrow Agent").

WHEREAS, the Buyer and the Seller have entered into that certain sale and purchase agreement dated February 27, 2002 (the "Sale and Purchase Agreement") for the sale by the Seller and the purchase by the Buyer of certain shares in open joint-stock company Arctic Gas, a Russian registered joint-stock company (the "Company"), from the Seller and the transfer of the Company's management and control from the Seller to the Buyer; and

WHEREAS, pursuant to the Sale and Purchase Agreement, the Buyer is required to deposit in escrow certain funds representing the aggregate of all payments to be made by the Buyer to the Seller in order to complete the transactions contemplated by the Sale and Purchase Agreement, such funds to be held by the Escrow Agent subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. APPOINTMENT. The Buyer and the Seller hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2. ESCROW FUND. On the date that shall be determined by the Buyer and the Seller pursuant to the Sale and Purchase Agreement (the "First Completion Date"), the Buyer shall deposit with the Escrow Agent the escrow deposit in the amount of US $ 189,840,900 (for same day value) (the "Escrow Deposit") by wire or intrabank transfer of immediately available funds into a special account to be established and maintained by the Escrow Agent (the "Escrow Account"). The Escrow Agent shall send a written notice to the Seller certifying the receipt of the Escrow Deposit on the same date the Escrow Deposit is received by the Escrow Agent. The Escrow Agent shall hold the Escrow Deposit and, subject to the terms and conditions hereof, shall invest and reinvest the Escrow Deposit and the proceeds thereof (the "Escrow Fund") as provided in Section 3.

3. INVESTMENT OF ESCROW FUND. During the term of this Escrow Agreement, the Escrow Fund shall be invested and reinvested by the Escrow Agent in the investment indicated on Schedule 1 or such other investments as shall be directed in writing by the Buyer and the Seller and as shall be acceptable to the Escrow Agent. All trust investment orders involving debt securities issued by the United States Government, commercial paper and other direct investments will be executed through JPMorgan Fleming Asset Management ("JPMFAM"), in the investment management division of JPMorgan Chase. Subject to the principles of best execution, transactions shall be effected on behalf of the Escrow Fund through broker-dealer selected by JPMFAM. In this regard, JPMFAM shall seek to attain the best overall result for the Escrow Fund, taking into consideration quality of service and reliability. An agency fee will be assessed in connection with each transaction. Periodic statements will be provided to the Buyer and the Seller reflecting transactions executed on behalf of the Escrow Fund. The Buyer and the Seller, upon written request, will receive a statement of transaction details upon completion of any securities transaction in the Escrow Fund without any additional cost. The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Escrow Agreement. The Escrow Agent shall have no liability for any loss sustained as a result of any investment in an investment indicated on
Schedule 1 or any investment made pursuant to the instructions of the parties hereto or as a result of any liquidation of any investment prior to its maturity or for the failure of the parties to give the Escrow Agent instructions to invest or reinvest the Escrow Fund.

4. DISPOSITION AND TERMINATION. The Escrow Agent shall deliver the Escrow Fund as follows:

This document contains information that is confidential and the property of JPMorgan Chase Bank. It may not be copied, published or used, in whole or in part, for any purpose other than as expressly authorized by JPMorgan Chase Bank.
(C) JPMorgan Chase Bank 2000. All Rights Reserved.

      (i) upon receipt of the first escrow release instruction substantially in the form set forth in Appendix I (the "Irrevocable First Escrow Release Instruction") signed by a representative of each of the Buyer and the Seller, the Escrow Agent shall:

            (a) transfer from the Escrow Fund to the Seller US $ 113,500,000 into an account designated by the Seller and US $ 7,500,000 into a separate account designated by the Seller (the two amounts are together referred to as the "First Portion of the Escrow Fund"), and

            (b) transfer from the Escrow Fund to the Buyer into an account designated by the Buyer all interest and other income accrued on the Escrow Deposit (less bank fees associated with the investment process) from the First Completion Date until the date specified in the Irrevocable First Escrow Release Instruction (both days inclusive);

      (ii) upon receipt of the second escrow release instruction substantially in the form set forth in Appendix II (the "Irrevocable Second Escrow Release Instruction") signed by a representative of each of the Buyer and the Seller, the Escrow Agent shall transfer to the Seller US $ 68,840,900 plus interest and other income accrued from the date of payment of the First Portion of the Escrow Fund less bank fees associated with the investment process (the "Remaining Portion of the Escrow Fund"), into an account designated by the Seller; or

      (iii) within 7 (seven) Business Days after receipt of a notice from the Seller stating that the Buyer has failed to provide the Seller with the names of the Buyer's nominees for General Director and three members of the Board of Directors of the Company or that such nominees have refused or are unable to accept the relevant positions in the Company, which notice shall be substantially in the form set forth in Appendix III (the "Notice on the Buyer's Failure"), and subject to the Buyer's failure to provide to the Escrow Agent, within 5 (five) Business Days after receipt by the Escrow Agent of the Notice on the Buyer's Failure, any evidence to the contrary, the Escrow Agent shall transfer to the Seller the Remaining Portion of the Escrow Fund into an account designated by the Seller, notwithstanding the absence of the Irrevocable Second Escrow Release Instruction, provided, for the avoidance of doubt, that in the event the Buyer provides to the Escrow Agent such evidence to the contrary within the aforementioned period of 5 (five) Business Days, the Escrow Agent shall transfer the Remaining Portion of the Escrow Fund to the Seller only in compliance with Section 4(ii) and upon delivery of the Irrevocable Second Escrow Release Instruction; or

      (iv) in the event the Irrevocable First Escrow Release Instruction is not received by the Escrow Agent within 5 (five) Business Days after the First Completion Date, the Buyer shall be entitled to give notice to the Escrow Agent stating that the Seller has not been able to perform its material obligations required for completion of the sale and purchase contemplated by the Sale and Purchase Agreement and that the Buyer has elected to terminate the Sale and Purchase Agreement in accordance with its terms, which notice shall be substantially in the form set forth in Appendix IV, signed by a representative of the Buyer, and accompanied by a notarized statement of the law firm Freshfields Bruckhaus Deringer (on Freshfields Bruckhaus Deringer letterhead) substantially in the form set forth in Appendix V (collectively, the "Termination Notice"). Upon receipt of the Termination Notice, the Escrow Agent shall transfer the whole amount of the Escrow Fund to the Buyer into an account designated by the Buyer in the Termination Notice, or

      (v) the Buyer and the Seller may at any time after the First Completion Date but prior to the issuance of the Irrevocable First Escrow Release Instruction give notice to the Escrow Agent stating that the Buyer and the Seller have agreed to terminate the Sale and Purchase Agreement by mutual consent, which notice shall be substantially in the form set forth in Appendix VI and signed by a representative of each of the Buyer and the Seller (the "Consent Notice"). Upon receipt of the Consent Notice, the Escrow Agent shall transfer the whole amount of the Escrow Fund to an account designated by the Buyer in the Consent Notice.

This document contains information that is confidential and the property of JPMorgan Chase Bank. It may not be copied, published or used, in whole or in part, for any purpose other than as expressly authorized by JPMorgan Chase Bank.
(C) JPMorgan Chase Bank 2000. All Rights Reserved.

Upon the above-indicated delivery of the Escrow Fund by the Escrow Agent, this Escrow Agreement shall terminate, subject to the provisions of Section 8. For purposes of the Irrevocable First Escrow Release Instruction, the Irrevocable Second Escrow Release Instruction and the Consent Notice, the authorized alternative signatories for each of the Buyer and the Seller, together with their respective specimen signatures, are set forth in schedule 2 attached hereto ("Schedule 2"). For purposes of the Notice on Buyer's Failure, such notice shall be signed by the Seller's representative identified in, and whose specimen signature appears in schedule 3 attached hereto ("Schedule 3"). For purposes of the Termination Notice, such notice shall be signed by the representative of the Buyer identified in and whose specimen signature appears in schedule 4 attached hereto ("Schedule 4").

5. ESCROW AGENT. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Fund. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent's gross negligence or willful misconduct was the primary cause of any loss to the Buyer or the Seller. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

6. SUCCESSION. The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving 10 days advance notice in writing of such resignation to the other parties hereto specifying a date when such resignation shall take effect. Upon issuance of such advance notice, the Escrow Agent shall request joint instructions from the Buyer and the Seller for the transfer of any and all funds held in the Escrow Account at such time to a successor escrow agent or to any other account specified by the Buyer and the Seller. The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Escrow Agreement. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all the escrow business of the Escrow Agent's corporate trust line of business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

7. FEES. The Buyer and the Seller agree jointly and severally to (i) pay the Escrow Agent upon execution of this Escrow Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule 1 attached hereto, and (ii) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorney's fees and expenses, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Escrow Agreement.

8. INDEMNITY. The Buyer and the Seller shall jointly and severally indemnify, defend and save harmless the Escrow Agent and its directors, officers, agents and employees (the "indemnities") from all loss, liability or expense (including the fees and expenses of in house or outside counsel) arising out of or in connection with (i) the Escrow

This document contains information that is confidential and the property of JPMorgan Chase Bank. It may not be copied, published or used, in whole or in part, for any purpose other than as expressly authorized by JPMorgan Chase Bank.
(C) JPMorgan Chase Bank 2000. All Rights Reserved.

Agent's execution and performance of this Escrow Agreement, except in the case of any indemnitee to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of such indemnitee, or (ii) its following any instructions or other directions from the Buyer or the Seller, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement. The parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in the Escrow Fund for the payment of any claim for indemnification, compensation, expenses and amounts due hereunder.

9. TINS. The Buyer and the Seller each represents that its correct Taxpayer Identification Number ("TIN") assigned by the United States Internal Revenue Service or any other taxing authority is set forth in Schedule 1. Upon execution of this Escrow Agreement, each party shall provide the Escrow Agent with a fully executed W-8 or W-9 United States Internal Revenue Service form. All interest or other income earned under this Escrow Agreement shall be allocated and/or paid as provided in Section 4 and reported by the recipient to the United States Internal Revenue Service or any other taxing authority. Notwithstanding the provisions of Section 4, the Escrow Agent shall report and, as required, withhold any taxes as it determines may be required by any law or regulation in effect at the time of the distribution. In the absence of timely direction, all proceeds of the Escrow Fund shall be retained in the Escrow Fund and reinvested from time to time by the Escrow Agent as provided in Section 3. In the event that any earnings remain undistributed at the end of any calendar year, the Escrow Agent shall report to the United States Internal Revenue Service or such other authority such earnings as it deems appropriate or as required by any applicable law or regulation or, to the extent consistent therewith, as directed in writing by the Buyer and the Seller. In addition, the Escrow Agent shall withhold any taxes it deems appropriate and shall remit such taxes to the appropriate authorities.

10. NOTICES. All communications hereunder shall be in writing and shall be deemed to be duly given and received:

      (i) upon delivery if delivered personally or upon confirmed transmittal if by facsimile;

      (ii) on the next Business Day (as hereinafter defined) if sent by overnight courier; or

      (iii) four (4) Business Days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice address set forth on Schedule 1 or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to (ii) and (iii) of this Section 10, such communications shall be deemed to have been given on the date received by the Escrow Agent. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. "Business Day" shall mean any day (excluding Saturdays and Sundays) on which banks generally are open in all three of Moscow, London and New York for the transaction of normal banking business.

11. SECURITY PROCEDURES. The Escrow Agent shall transfer funds from the Escrow Account only in accordance with Section 4 and pursuant to the delivery of the relevant instruction or notice in the manner specified in Appendices I through
VI. In the event funds transfer instructions are given by the person or persons designated on Schedules 2 through 4 (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to such person or persons at the respective telephone numbers specified on schedule 5 attached hereto ("Schedule 5"), and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Buyer or the Seller to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated. The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.

This document contains information that is confidential and the property of JPMorgan Chase Bank. It may not be copied, published or used, in whole or in part, for any purpose other than as expressly authorized by JPMorgan Chase Bank.
(C) JPMorgan Chase Bank 2000. All Rights Reserved.

12. MISCELLANEOUS. The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto. Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by any party, except as provided in Section 6, without the prior consent of the other parties. This Escrow Agreement shall be governed by and construed under the laws of the State of New York. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of New York. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Escrow Agreement. No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, floods, strikes, equipment or transmission failure, or other causes reasonably beyond its control. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Escrow Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

This document contains information that is confidential and the property of JPMorgan Chase Bank. It may not be copied, published or used, in whole or in part, for any purpose other than as expressly authorized by JPMorgan Chase Bank.
(C) JPMorgan Chase Bank 2000. All Rights Reserved.

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth in Schedule 1.

                                          JP MORGAN CHASE BANK
                                          AS ESCROW AGENT

                                          By:___________________________________
                                             Name:
                                             Title:


                                          THE BUYER

                                          By:___________________________________
                                             Name:
                                             Title:


                                          THE SELLER

                                          By:___________________________________
                                             Name:
                                             Title:

This document contains information that is confidential and the property of JPMorgan Chase Bank. It may not be copied, published or used, in whole or in part, for any purpose other than as expressly authorized by JPMorgan Chase Bank.
(C) JPMorgan Chase Bank 2000. All Rights Reserved.

                                   SCHEDULE 1

EFFECTIVE DATE:           February 27, 2002

NAME OF THE BUYER:        Sequential Holdings Russian Investors Limited

BUYER NOTICE ADDRESS:     284 Arch. Makarios III Avenue
                          Fortuna Court, Block B, 2nd Floor,
                          Limassol
                          Cyprus

                          Attention:  Christos Mavrellis
                          Fax:        +357-5-587191

BUYER TIN:                1206816

NAME OF THE SELLER:       Benton Oil and Gas Company

SELLER NOTICE ADDRESS:    15835 Park Ten Place Drive, Suite 115
                          Houston, Texas 77084 U.S.A.

                          Attention:  General Counsel
                          Fax:        +1-281-579-6702

SELLER TIN:               77-0196707

ESCROW DEPOSIT:           US $ 189,840,900

INVESTMENT:               United States Treasury Bills with a remaining maturity
                          of 7 days or less

ESCROW AGENT
NOTICE ADDRESS:           JP Morgan Chase Bank
                          Escrow Service Delivery
                          450 West 33rd Street 15th Floor
                          New York, NY 10001-2697

                          Attention:  Ransom H. Widmer
                          Fax:        +1-212-946-8156

ESCROW AGENT'S
COMPENSATION:

Acceptance Fee:           US $ 25,000 payable by the Buyer and US $ 25,000
                          payable by the Seller upon execution of the Escrow
                          Agreement

Administration Fee:       US $ 75,000 payable by the Buyer and US $ 75,000
                          payable by the Seller upon execution of the Escrow
                          Agreement

This document contains information that is confidential and the property of JPMorgan Chase Bank. It may not be copied, published or used, in whole or in part, for any purpose other than as expressly authorized by JPMorgan Chase Bank.
(C) JPMorgan Chase Bank 2000. All Rights Reserved.

                                   SCHEDULE 2

    AUTHORIZED ALTERNATIVE SIGNATORIES OF BOTH THE BUYER AND THE SELLER WITH SPECIMEN SIGNATURES FOR IRREVOCABLE FIRST ESCROW RELEASE INSTRUCTION AND
                 IRREVOCABLE SECOND ESCROW RELEASE INSTRUCTION

For Buyer:

     Name                               Specimen signatures
     ----                               -------------------
1.   Jacky Baudon                       ___________________

2.   Walid Iqbal                        ___________________

3.   Igor Gerber                        ___________________

The three alternative signatories for the Buyer are attorneys at Freshfields Bruckhaus Deringer, Kadashevskaya nab 14/2, 109017, Moscow, Russia, telephone +7-095-785-30-00, Facsimile: +7-095-785-30-01.

For Seller:

     Name                               Specimen signatures
     ----                               -------------------
1.   Alexander Chmelev                  ___________________

2.   Sergei Voitishkin                  ___________________

3.   Alexey Frolov                      ___________________

The three alternative signatories for the Seller are attorneys at Baker and McKenzie, Bolshoi Strochenovsky pereulok, 22/25, Moscow, Russia 113054, telephone +7-095-230-60-36, Facsimile: +7-095-230-60-47.

This document contains information that is confidential and the property of JPMorgan Chase Bank. It may not be copied, published or used, in whole or in part, for any purpose other than as expressly authorized by JPMorgan Chase Bank.
(C) JPMorgan Chase Bank 2000. All Rights Reserved.

                                   SCHEDULE 3

  THE SELLER'S REPRESENTATIVE AUTHORIZED TO SIGN THE NOTICE ON BUYER'S FAILURE

     Name                               Specimen signatures
     ----                               -------------------
1.   Robert S. Molina                   ___________________

or, alternatively,

2.   Steven W. Tholen                   ___________________

This document contains information that is confidential and the property of JPMorgan Chase Bank. It may not be copied, published or used, in whole or in part, for any purpose other than as expressly authorized by JPMorgan Chase Bank.
(C) JPMorgan Chase Bank 2000. All Rights Reserved.

                                   SCHEDULE 4

THE BUYER'S REPRESENTATIVE AUTHORIZED TO SIGN THE TERMINATION NOTICE

REPRESENTATIVE OF THE BUYER

     Name                               Specimen signatures
     ----                               -------------------
1.   Jachimovicz Wojciech               ___________________

or, alternatively,

2.  Jacky Baudon                        ___________________

or, alternatively,

3.  Walid Iqbal                         ___________________

or, alternatively,

4.   Igor Gerber                        ___________________

This document contains information that is confidential and the property of JPMorgan Chase Bank. It may not be copied, published or used, in whole or in part, for any purpose other than as expressly authorized by JPMorgan Chase Bank.
(C) JPMorgan Chase Bank 2000. All Rights Reserved.

                                   SCHEDULE 5

                     TELEPHONE NUMBER(S) FOR CALL-BACKS AND
           PERSON(S) DESIGNATED TO CONFIRM FUNDS TRANSFER INSTRUCTIONS

If to the Buyer:

             Name                       Telephone Number
             ----                       ----------------
1.   Jacky Baudon                       +7-095-785-30-00

2.   Walid Iqbal                        +7-095-785-30-00

3.   Igor Gerber                        +7-095-785-30-00

4.   Jachimovicz Wojciech               +48-60-167-41-65

If to the Seller:

             Name                       Telephone Number
             ----                       ----------------
1.   Alexander Chmelev                  +7-095-230-60-36

2.   Sergei Voitishkin                  +7-095-230-60-36

3.   Sergei Voitishkin                  +7-095-230-60-36

4.   Robert S. Molina                   +1-281-579-67-00

5.   Steven W. Tholen                   +1-281-579-67-00

Telephone call-backs shall be made to each Purchaser and Seller if joint instructions are required pursuant to this Escrow Agreement.

This document contains information that is confidential and the property of JPMorgan Chase Bank. It may not be copied, published or used, in whole or in part, for any purpose other than as expressly authorized by JPMorgan Chase Bank.
(C) JPMorgan Chase Bank 2000. All Rights Reserved.

                                   APPENDIX I

                  IRREVOCABLE FIRST ESCROW RELEASE INSTRUCTION
                         RELATING TO THE ESCROW ACCOUNT

To:   JP Morgan Chase Bank
      Escrow Service Delivery
      450 West 33rd Street 15th Floor
      New York, NY 10001-2697

                                                               ____________ 2002

REFERENCE

Good Faith Deposit Escrow Agreement, dated February 27, 2002 (the "ESCROW AGREEMENT"), among Benton Oil and Gas Company ("SELLER"), Sequential Holdings Russian Investors Limited ("BUYER") and JP Morgan Chase Bank as Escrow Agent, pursuant to which an escrow account designated as [-] (the "ESCROW ACCOUNT") has been established.

INSTRUCTION

We hereby irrevocably instruct you to immediately transfer from the Escrow
Account:

(a)   to Seller an amount of US $ 113,500,000 into the following account:

                  Account of:       Benton Oil and Gas Company

                  Account No.:      00113235957

                  Bank:             JP Morgan Chase, Houston, Texas

                  ABA#:             113000609

                  SWIFT:            TCBKUS 44

(b)   an amount of US $ 7,500,000 into the following account:

                  Account of:       Swift Energy Company

                  Account No.:      9980011889

                  Bank:             Bank One, Texas

                  ABA#:             111000614

      and

(c) to Buyer, all interest and other income accrued on the aggregate amount of funds held in the Escrow Account less bank fees associated with the investment process from [-] until [-], into the following account:

                  Account of:       Sequential Holdings Russian Investors
                                    Limited

                  Account No.:      0022943301

                  Bank:             The Chase Manhattan Bank, 125 London Wall,
                                    London

                  SWIFT:            CHASGB2L

FURTHER ACTS

You shall perform all such further acts or execute such further documents as may be required in order to perform the transfers set out above.

SEQUENTIAL HOLDINGS RUSSIAN INVESTORS LIMITED

By:_______________________________
Name:
Title: Authorized Representative


BENTON OIL AND GAS COMPANY

By:_______________________________
Name:
Title: Authorized Representative

                                   APPENDIX II

                  IRREVOCABLE SECOND ESCROW RELEASE INSTRUCTION
                         RELATING TO THE ESCROW ACCOUNT

To:   JP Morgan Chase Bank
      Escrow Service Delivery
      450 West 33rd Street 15th Floor
      New York, NY 10001-2697

                                                               ____________ 2002

REFERENCE

Good Faith Deposit Escrow Agreement, dated February 27, 2002 (the "ESCROW AGREEMENT"), among Benton Oil and Gas Company ("SELLER"), Sequential Holdings Russian Investors Limited ("BUYER") and JP Morgan Chase Bank as Escrow Agent, pursuant to which an escrow account designated as [-] (the "ESCROW ACCOUNT") has been established.

INSTRUCTION

We hereby irrevocably instruct you to immediately transfer from the Escrow Account to Seller an amount of US $ 68,840,900 (together with any interest and other income accrued thereon from [-] (less bank fees associated with the investment process)) to the following account:

                  Account of:       Benton Oil and Gas Company

                  Account No.:      00113235957

                  Bank:             JP Morgan Chase, Houston, Texas

                  ABA#:             113000609

                  SWIFT:            TCBKUS 44

FURTHER ACTS

You shall perform all such further acts or execute such further documents as may be required in order to perform the transfer set out above.

SEQUENTIAL HOLDINGS RUSSIAN INVESTORS LIMITED

By:_______________________________
Name:
Title: Authorized Representative


BENTON OIL AND GAS COMPANY

By:_______________________________
Name:
Title: Authorized Representative

                                  APPENDIX III

                          NOTICE ON THE BUYER'S FAILURE
                         RELATING TO THE ESCROW ACCOUNT

To:   JP Morgan Chase Bank
      Escrow Service Delivery
      450 West 33rd Street 15th Floor
      New York, NY 10001-2697

                                                               ____________ 2002

REFERENCE

Good Faith Deposit Escrow Agreement, dated February 27, 2002 (the "ESCROW AGREEMENT"), among Benton Oil and Gas Company ("SELLER"), Sequential Holdings Russian Investors Limited ("BUYER") and JP Morgan Chase Bank as Escrow Agent, pursuant to which an escrow account designated as [-] (the "ESCROW ACCOUNT") has been established.

NOTICE AND INSTRUCTION

We hereby notify you that [Buyer has failed to provide Seller with the names of Buyer's nominees for] [Buyer's nominees [have refused][are unable] to accept the positions of] General Director and three members of the Board of Directors of open joint-stock company Arctic Gas.

We hereby irrevocably instruct you that, if Buyer fails to provide you with any evidence contrary to the foregoing within five (5) Business Days after the issuance of this Notice, you shall forthwith upon expiry of such period transfer from the Escrow Account to Seller an amount of US $ 68,840,900 (together with any interest and other income accrued thereon from [-] (less bank fees associated with the investment process)) to the following account:

                  Account of:       Benton Oil and Gas Company

                  Account No.:      00113235957

                  Bank:             JP Morgan Chase, Houston, Texas

                  ABA#:             113000609

                  SWIFT:            TCBKUS 44

For purposes this Notice, the term "BUSINESS DAY" shall mean any day (excluding Saturdays and Sundays) on which banks generally are open in all three of Moscow, London and New York for the transaction of normal banking business.

FURTHER ACTS

You shall perform all such further acts or execute such further documents as may be required in order to perform the transfer set out above.

BENTON OIL AND GAS COMPANY


By:_______________________________
Name:
Title: Authorized Representative

                                   APPENDIX IV

                               TERMINATION NOTICE
                         RELATING TO THE ESCROW ACCOUNT

To:   JP Morgan Chase Bank
      Escrow Service Delivery
      450 West 33rd Street 15th Floor
      New York, NY 10001-2697

                                                               ____________ 2002

REFERENCE

Good Faith Deposit Escrow Agreement, dated February 27, 2002 (the "ESCROW AGREEMENT"), among Benton Oil and Gas Company ("SELLER"), Sequential Holdings Russian Investors Limited ("BUYER") and JP Morgan Chase Bank as Escrow Agent, pursuant to which an escrow account designated as [-] (the "ESCROW ACCOUNT") has been established.

NOTICE AND INSTRUCTION

We hereby notify you that, (a) as evidenced by the notarized statement of Freshfields Bruckhaus Deringer attached hereto, Seller has not been able to perform its material obligations required for completion of the sale and purchase contemplated by the sale and purchase agreement dated February 27, 2002 between Seller and Buyer (the "SALE AND PURCHASE AGREEMENT"), and (b) Buyer has elected to terminate the Sale and Purchase Agreement.

We hereby irrevocably instruct you to immediately transfer all the funds from and held in the Escrow Account to Buyer to the following account:

           Account of:        Sequential Holdings Russian Investors Limited

           Account No.:       0022943301

           Bank:              The Chase Manhattan Bank, 125 London Wall, London

           SWIFT:             CHASGB2L

FURTHER ACTS

You shall perform all such further acts or execute such further documents as may be required in order to perform the transfer set out above.

SEQUENTIAL HOLDINGS RUSSIAN INVESTORS LIMITED


By:_______________________________
Name:
Title: Authorized Representative

                                   APPENDIX V

                             NOTARIZED STATEMENT OF
                         FRESHFIELDS BRUCKHAUS DERINGER
                 [ON FRESHFIELDS BRUCKHAUS DERINGER LETTERHEAD]

                              STATEMENT OF COUNSEL

                                                          Dated:________________

Reference is hereby made to the Sale and Purchase Agreement dated 27 February 2002 between Benton Oil and Gas Company and Sequential Holdings Russian Investors Limited (the "Sale and Purchase Agreement"). Capitalised terms used but not defined herein shall have the meanings given to them in the Sale and Purchase Agreement.

We hereby confirm and place on record that Seller has failed or has been unable to perform its material obligations required to be performed by it pursuant to Clause 5.2 of the Sale and Purchase Agreement in the following manner:

      A. | | Seller has failed or is unable to instruct Registrar to transfer the Shares to the account of Depository in the Register, to be held in Seller's Depo Account, despite Buyer's fulfillment of Buyer's undertaking set forth in Clause 8.4 of the Sale and Purchase Agreement.

      B. | | Seller has failed or is unable to instruct Depository, in the form attached as Schedule 16 to the Sale and Purchase Agreement, to transfer the Shares from Seller's Depo Account to Buyer's Depo Account.

      C. | | Seller has failed or is unable to issue and deliver to Buyer a power of attorney in the form attached as Schedule 17 to the Sale and Purchase Agreement, authorizing a representative of Buyer to operate Seller's Depo Account.

      D. | | Seller has failed or is unable to deliver to Buyer letters of resignation from all members of the Board of Directors of Company representing Seller and from the General Director of Company each dated as of the Second Completion Date in the form set out in Schedules 11 and 12 respectively to the Sale and Purchase Agreement.

      E. | | [All of the above][Seller has failed or is unable to perform the obligations specified in item[s] _______ above].


_________________________________
FRESHFIELDS BRUCKHAUS DERINGER


_________________________________
NOTARY

                                   APPENDIX VI

                                 CONSENT NOTICE
                         RELATING TO THE ESCROW ACCOUNT

To:   JP Morgan Chase Bank
      Escrow Service Delivery
      450 West 33rd Street 15th Floor
      New York, NY 10001-2697

                                                               ____________ 2002

REFERENCE

Good Faith Deposit Escrow Agreement, dated February 27, 2002 (the "ESCROW AGREEMENT"), among Benton Oil and Gas Company ("SELLER"), Sequential Holdings Russian Investors Limited ("BUYER") and JP Morgan Chase Bank as Escrow Agent, pursuant to which an escrow account designated as [-] (the "ESCROW ACCOUNT") has been established.

NOTICE AND INSTRUCTION

We hereby notify you that Buyer and Seller have agreed to terminate by mutual consent the Sale and Purchase Agreement dated February 27, 2002 between Buyer and Seller.

We hereby irrevocably instruct you to immediately transfer all the funds from and held in the Escrow Account to Buyer to the following account:

      Account of:        Sequential Holdings Russian Investors Limited

      Account No.:       0022943301

      Bank:              The Chase Manhattan Bank, 125 London Wall, London

      SWIFT:             CHASGB2L

FURTHER ACTS

You shall perform all such further acts or execute such further documents as may be required in order to perform the transfer set out above.

SEQUENTIAL HOLDINGS RUSSIAN INVESTORS LIMITED

By:_______________________________
Name:
Title: Authorized Representative


BENTON OIL AND GAS COMPANY

By:_______________________________
Name:
Title: Authorized Representative

                                   SCHEDULE 9

                       (FIRST ESCROW RELEASE INSTRUCTION)

                  IRREVOCABLE FIRST ESCROW RELEASE INSTRUCTION
                         RELATING TO THE ESCROW ACCOUNT

To:   JP Morgan Chase Bank
      Escrow Service Delivery
      450 West 33rd Street 15th Floor
      New York, NY 10001-2697

                                                               ____________ 2002

REFERENCE

Good Faith Deposit Escrow Agreement, dated February ___, 2002 (the "ESCROW AGREEMENT"), among Benton Oil and Gas Company ("SELLER"), Sequential Holdings Russian Investors Limited ("BUYER") and JP Morgan Chase Bank as Escrow Agent, pursuant to which an escrow account designated as [-] (the "ESCROW ACCOUNT") has been established.

INSTRUCTION

We hereby irrevocably instruct you to immediately transfer from the Escrow
Account:

(a)   to Seller an amount of US $ 113,500,000 into the following account:

                  Account of:       Benton Oil and Gas Company

                  Account No.:      00113235957

                  Bank:             JP Morgan Chase, Houston, Texas

                  ABA#:             113000609

                  SWIFT:            TCBKUS 44

(b)   an amount of US $ 7,500,000 into the following account:

                  Account of:       Swift Energy Company

                  Account No.:      9980011889

                  Bank:             Bank One, Texas

                  ABA#:             111000614

      and

(c) to Buyer, all interest and other income accrued on the aggregate amount of funds held in the Escrow Account less bank fees associated with the investment process from [-] until [-], into the following account:

                  Account of:       Sequential Holdings Russian Investors
                                    Limited

                  Account No.:      0022943301

                  Bank:             The Chase Manhattan Bank, 125 London Wall,
                                    London

                  SWIFT:            CHASGB2L

FURTHER ACTS

You shall perform all such further acts or execute such further documents as may be required in order to perform the transfers set out above.

SEQUENTIAL HOLDINGS RUSSIAN INVESTORS LIMITED

By:_______________________________
Name:
Title: Authorized Representative


BENTON OIL AND GAS COMPANY

By:_______________________________
Name:
Title: Authorized Representative

                                   SCHEDULE 10

                       (SECOND ESCROW RELEASE INSTRUCTION)

                  IRREVOCABLE SECOND ESCROW RELEASE INSTRUCTION
                         RELATING TO THE ESCROW ACCOUNT

To:   JP Morgan Chase Bank
      Escrow Service Delivery
      450 West 33rd Street 15th Floor
      New York, NY 10001-2697

                                                               ____________ 2002

REFERENCE

Good Faith Deposit Escrow Agreement, dated February ___, 2002 (the "ESCROW AGREEMENT"), among Benton Oil and Gas Company ("SELLER"), Sequential Holdings Russian Investors Limited ("BUYER") and JP Morgan Chase Bank as Escrow Agent, pursuant to which an escrow account designated as [-] (the "ESCROW ACCOUNT") has been established.

INSTRUCTION

We hereby irrevocably instruct you to immediately transfer from the Escrow Account to Seller an amount of US $ 68,840,900 (together with any interest and other income accrued thereon from [-] (less bank fees associated with the investment process)) to the following account:

                  Account of:       Benton Oil and Gas Company

                  Account No.:      00113235957

                  Bank:             JP Morgan Chase, Houston, Texas

                  ABA#:             113000609

                  SWIFT:            TCBKUS 44

FURTHER ACTS

You shall perform all such further acts or execute such further documents as may be required in order to perform the transfer set out above.

SEQUENTIAL HOLDINGS RUSSIAN INVESTORS LIMITED

By:_______________________________
Name:
Title: Authorized Representative


BENTON OIL AND GAS COMPANY

By:_______________________________
Name:
Title: Authorized Representative

                                   SCHEDULE 11

                           (BOARD MEMBER RESIGNATIONS)

                                                                  _________ 2002

To Board of Directors
of OJSC "Arctic Gas Company"

Cc: General Director
David LeClair
From _______________

                               RESIGNATION NOTICE

I hereby notify you of my intention to terminate my authority as a member of the Board of Directors of OJSC "Arctic Gas Company" ("COMPANY") prior to expiration of the term for which I was elected to this position. Kindly arrange for my authority to be terminated in accordance with the procedure set forth in the Federal Law of the Russian Federation On Joint-Stock Companies and with effect from the date of the close of the General shareholders meeting of the Company resolving to terminate my authority. I confirm the absence on my part of any rights and claims of any nature whatsoever against the Company and/or its employees that now exist or may hereafter arise in connection with my position in the Company.

Truly yours,


______________________________
_______________________ (name)
Member of the Board of Directors
of OAO "Arcticgas"

Receipt of the application acknowledged

______________________________
David LeClair
General Director
of OAO "Arcticgas"

                                   SCHEDULE 12

                         (GENERAL DIRECTOR RESIGNATION)

                                                              ____ February 2002

To Board of Directors,
Open Joint Stock Company "Arctic Gas Company"
From David LeClair

                               RESIGNATION NOTICE

I hereby notify you of my intention to terminate (i) my authority as the General Director of OJSC "Arctic Gas Company" (THE COMPANY) prior to the expiration of the term for which I was appointed to this position in accordance with the procedure set forth in the Federal Law of the Russian Federation On Joint-Stock Companies and (ii) my employment contract with the Company dated ____________ 2002 and all labor relations with it in accordance with Clause 71 (1) of the Labor Code of the Russian Federation with effect from the date of the close of the General shareholders meeting of the Company resolving to terminate my authority as General Director of the Company (TERMINATION DATE).

Between the date hereof and the Termination Date, I confirm the absence on my part of any right or claim of any nature whatsoever against the Company and its employees, including any and all claims to the payment of salary, bonus, benefit in kind or in cash, any pension or reimbursement of expenses or any other form of remuneration or compensation except regarding Company's property currently in my possession, my remuneration as General Director of the Company in the amount of [US $ ] that will be due and payable to me for the period between the date hereof and the Termination Date and compensation of business related expenses incurred by me during the period between the date hereof and the Termination Date in the amount not exceeding US $__000.

On or before the Termination Date, I shall return to the Company all of the Company's property currently in my possession.

Truly yours,


______________________________
David LeClair
General Director of
OJSC "Arctic Gas Company"
Receipt of the application acknowledged


______________________________
Dr. Peter J. Hill

Chairman of the Board of Directors of the Company

                               _____________ 2002

                 OPEN JOINT STOCK COMPANY "ARCTIC GAS COMPANY"

                                 DAVID LECLAIR

                          =============================

                           AGREEMENT ON TERMINATION OF
                              EMPLOYMENT CONTRACT

                          =============================

THIS AGREEMENT ON TERMINATION OF THE EMPLOYMENT CONTRACT (AGREEMENT) is made on _____ 2002 in the city of _____

BETWEEN

OPEN JOINT STOCK COMPANY "ARCTIC GAS COMPANY", registered in accordance with the laws of the Russian Federation and located at the address: 626718, 6, Industrialnaya street, Novy Urengoy, Russian Federation (COMPANY)

AND

DAVID LECLAIR, citizen of the USA, passport No. _____, General Director of the Company (EMPLOYEE)

together referred to as "PARTIES".

WHEREAS

(A) Employee was appointed to the position of the General Director of the Company by a decision of the general meeting of shareholders of the Company of 30 October 2001 and from 31 October 2001 commenced working as General Director of the Company;

(B) In accordance with the Labor Code of the Russian Federation the employment contract was concluded between Employee and the Company on ______ 2002 (EMPLOYMENT CONTRACT);

(C) The Parties now intend to terminate the Employment Contract upon mutual agreement.

IT IS AGREED AS FOLLOWS:

      1. On the basis of Article 77 (1) of the Labor Code of the Russian Federation and complying with all applicable requirements of Russian legislation, upon mutual agreement, the Parties hereby terminate the Employment Contract and cease their labor relations as of _____ 2002 (TERMINATION DATE).
      2. Parties agree that all rights or claims of the Employee to the Company under the Employment Contract or under any other agreements or arrangements between the Parties cease to exist as of the Termination Date.
      3. Employee undertakes to vacate within _____ calendar days of the Termination Date the apartment occupied by him and leased by the Company for his temporary use, located at 143400, Moscow oblast, Krasnogorskiy region, village Angelovo, complex Rosinka, house 28, apartment 810.

      4. Employee undertakes the obligation not to disclose or make otherwise available to third persons any commercial, production and other information of confidential nature relating to the Company (except as may be required in connection with his obligations as an employee of Benton Oil and Gas Company) until three years after the Termination Date.
      5. This Agreement is regulated and should be construed in accordance with the legislation of the Russian Federation.
      6.    This Agreement is made in two originals in English.

IN WITNESS WHEREOF this Agreement has been signed by the Parties on the day and year first above written.

SIGNED                                               )
                                                     )
________________________                             )
Name: David LeClair                                  )


SIGNED                                               )
                                                     )
----------------------                               )
Name: Dr. Peter G. Hill                              )
Position: Chairman of the Board of
          directors of the Company                   )

for and on behalf of                                 )
OJSC Arctic Gas Company                              )

                                  SCHEDULE 13

                               MATERIAL CONTRACTS

-------------------------------------------------------------------------------
NO.        NO. OF            DATE OF                    COUNTERPARTY
        AGREEMENT (AS     EXECUTION (AS
        PER CONTRACTS     PER CONTRACT)
          REGISTER)
-------------------------------------------------------------------------------
1.    0406/1A/66           04.06.1998          OAO Gazavtomatika

-------------------------------------------------------------------------------
2.    No. 3/5              15.07.1998          ZAO "Association
                                               Yamalstroimekhanisazia"
-------------------------------------------------------------------------------
3.    17/07                17.07.1998          OAO "Urengoineftegazgeologia"

-------------------------------------------------------------------------------
4.    No. 106              12.10.1998          Benton Oil and Gas Company

-------------------------------------------------------------------------------
5.    W/n                  20.10.1998          Roxbury Trading Limited, Cyprus
-------------------------------------------------------------------------------
6.    001/12-98            15.12.1998          Fenwile Enterprises Limited
-------------------------------------------------------------------------------
7.    W/n (Act of          18.03.1999          ZAO Polar Geophysical Expedition
      Acceptance of
      Works in
      Accordance with
      Supplement to the
      Agreement dated
      November 25,
      1993 for
      Performance of
      Survey Works at
      Samburgs Oil
      Field)
-------------------------------------------------------------------------------

-----------------------------------------------------------------
NO.                    DESCRIPTION                    CONTRACT
                                                       PRICE


-----------------------------------------------------------------
1.       Agreement for Lease of Office Premises     198.000 USD
         for three years                            per year
-----------------------------------------------------------------
2.       Building and repair of the well No. 725    921.168 USD

-----------------------------------------------------------------
3.       Performance of contract works on           571.038 USD
         unplugging and testing of well No. 725
-----------------------------------------------------------------
4.       Amendment to the Short-Term Credit         8.000.000 USD
         Agreement
-----------------------------------------------------------------
5.       Share Sale and Purchase                    2.060.000 USD
-----------------------------------------------------------------
6.       Share Sale and Purchase                    1.000.000 USD
-----------------------------------------------------------------
7.       Survey Works                               710.000 USD

--------------------------------------------------------------------------------
8.    171/99-34/1.25.08    28.04.1999          DOOO "Burgas"

--------------------------------------------------------------------------------
9.    40/1.25.08           19.05.1999          DOOO "Burgas"

--------------------------------------------------------------------------------
10.   3/99-133/1.25.08     03.12.1999          Natural Resources and Oil and Gas
                                               Department of YNAO Administration
                                               Administration





--------------------------------------------------------------------------------
11.   4/99-134/1.25.08     03.12.1999          Natural Resources and Oil and Gas
                                               Department of YNAO
                                               Administration





--------------------------------------------------------------------------------
12.   109/1.52             27.04.2000          OJSC "Ingosstrakh"



--------------------------------------------------------------------------------
13.   110/1.48             03.05.2000          ZAO VTO Rosneftegasexport
--------------------------------------------------------------------------------
14.   172/1.48             05.07.2000          ZAO VTO Rosneftegasexport
--------------------------------------------------------------------------------
15.   No.46/1.62           28.08.2000          Benton Oil and Gas Company

--------------------------------------------------------------------------------

---------------------------------------------------------------------
8.        Terms and conditions of repayment of       996.039 USD
          debt to BP "Tyumenburgas"
---------------------------------------------------------------------
9.        Terms and conditions of repayment of       996.039 USD
          debt to BP "Tyumenburgas"
---------------------------------------------------------------------
10.       Lease Agreement with Buyout Option         16.959.764
          (for Well # 214)                           RUR the
          (with Additional Agreement # 165/1.54      equivalent of
          on Purchase of Leased Property, dated      641.686 USD
          March 20, 2001)                            (purchase price)
                                                     (1.435.000 RUR
                                                     equivalent of
                                                     50.719 USD)
---------------------------------------------------------------------
11.       Lease Agreement with Buyout Option         16.959.764
          (for Well # 253)                           RUR the
          (with Additional Agreement # 166/1.54      equivalent of
          on Purchase of Leased Property, dated      641.686 USD
          March 20, 2001).                           (purchase price)
                                                     (1.520.000 RUR
                                                     equivalent of
                                                     53.710 USD)
---------------------------------------------------------------------
12.       Insurance Policy                           21.000.000
                                                     RUR equivalent
                                                     of 737.877 USD
                                                     (insured sum)
---------------------------------------------------------------------
13.       Commission Agreement
---------------------------------------------------------------------
14.       Supplement to Commission Agreement         1.500.000 USD
---------------------------------------------------------------------
15.       Amendment #2 to the Short-Term             12.000.000 USD
          Credit Agreement
---------------------------------------------------------------------

--------------------------------------------------------------------------------
16.   236/1.94             06.09.2000          ZAO VTO Rosneftegasexport
--------------------------------------------------------------------------------
17.   295/1.48             06.10.2000          ZAO VTO Rosneftegasexport
--------------------------------------------------------------------------------
18.   321/1.48             24.10.2000          ZAO VTO Rosneftegasexport
--------------------------------------------------------------------------------
19.   6I/2000-381/1.44     06.12.2000          ZAO Polar Geophysical Expedition

--------------------------------------------------------------------------------
20.   413/1.48             26.12.2000          ZAO VTO Rosneftegasexport
--------------------------------------------------------------------------------
21.   44/1.54              29.12.2000          Natural Resources and Oil and Gas
      (Supplement #        (02.10.2001)        Department of YNAO administration
      6/01/44/1.54-
      429/1.54 to
      Agreement #
      44/1.54)
--------------------------------------------------------------------------------
22.   29/1.48              January 2001        ZAO VTO Rosneftegasexport
--------------------------------------------------------------------------------
23.   5I/2000-21/1.44      26.01.2001 (as in   ZAO Polar Geophysical Expedition
                           the Contracts
                           Register)
--------------------------------------------------------------------------------
24.   77/1.57              28.02.2001          ZAO VTO Rosneftegasexport
--------------------------------------------------------------------------------
25.   115/1.57             04.04.2001          ZAO VTO Rosneftegasexport
--------------------------------------------------------------------------------
26.   139/1.57             11.04.2001          ZAO Severgaz
--------------------------------------------------------------------------------
27.   145/1.57             18.04.2001          ZAO VTO Rosneftegasexport
--------------------------------------------------------------------------------
28.   155/1.54             19.04.2001 (as in   ZAO Polar Geophysical Expedition
      (Supplement to       Contracts
      Agreement #          Register)
      21/1.44)
--------------------------------------------------------------------------------
29.   154/1.57             19.04.2001          SET (Select Energy Trading) GmbH
--------------------------------------------------------------------------------
30.   158/1.57             24.04.2001          ZAO VTO Rosneftegazexport

--------------------------------------------------------------------------------

---------------------------------------------------------------
16.   Supplement to Commission Agreement         1.300.000 USD
---------------------------------------------------------------
17.   Supplement to Commission Agreement         800.000 USD
---------------------------------------------------------------
18.   Supplement to Commission Agreement         1.430.000 USD
---------------------------------------------------------------
19.   2D seismic survey                          16.920.000
                                                 RUR
---------------------------------------------------------------
20.   Supplement to Commission Agreement         670.000 USD
---------------------------------------------------------------
21.   Prospecting and Appraisal Services         20.690.000
      (Performance of prospecting works          RUR
      under the Program of YNAO Natural          (14.500.000
      Resources Development for 2001)            RUR)


---------------------------------------------------------------
22.   Supplement to Commission Agreement         1.730.000 USD
---------------------------------------------------------------
23.   3D seismic survey                          30.030.000
                                                 RUR (1.045.296
                                                 USD)
---------------------------------------------------------------
24.   Supplement to Commission Agreement         960.000 USD
---------------------------------------------------------------
25.   Supplement to Commission Agreement         590.000 USD
---------------------------------------------------------------
26.   Gas sale and purchase                      7.500.000 USD
---------------------------------------------------------------
27.   Supplement to Commission Agreement         510.000 USD
---------------------------------------------------------------
28.   Additional seismic survey                  19.908.500
                                                 RUR


---------------------------------------------------------------
29.   Gas sales                                  6.500.000 USD
---------------------------------------------------------------
30.   Supplement to the Commission               510.000 USD
      Agreement
---------------------------------------------------------------

-------------------------------------------------------------------------------
31.   167/1.57             27.04.2001          SET (Select Energy Trading) GmbH
-------------------------------------------------------------------------------
32.   172/1.55             29.04.2001          Urengoitruboprovodstroi

-------------------------------------------------------------------------------
33.   222/1.57             04.06.2001          SET (Select Energy Trading) GmbH
-------------------------------------------------------------------------------
34.   270/1.57             18.07.2001          SET (Select Energy Trading) GmbH
-------------------------------------------------------------------------------
35.   426/1.57             01.10.2001          OOO Areus

-------------------------------------------------------------------------------
36.   449/1.57             19.10.2001          Standard Oil Limited S.A.

-------------------------------------------------------------------------------
37.   478/1.62             08.11.2001          OOO "Best Petroleum"
-------------------------------------------------------------------------------

--------------------------------------------------------------
31.   Export delivery of crude oil (5000 MT)     800.000 USD
--------------------------------------------------------------
32.   Construction Services                      15.471.710
                                                 RUR
--------------------------------------------------------------
33.   Export delivery of crude oil (8000 MT)     2.200.000 USD
--------------------------------------------------------------
34.   Export delivery of crude oil (9000 MT)     1.440.000 USD
--------------------------------------------------------------
35.   Delivery Contract                          38.250.000
                                                 RUR
--------------------------------------------------------------
36.   Crude Oil Sale and Purchase Contract       625.000 USD
      (5000 MT)
--------------------------------------------------------------
37.   Novation Agreement                         2.351.079 USD
--------------------------------------------------------------

                                  SCHEDULE 14

                            (SWIFT CLAIM ASSIGNMENT)

                                    [INSERT]

                                                                  EXECUTION COPY

                  QUITCLAIM AND ASSIGNMENT OF RIGHTS AGREEMENT

      This QUITCLAIM AND ASSIGNMENT OF RIGHTS AGREEMENT (this "ASSIGNMENT"), dated as of February 27, 2002, is between Benton Oil and Gas Company, a Delaware corporation ("ASSIGNOR"), and Sequential Holdings Russian Investors Limited, a company organized under the laws of Cyprus ("ASSIGNEE"). Assignor and Assignee are referred to individually as a "PARTY" and collectively as the "PARTIES".

      WHEREAS, pursuant to that certain Assignment and Release Agreement (the "SWIFT/BENTON AGREEMENT") dated as January 30, 2002 by and between Assignor and Swift Energy Company, a Texas corporation ("SWIFT"), Swift has agreed to quitclaim and assign to Assignor, and Assignor has agreed to purchase, all of Swift's right, title and interest in, to and under various agreements listed on Exhibit A hereto (the "PRIOR AGREEMENTS") between Swift and Arcticgas JSC, a Russian open join stock company ("ARCTICGAS"), regarding the exploration and development of the Samburg and Evo-Yahka fields in Western Siberia and any claims of Swift related thereto (collectively, the "ASSIGNED RIGHTS");

      WHEREAS, the aforementioned quitclaim and assignment of the Assigned Rights by Swift to Assignor, and Assignor's purchase of the same from Swift, shall be effected upon transfer to the account of Swift the sum of Seven Million Five Hundred Thousand United States Dollars (U.S.$7,500,000) and the contemporaneous execution of a quitclaim and assignment of rights agreement (the "SWIFT/BENTON ASSIGNMENT") as provided in Sections 1.2 and 1.3 of the Swift/Benton Agreement (the date of such transfer of to the account of Swift and the execution of the Swift/Benton Assignment, the "CLOSING DATE"); and

      WHEREAS, pursuant to clause 3.1(m) of that certain Sale and Purchase Agreement dated as of February 27, 2002 by and between Assignor and Assignee ("STOCK PURCHASE AGREEMENT"), it is a condition to commencement of the closing process set out therein that the Parties execute this Assignment;

      NOW, THEREFORE, in consideration of the recitals and the mutual promises, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Assignment. In consideration of the payment of a sum of Seven Million Five Hundred Thousand United States Dollars (U.S.$7,500,000) to be made by Assignee pursuant to clause 5.3(a) of the Stock Purchase Agreement, Assignor hereby irrevocably quitclaims and assigns to Assignee, without reservation whatsoever, all of Assignor's right, title and interest in, to and under the Assigned Rights, and Assignee hereby expressly accepts the assignment and transfer from Assignor of the Assigned Rights (the "ASSIGNMENT"). The Assignment shall come into force forthwith upon fulfilment of the following conditions:

      (a) Assignor shall have delivered to Assignee prior to the First Completion Date (as such term is defined in the Stock Purchase Agreement) one original of the Consent and Limited Joinder of Arcticgas in the form of Exhibit B duly executed by the General Director and Chief Accountant of Arcticgas;

      (b) a sum of Seven Million Five Hundred Thousand United States Dollars (U.S.$7,500,000) shall have been transferred to an account designated by Assignor in accordance with clause 5.3(a) of the Stock Purchase Agreement; and

      (c) Assignor shall have delivered to Assignee a duly executed original of the Swift/Benton Assignment as soon as reasonably possible after the Closing Date but in any case prior to the Second Completion Date (as such term is defined in the Stock Purchase Agreement).

2. General Release. Assignee hereby releases and discharges Assignor, its agents, servants, officers, employees, attorneys, insurers, partners, directors, affiliated entities, predecessor entities, assigns and successors (each, an "ASSIGNOR RELATED Person") from, and waives and relinquishes, any and all actions, causes of action, covenants, liabilities, obligations, claims and demands of any type whatsoever, it ever had, now has, or hereafter can, shall or may have against any Assignor Related Person by reason of, arising from, or in connection with the Prior Agreements (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) (the "ASSIGNEE RELEASED CLAIMS"). Assignee hereby covenants that as of the date hereof it will not institute any lawsuit, arbitration proceeding or any other claim against Assignor in connection with or relating in any manner to the Prior Agreements or any of them, including, without limitation, any claim that any of them is unenforceable or otherwise subject to defenses or claims by Arcticgas or its successors or assigns or any other natural or legal person. ASSIGNEE SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS EACH ASSIGNOR RELATED PERSON AGAINST ANY AND ALL COSTS, LIABILITIES, DAMAGES AND EXPENSES (INCLUDING REASONABLE ATTORNEY
FEES) FOR ANY ASSIGNEE RELEASED CLAIMS ASSERTED BY, THROUGH OR UNDER ASSIGNEE AGAINST ANY ASSIGNOR RELATED PERSON. THE FOREGOING PROVISIONS SHALL APPLY WHETHER OR NOT THE PARTY OR OTHER PERSON RELEASED OR CLAIMING SUCH DAMAGES OR INDEMNIFICATION WAS NEGLIGENT OR STRICTLY LIABLE IN CONNECTION WITH THE EVENTS GIVING RISE TO SUCH CLAIM.

3. Representations and Warranties of Assignor. Assignor represents and warrants to Assignee that:

      (a) Organization. Assignor is a corporation duly organized, validly existing and in good-standing under the laws of the State of Delaware.

      (b) Authority and Authorization. Assignor has the full corporate power and authority to enter into and perform its obligations under this Assignment. The execution and delivery of this Assignment by Assignor have been, and the performance by Assignor of this Assignment and the transactions contemplated in this Assignment will be, duly and validly authorized by all requisite corporate action on the part of Assignor.

      (c) Enforceability. This Assignment has been duly executed and delivered by Assignor and constitutes a valid and binding obligation of Assignor enforceable against Assignor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

      (d) Conflicts. The execution and delivery of this Assignment by Assignor do not, and the consummation of the transaction contemplated by this Assignment will not, (i) conflict with, result in a breach of, or constitute a default (or an event that with the lapse of time or notice, or both, would constitute a default) under, any material agreement or instrument to which Assignor is a party or is bound, or (ii) to Assignor's knowledge, violate any provision of or require any consent, authorization or approval under any judgment, decree, judicial or administrative order, award, writ, injunction, statute, rule or regulation applicable to Assignor; provided however, that notwithstanding any of the preceding language to the contrary, no warranty or representation is made by Assignor with respect to consents or acts required under the Prior Agreements and no warranty or representation is made in any way relating to the requirements of the laws, regulations, normative acts, or other similar provisions of the Russian Federation or any of its subjects, governmental or legislative bodies.

      (e) Ownership of Rights. Assignor shall acquire legal and beneficial ownership of the Assigned Rights pursuant to the Swift/Benton Assignment, and upon entering into the Swift/Benton Assignment, Assignor shall not transfer, sell, waive, pledge or in any way convey or alienate any of the Assigned Rights except as provided in this Assignment.

      (f) Limitation on Representations and Warranties of Assignor. THE EXPRESS REPRESENTATIONS AND WARRANTIES OF ASSIGNOR SET FORTH IN THIS SECTION 3 ARE EXCLUSIVE AND NO OTHER REPRESENTATIONS OR WARRANTIES, EITHER IMPLIED, STATUTORY OR OTHERWISE, ARE MADE BY ASSIGNOR AND ASSIGNOR EXPRESSLY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES. ASSIGNEE FURTHER ACKNOWLEDGES THAT IN ENTERING INTO THIS ASSIGNMENT IT IS NOT RELYING UPON THE ENFORCEABILITY, COLLECTIBILITY OR OTHER PERFORMANCE (PAST OR FUTURE) UNDER THE PRIOR AGREEMENTS. ASSIGNEE FURTHER ACKNOWLEDGES THAT NO FAILURE (PAST OR

      FUTURE) OF THE ENFORCEABILITY, COLLECTIBILITY OR OTHER FAILURE OF PERFORMANCE UNDER THE PRIOR AGREEMENTS WILL IN ANY WAY SUBJECT ASSIGNOR OR ANY ASSIGNOR RELATED PERSON TO ANY LIABILITY.

4. Governing Law. This Assignment shall be governed by the laws of the State of Texas, regardless of its choice of law rules.

5. Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof, shall be settled by final and binding arbitration in accordance with the Arbitration Rules of the London Court of International Arbitration as at present in force (the "LCIA RULES"). There shall be three arbitrators. Assignor shall select one arbitrator and Assignee shall select one arbitrator. These arbitrators shall select the third arbitrator.

      The appointing authority shall be the London Court of International Arbitration. The seat and place of arbitration shall be London, England and the English language shall be used throughout the arbitral proceedings. The Parties hereby waive any rights under the Arbitration Act 1996 or otherwise to appeal any arbitration award to, or to seek determination of a preliminary point of law by, the courts of England.

6. No Consequential Damages. Consequential, punitive or other similar damages shall not be allowed under any circumstances in connection with the resolution of any dispute under this Assignment.

7. Notices. All notices, statements, and other communications to be given under this Assignment by any Party to another Party shall be given to their addresses in writing and delivered by registered mail, messenger service or facsimile transmission provided that confirmation of delivery is received. The addresses of the Parties for this purpose are:

      Assignor:

      Benton Oil and Gas Company
      15835 Park Ten Place Drive, Suite 115
      Houston, Texas 77084
      U.S.A.
      Attention:        General Counsel
      Phone:            +1-281-579-6700
      Facsimile:        +1-281-579-6702

      Assignee:

      Sequential Holdings Russian Investors Limited
      284 Arch. Makarios III Avenue
      Fortuna Court, Block B, 2nd Floor
      Limassol
      Cyprus
      Attention:        Christos Mavrellis
      Facsimile:        +357-5-587191

The address at which any Party may receive a notice may be changed by delivery of written notice of a new address given in accordance with this Section 7 to the other Party. A notice shall be deemed to have been given to a Party to whom it is directed (i) upon actual receipt by such Party, if sent by courier, (ii) upon dispatch by facsimile (with transmission confirmed), or (iii) one business day after sent by overnight delivery service.

8. Severability. In case one or more of the provisions contained in this Assignment shall be determined to be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained in this Assignment shall not in any way be affected or impaired by such determination, unless such invalidity, illegality or unenforceability diminishes the rights and obligations, taken as a whole, of the Parties.

9. Entire Agreement; Amendments. This Assignment and the Stock Purchase Agreement set forth the entire understanding between the Parties relating to the subject matter contained in this Assignment and merge all prior negotiations, term sheets, letters of intent, protocols, and discussions between them with respect to such subject matter. This Assignment may be altered, modified, amended, or repealed, and a new agreement adopted, only by the mutual written agreement of the Parties. No Party has relied upon any agreement or representation not set forth or referenced herein whether the same may be oral or in writing. For the avoidance of doubt, the Prior Agreements shall survive the execution of this Assignment, notwithstanding the foregoing provisions.

10. No Waiver of Rights. No failure or delay on the part of any Party in the exercise of any power or right under this Assignment shall operate as a waiver of such power or right, nor shall any single or partial exercise of any such power or right preclude any other or further exercise of such right or power.

11. Construction of Ambiguity. The Parties agree and acknowledge that the Agreement has been jointly negotiated and drafted and expresses the mutual intent of the Parties. Accordingly, the rule of construction against the drafting Party, whichever it may be, in the event an ambiguity exists with regard to the interpretation of any particular provision of this Assignment shall have no application to this Assignment, as applicable.

12. Assignment. Neither Party shall have the right to assign this Assignment or any other right or obligation under this Assignment to any Party without the prior written consent of the other Party; provided however, that the Assigned Rights may be assigned, transferred, sold or conveyed in any manner by Assignee to any party without the consent of Assignor. Notwithstanding anything in this Assignment to the contrary, a Party assigning this Assignment shall (unless released by the other Party) nonetheless remain subject to and be primarily liable for all its obligations under this Assignment.

13. Costs and Expenses. Each Party shall bear all costs and expenses incurred by it in connection with the negotiation and preparation of this Assignment and in performing its obligations under this Assignment.

14. Binding Effect. This Assignment shall be binding upon and inure to the benefit of the Parties and, subject to the terms of this Assignment, their respective heirs, successors and permitted assigns.

15. Full and Sufficient Consideration. Each Party agrees and acknowledges that the performance of the obligations of the other Party in accordance with this Assignment constitute full and sufficient consideration for the obligations undertaken by the Parties in this Assignment.

16. Counterpart; Facsimile Execution. This Assignment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original. This Assignment may be executed by exchange of facsimile copies of executed originals as if such facsimile copies were originally executed.

17. Further Assurance. The Parties shall execute and deliver, or cause to be executed and delivered, such other agreements, assignments, conveyances, certificates and documents as are reasonably required, necessary or appropriate to effect the purposes of this Assignment.

      IN WITNESS WHEREOF, this Assignment has been duly executed by the Parties as of the date first above written.

BENTON OIL AND GAS COMPANY

By:__________________________________
Name:
Title:


SEQUENTIAL HOLDINGS RUSSIAN INVESTORS

By:__________________________________
Name:
Title:

                                   EXHIBIT A

                                PRIOR AGREEMENTS

NO.                                     TITLE                                           DATE
1.    Termination of Agreement for Project Management Services, Technical               March 14, 1997
      Cooperation in Exploration and Production of Hydrocarbons, and for
      Coordinated Marketing of Production
            Exhibit A: Agreement Concerning License Termination or Revocation
2.    Amended and Restated Agreement between SeverNefteGas (Senega and Swift) on        December 10, 1997
      the Participation of the Development and Production of the Oil, Gas and
      Gas Condensate Reserves of the Samburg and Evo-Yahka Fields

            Exhibit A: Copy of Loan Agreement and a Promissory Note dated May 8,
                       1993 executed by Senega and Swift Energy
            Exhibit B: Copy of License, amendments and clarifications thereto, covering Samburg Field
            Exhibit C: There is no Exhibit C to this Amended and Restate
                       Agreement
            Exhibit D: NPI Calculation

3.    Agreement for Crediting Open Joint Stock Company Senega's Operations              June 25, 1996
4.    Agreement for Financing of Open Joint Stock Company Senega's Expenses             December 2, 1995
5.    Agreement for Project Management Services, Technical Cooperation on               May 1, 1995
      Exploration and Production of Hydrocarbons and for Coordinated Marketing
      of Production between Senega and Swift Energy Company
6.    Agreement for Financing of Administrative Expenses                                April 7, 1995
7.    Agreement for Financing of Administrative Expenses                                August 3, 1994
8.    Agreement on Participation of the Development and Production of the Oil,          September 3, 1993
      Gas, and Gas Condensate Reserves of the Samburg and Evo-Yahka Fields
9.    Loan Agreement and a Promissory Note executed by Senega and Swift Energy          May 8, 1993

The term "SENEGA" as used in this Exhibit A means Severneftgaz, the former corporate name of Arcticgas.

                                   EXHIBIT B

                    CONSENT AND LIMITED JOINDER OF ARCTICGAS

      Arcticgas hereby joins in the Quitclaim and Assignment of Rights Agreement dated February 27, 2002 between Benton Oil and Gas Company, a Delaware corporation, and Sequential Holdings Russian Investors Limited, a company organized under the laws of Cyprus (the "ASSIGNMENT AGREEMENT"), for the following limited purposes. All capitalized terms used, and not otherwise defined, in this Consent and Limited Joinder of Arcticgas (this "JOINDER") shall have the meanings given in the Assignment Agreement.

      1. Consent and Release. Arcticgas hereby consents to the Assignment. Subject to the fulfilment of the conditions specified in Section 1 of the Assignment, and effective immediately upon entry into force of the Assignment, Arcticgas hereby forever releases and discharges all Assignor Related Persons from, and waives and relinquishes, any and all actions, causes of action, covenants, liabilities, obligations, claims and demands of any type whatsoever, it ever had, now has, or hereafter can, shall or may have against any Assignor Related Person by reason of, arising from, or in connection with any alleged breach by Assignor Related Persons of any contract or agreement between Arcticgas and Swift that was executed prior to the date hereof, including the Prior Agreements (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due). Without limiting the generality of the foregoing, and for the avoidance of doubt, the claims from which Assignor is hereby released shall specifically include any claims, demands or assertions made by Arcticgas against Swift in any correspondence or other communication with Swift with respect to any of the Prior Agreements, including, without limitation, any assertion that Swift mismanaged, or failed to perform, any of its obligations under the Prior Agreements. Arcticgas hereby covenants that following the entry into force of the Assignment it will not institute or prosecute any lawsuit, arbitration proceeding or any other claim against Assignor in connection with or relating in any manner to any contract or agreement between Arcticgas and Swift that was executed prior to the date hereof, including the Prior Agreements or any of them, including, without limitation, any claim any of them is unenforceable or otherwise subject to defenses or claims by Arcticgas or its successors and assigns. ARCTICGAS WILL DEFEND, INDEMNIFY AND HOLD HARMLESS EACH ASSIGNEE RELATED PERSON AND EACH ASSIGNOR RELATED PERSON, RESPECTIVELY, AGAINST ANY AND ALL COSTS, LIABILITIES, DAMAGES AND EXPENSES (INCLUDING REASONABLE ATTORNEY FEES) FOR ANY CLAIMS RELEASED HEREBY WHICH ARE ASSERTED BY, THROUGH OR UNDER ARCTICGAS AGAINST ANY ASSIGNEE RELATED PERSON OR ANY ASSIGNOR RELATED PERSON. THE FOREGOING PROVISIONS SHALL APPLY WHETHER OR NOT THE PARTY OR OTHER PERSON RELEASED OR CLAIMING SUCH DAMAGES OR INDEMNIFICATION WAS NEGLIGENT OR STRICTLY

LIABLE IN CONNECTION WITH THE EVENTS GIVING RISE TO SUCH CLAIM.

      2. For the avoidance of doubt, Arcticgas' release and discharge contained in Section 1 of this Joinder is not intended to void any rights existing under or related to the Prior Agreements prior to the entry into force of the Assignment, all of which (if any) shall vest in Assignee as assignee.

      3. Arcticgas makes the following representations and warranties:

            3.1.1 Organization. Arcticgas is an open joint stock company duly organized, validly existing and in good-standing under the laws of the Russian Federation.

            3.1.2 Authority and Authorization. Arcticgas has the full corporate power and authority to enter into and perform its obligations under this Joinder. The execution and delivery of this Joinder by Arcticgas have been, and the performance by Arcticgas of this Joinder and the transactions contemplated in this Joinder will be, duly and validly authorized by all requisite corporate action on the part of Arcticgas.

            3.1.3 Enforceability. This Joinder has been duly executed and delivered by Arcticgas and constitutes the valid and binding obligation of Arcticgas enforceable against Arcticgas in accordance with its terms. All documents and instruments required under this Joinder to be executed and delivered by Arcticgas will be duly executed and delivered and shall constitute valid and binding obligations of Arcticgas, enforceable in accordance with their terms.

            3.1.4 Conflicts. The execution and delivery of this Joinder by Arcticgas does not, and the consummation of the transaction contemplated by the Assignment Agreement will not, (i) conflict with, result in a breach of, or constitute a default (or an event that with the lapse of time or notice, or both, would constitute a default) under, any material agreement or instrument to which Arcticgas is a party or is bound, or (ii) to Arcticgas' knowledge, violate any provision of or require any consent, authorization or approval under any judgment, decree, judicial or administrative order, award, writ, injunction, statute, rule or regulation applicable to Arcticgas.

            3.1.5 Prior Agreements; Ownership of Rights. The Prior Agreements constitute the only agreements entered into by Arcticgas materially affecting the rights and obligations of the parties thereto with respect to the transactions contemplated therein. Prior to the entry into force of the Assignment, Arcticgas has not transferred, sold, pledged or in any way conveyed its rights to any claim released by it pursuant to Section 1 of this Joinder except as provided in the Swift/Benton Agreement and the Swift/Benton Assignment.

      4. Arbitration. Arcticgas specifically agrees to be bound by and submit to all of the provisions of the dispute resolution arrangement set forth in Section 5 of the Assignment Agreement.

      5. Conflicts. Except as they may conflict with the above provisions of this Joinder, the provisions of the Assignment Agreement of general applicability to both Assignor and Assignee shall apply to this Joinder.

      6. Arcticgas Waiver. To the maximum extent permitted by applicable law, Arcticgas hereby waives, and agrees not to assert, any and all defenses which Arcticgas may otherwise be able to assert based on statutes of limitation, laches, estoppel or similar legal theories to the extent such defenses relate to the forbearance by Swift from instituting any claims against Assignor, Assignee, Arcticgas or any other natural or legal person under the Prior Agreements or otherwise during the period from October 5, 2001 until the entry into force of the Assignment. For the avoidance of doubt, the waiver by Arcticgas described in this Section 6 shall not apply with respect to acts or omissions of Swift prior to October 5, 2001 or after the entry into force of the Assignment.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK.]

      Signed this 27th day of February 2002.

ARCTICGAS JSC


By:____________________________________
Name:__________________________________
Title:_________________________; and by


By:____________________________________
Name:__________________________________
Title:_________________________________

    SCHEDULE 15
    (OUTSTANDING POWERS OF ATTORNEY)

             ATTORNEY NAME & BRIEF DESCRIPTION                      ISSUED  ON             VALID THROUGH
1   Makarov Dmitriy Alexandrovich

    Has the right to represent JSC "Arcticgas" in all                06.12.01                 06.12.04
    courts in the Yamalo-Nenesk autonomous region.

2   Pribitkovskiy Michael Matveevich

    Empowered to represent JSC "Arcticgas" in all
    public, government and private organizations, as
    head of JSC "Arcticgas" Moscow representative                    25.01.01                 25.01.04
    office.

3   Baranov Vitaliy Alexandrovich

    Empowered to represent JSC "Arcticgas" in
    connection with registration of lease agreements for
    the wells in the Samburg Field in the Registration               13.09.00                 13.09.02
    Chamber of Yamalo-Nenesk autonomous region.

4   Makarov Dmitriy Alexandrovich

    Empowered to represent JSC "Arcticgas" in court in
    all judicial bodies.                                             28.09.01                 28.09.04

5   Ryazanov Alexander Vasilievich

    Empowered to receive coupons and wash the
    company car.                                                     22.11.01                 01.12.02

6   Ganul Alexander Genrikhovich

    Empowered to represent JSC "Arcticgas" in the land
    use, environmental matters and matters relating to
    the licensing of generally used minerals,                        23.04.01                 23.04.02
    underground and ground water for the exclusive use
    of JSC "Arcticgas" in the Samburg and Evo-Yakha
    license areas.

7   CJSC " Fritz Companies CIS"                                      04.12.01                 04.12.02

    Empowered to register JSC "Arcticgas" in the Sheremetievo customs as a participant in foreign - economic activities.

8   Baranov Vitaliy Alexandrovich

    Empowered to represent JSC "Arcticgas" to register
    purchase agreements for the wells in the Samburg
    Field in the Registration Chamber of Yamalo-                     22.01.02                 22.01.03
    Nenesk autonomous region.

9   Zyrianova Victoria Petrovna

    Empowered to represent JSC "Arcticgas" to register
    termination of the lease agreement, dated 7                      25.12.01                 31.04.02
    December 2001 in the "Moskomregistratsia".

10  Pribitkovskiy Michael Matveevich

    Empowered to represent JSC "Arcticgas" in all
    public, government and private organizations, as                 14.01.02                 14.01.05
    head of Arcticgas Moscow representative office.

11  Baranov Vitaliy Alexandrovich

    Has the right to represent JSC "Arcticgas" in the
    New-Urengoy Court of the Peace.                                  22.11.01                 19.05.02

                                   SHEDULE 16

                          (INSTRUCTION TO DEPOSITARY)

                                  SCHEDULE 17

              (POWER OF ATTORNEY TO OPERATE SELLER'S DEPO ACCOUNT)

                         [INSERT RUSSIAN TRANSLATION.]

                                  SCHEDULE 18

               (NOTIFICATION OF COMPLETION OF TRANSFER OF SHARES)

                                    ANNEX I

                           (IMMOVABLE PROPERTY LIST)

I.          WELLS IN PROCESS OF TITLE TRANSFER TO COMPANY:

      1.    Well No. 207 in the Samburg Field;
      2.    Well No. 214 in the Samburg Field;
      3.    Well No. 253 in the Samburg Field;
      4.    Well No. 216 in the Samburg Field;
      5.    Well No. 170 in the Samburg Field;
      6.    Well No. 168 in the Samburg Field.

The transfer to Company of title to these wells has not been registered yet. The above wells with the exception of Well No. 207 were only bought out and transferred under certificates of acceptance to Company by the State Property Management Committee of the Russian Federation on December 14, 2001. The certificate of acceptance for Well No. 207 has not yet been provided to Company by the State Property Management Committee of the Russian Federation. Company is currently in the process of gathering necessary documentation for the registration of the transfer of title to Arctic Gas to the following wells: Nos. 214, 253, 216, 170 and 168.

II.         WELLS IN PROCESS OF BEING ACQUIRED:

      1.    Well No. 215 in the Samburg Field.

Well No. 215 was acquired by Company under a sale and purchase agreement providing for deferred payment. The title to Well No. 215 will pass to Company upon fulfillment by Company of its payment obligations and the registration of the title transfer.

      2.    Well No. 154 in the Samburg Field

Well No. 154 was acquired by Company under a sale and purchase agreement providing for deferred payment. The title to Well No. 154 will pass to Company upon fulfillment by Company of its payment obligations and the registration of title transfer.

III.        WELLS LISTED IN ACCOUNTS BUT NOT IN POSSESSION, OWNERSHIP OR USE:

      1.    Well No. 257 in the Samburg Field;
      2.    Well No. 206 in the Samburg Field.

The contract for Well No. 257 has never been executed by both parties but Well No. 257 is listed as leased in the Accounts.

The sale and purchase agreement for Well No. 206 providing for deferred payment was signed on March 20, 2001 but its implementation was suspended on September 26, 2001. Well No. 206 appears as leased on the Company books.

IV.         OTHER FACILITIES:

      1.    Storage tanks on Well No. 207;
      2.    Storage tanks on Well No. 216;
      3.    Storage tanks - 400 on Well No. 214 (2ea);
      4.    Storage tanks - 700 on Well No. 214 ( 2ea);
      5.    Well site No. 207;
      6.    Well site No. 216;
      7.    Well site No. 257;
      8.    Flow lines on Wells No. 214 - 253;
      9.    Warehouse on Well No. 214.
      10.   Road to the Ice Hill;
      11.   Road to quarry P-9;
      12.   Road to Well No. 168;
      13.   Road to Well No. 170;
      14.   Road to Well No. 206;
      15.   Road to Well No. 216;
      16.   Road to Well No. 257;
      17.   Road to Well No. 159;
      18.   Road to Well No. 254;
      19.   Road between Wells No. 214 and 253;
      20.   Road from the Ice Hill to Well No. 207;
      21.   Road to Wells No. 207-214 in the Samburg Field;
      22.   Road over creek No. 2.
      23.   Rail road crossing the Nartovo station in the Evo-Yakha License
            Area;
      24.   Bridge across Pyrinstoyjkha river.
      25.   Communication mast on Well No. 214 in the Samburg Field;
      26.   Advertisement billboard in the Samburg License Area;
      27.   Stella "Arcticgas";
      28.   Stella "Polar Krug";
      29.   Television antenna on Well No. 214 in the Samburg Field;
      30.   Television antenna (superv.).

The above properties are listed in the Accounts. No title registration of the above property has been made. Requirements to register Company's title to the above property are unclear and still need to be clarified by Company with local registration authorities.

                                    ANNEX II

                                   (ACCOUNTS)

                                   ANNEX III

                                   LITIGATION

CASE NO.             CLAIMANT     DEFENDANT                  SUBJECT                      STATUS
----------------------------------------------------------------------------------------------------------------------------------
                                                             Claim for damages in the     Judgment of December 19, 2001 satisfied
A81-2128/2406A-01    OOO "Max"    OAO "Arcticgas Company"    amount of 4,064,425.03       the claim in the amount of 2,957.00
                                                             Rubles                       Rubles. State duty in the amount of
                                                                                          147.85 Rubles exacted. The judgment
                                                                                          entered into force and may not be
                                                                                          appealed.
----------------------------------------------------------------------------------------------------------------------------------
                                                             Claim for damages in the     Judgment of December 19, 2001 denied the
A81-2129/2407A-01    OOO "Max"    OAO "Arcticgas Company"    amount of 5,325,830.13       claim. The judgment entered into force
                                                             Rubles                       and may not be appealed.
----------------------------------------------------------------------------------------------------------------------------------
                                                             Claim for damages in the     Judgment of December 19, 2001 satisfied
A81-2130/2408A-01    OOO "Max"    OAO "Arcticgas Company"    amount of 1,027,320.10       the claim in the amount of 252,949.38
                                                             Rubles                       Rubles. State duty in the amount of
                                                                                          6,658.99 Rubles exacted. The judgment
                                                                                          entered into force and may not be
                                                                                          appealed.
----------------------------------------------------------------------------------------------------------------------------------
                                                             Claim for damages in the     Judgment of December 19, 2001 satisfied
A81-2131/2409A-01    OOO "Max"    OAO "Arcticgas Company"    amount of 1,409,981.52       the claim in the amount of 63,388.83
                                                             Rubles                       Rubles. State duty in the amount of
                                                                                          2,501.66 Rubles exacted. The judgment
                                                                                          entered into force and may not be
                                                                                          appealed.
----------------------------------------------------------------------------------------------------------------------------------

                                                                [EXECUTION COPY]

                                    ANNEX IV

                    (ACCOUNTS PAYABLE OF FEBRUARY 20, 2002)

                                                                [EXECUTION COPY]

                                    ANNEX V

                     (ACCOUNT 60 - TRADE ACCOUNTS PAYABLE)

                                                                [EXECUTION COPY]

                                    ANNEX VI

                 (ACCOUNT 76 - MISCELLANEOUS ACCOUNTS PAYABLE)

                                                                [EXECUTION COPY]

                                   ANNEX VII

                            (ACCOUNT 62 - ADVANCES)